Exhibit 2

WINCHESTER SAVINGS BANK

PLAN OF REORGANIZATION

FROM A MUTUAL SAVINGS BANK

TO A MUTUAL HOLDING COMPANY AND

PLAN OF STOCK ISSUANCE

DATED DECEMBER 4, 2024, AS AMENDED JANUARY 13, 2025

WINCHESTER SAVINGS BANK

PLAN OF REORGANIZATION

FROM A MUTUAL SAVINGS BANK

TO A MUTUAL HOLDING COMPANY AND

PLAN OF STOCK ISSUANCE

ARTICLE I.

INTRODUCTION - BUSINESS PURPOSE

The Board of Trustees of Winchester Savings Bank (the “Bank”) has adopted this Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company and Plan of Stock Issuance (the “Plan”) pursuant to which the Bank proposes to reorganize from a Massachusetts-chartered mutual savings bank into the mutual holding company structure pursuant to the laws of the Commonwealth of Massachusetts, the regulations of the Commissioner, the regulations of the FDIC, the regulations of the FRB and other applicable federal laws and regulations. Following the Reorganization, the Bank will be in a three-tier mutual holding company structure comprised of the following three entities: (i) a Massachusetts-chartered stock savings bank that will succeed to all of the rights and obligations of the Bank as set forth in this Plan (the “Stock Bank”); (ii) a Maryland or other state-incorporated mid-tier stock holding company (the “Mid-Tier Holding Company”); and (iii) a Massachusetts-chartered mutual holding company (the “MHC”). The Mid-Tier Holding Company will be a majority-owned subsidiary of the MHC at all times so long as the MHC remains in existence, and the Stock Bank will become a wholly-owned subsidiary of the Mid-Tier Holding Company. Capitalized terms used but not defined in this Article I shall have the respective meanings set forth in Article II hereof.

The Plan further provides for the minority stock issuance by the Mid-Tier Holding Company, whereby the Mid-Tier Holding Company will offer for sale up to 49.0% of its Common Stock upon the terms and conditions set forth herein to Eligible Account Holders, Supplemental Eligible Account Holders, the Employee Plans established by the Bank or the Mid-Tier Holding Company, and Employees, Officers, trustees and Corporators of the Bank, according to the respective priorities set forth in this Plan. Any shares not subscribed for by the foregoing classes of Persons may be offered for sale to certain members of the public directly by the Mid-Tier Holding Company through a Direct Community Offering, a Syndicated Community Offering and/or through a Firm Commitment Underwritten Offering. Upon completion of the Reorganization, the MHC will continue to own at least a majority of the outstanding common stock of the Mid-Tier Holding Company. Upon completion of the Reorganization, Eligible Account Holders and Supplemental Eligible Account Holders will be granted interests in the liquidation account to be established by the Mid-Tier Holding Company pursuant to Section 10.7 hereof.

In furtherance of the Bank’s commitment to its communities, this Plan provides for the contribution of Common Stock and/or cash, subject to regulatory limitations, to the Foundation as part of the Reorganization. The funding to the Foundation will complement the Bank’s community reinvestment activities in a manner that will allow the Bank’s local communities to share in the growth and profitability of the Mid-Tier Holding Company and the Bank over the long term.

The Plan is subject to the approval of various regulatory agencies. The Plan must also be approved by a majority of the total votes of the Corporators and a majority of the Independent Corporators (who shall constitute not less than 60% of all Corporators) eligible to be cast at the annual meeting or at a special meeting called for such purpose. By approving this Plan, the Corporators will also be approving all steps necessary or incidental to effect the Reorganization and the Stock Issuance, and shall have approved and adopted the respective Articles of Organization and Bylaws of the Stock Bank, and the Articles of Incorporation and Bylaws of the Mid-Tier Holding Company and Charter and Bylaws of the MHC. In addition, the contribution to the Foundation must be approved by a majority of the total votes of the Corporators and a majority of the Independent Corporators (who shall constitute not less than 60% of all Corporators) eligible to be cast at the annual meeting or at a special meeting called for such purpose.

The primary purposes of the Reorganization and Stock Issuance are to: (1) enhance our capital base to support our continued growth and profitability; (2) offer our depositors, Employees, Officers, trustees and Corporators an equity ownership interest in the Bank; (3) support our local communities through the establishment and funding of a charitable foundation; and (4) increase our flexibility to structure and finance the expansion of our operations, including potential acquisitions of other financial institutions or branches thereof, or establishing de novo branches. In addition, the Board of Trustees and senior management believe that the Stock Issuance will be beneficial to the population within the Bank’s market areas. The Offering will provide local customers and other residents with an opportunity to become indirect equity owners of the Bank, and thereby participate in possible stock price appreciation, which is consistent with the objective of being locally-owned financial institutions serving local financial needs. The Board of Trustees and senior management believe that, through local stock ownership, current customers and non-customers who purchase Common Stock will seek to enhance the financial success of the Bank by providing their banking business and increasing referrals to the Bank.

The mutual holding company structure also will allow the MHC or the Mid-Tier Holding Company to borrow funds, on a secured and unsecured basis and/or to issue debt or capital stock to the public or in a private placement. The proceeds of any such borrowings, debt issuance or capital stock issuance may be contributed to the Stock Bank as core capital for regulatory capital purposes. The Bank has not made a determination to borrow funds or issue debt or preferred stock at the present time.

ARTICLE II.

DEFINITIONS

As used in this Plan, the terms set forth below have the following meanings:

2.1. ACTING IN CONCERT. The term “ACTING IN CONCERT” means Persons seeking to combine or pool their voting or other interests in the securities of an issuer for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. When Persons act together for such purpose, their group is deemed to have acquired their stock. The determination of whether a group is Acting in Concert shall be made solely by the Board of Trustees of the Bank or the Board of Directors of the Mid-Tier Holding Company (the Board of Trustees or Board of Directors, being referred to herein as the “Board or Board(s)”), or the Officers as delegated by either such board and may be based on any evidence upon which such Board(s) or such delegate(s) chooses to rely, including, without limitation, joint account relationships or that such Persons have filed joint Schedules 13D with the SEC with respect to other companies; provided, however, that the determination of whether a group is Acting in Concert remains subject to review by the Division. Persons having the same address, whether or not related, will be deemed to be Acting in Concert unless otherwise determined by the Board(s) or such delegate(s). Trustees of the MHC, directors of the Mid-Tier Holding Company or directors of the Bank shall not be deemed to be Acting in Concert solely as a result of their membership on any such board or boards.

2.2. AFFILIATE. An “AFFILIATE” of, or a Person “AFFILIATED” with, a specified Person, is a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified.

2.3. APPLICATION. The application, including a copy of this Plan, submitted by the Bank and/or Mid-Tier Holding Company to the Commissioner for approval of the Reorganization and Stock Issuance.

2.4. ASSOCIATE. The term “ASSOCIATE,” when used to indicate a relationship with any Person, means: (i) any corporation or organization (other than the Bank, Stock Bank, the Mid-Tier Holding Company, the MHC or a majority-owned subsidiary of any thereof) of which such Person is an Officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; (iii) any relative or spouse of such Person or any relative of such spouse, who has the same home as such Person or who is a trustee, director or Officer of the Bank, Stock Bank, the Mid-Tier Holding Company or the MHC and (iv) any Person Acting in Concert with any of the Persons or entities specified in clauses (i) through (iii), above; provided, however, that (A) any Tax-Qualified Employee Plan shall not be deemed to be an Associate of any trustee or Officer of the Bank for the purposes of Section 9.4 hereof, and (B) any Tax-Qualified or Nontax-Qualified Employee Plan shall not be deemed to be an Associate of any trustee, director or Officer of the MHC, Stock Bank, the Mid-Tier Holding Company or the Bank for any other purpose to the extent provided in this Plan. When used to refer to a Person other than a director or trustee or Officer of the Bank, Stock Bank, the Mid-Tier

Holding Company or the MHC, the Mid-Tier Holding Company may determine in its sole discretion the Persons that are Associates of other Persons; provided, however, that the determination of whether Persons are Associates remains subject to review by the Division. Trustees of the MHC and the Bank and directors of the Stock Bank and Mid-Tier Holding Company shall not be deemed to be Associates solely as a result of their membership on such board or boards.

2.5. BANK. Winchester Savings Bank, a Massachusetts-chartered savings bank, in pre-Reorganization mutual form or post-Reorganization stock form, as indicated by the context.

2.6. BANK REGULATORS. The Commissioner, the FDIC, the FRB and other bank regulatory agencies, if any, responsible for reviewing and approving this Plan and the Stock Issuance.

2.7. BENEFICIARY. A Person who controls or directs the investment authority with respect to an Eligible Deposit Account or subaccount maintained by a tax-qualified plan as trustee for or for the benefit of the Person.

2.8. BROKER-DEALER. The term “Broker-Dealer” means any Person who engages directly or indirectly as agent, broker, or principal in the business of offering, buying, selling or otherwise dealing or trading in securities issued by another Person.

2.9. COMMISSIONER. The Commissioner of Banks of the Commonwealth of Massachusetts.

2.10. COMMON STOCK. The common stock, par value $0.01 per share, authorized to be issued from time to time by the Mid-Tier Holding Company.

2.11. COMMUNITY OFFERING. A Direct Community Offering and/or a Syndicated Community Offering.

2.12. CONTROL (INCLUDING THE TERMS “CONTROLLING,” “CONTROLLED BY” AND “UNDER COMMON CONTROL WITH”). The possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

2.13. CORPORATOR. A Corporator of the Bank or, post-reorganization, a Corporator of the MHC, as indicated by the context.

2.14. CORPORATOR MEETING. The Annual or Special Meeting of Corporators called for the purpose of voting on this Plan.

2.15. DEPOSIT ACCOUNT. Any withdrawable deposit account offered by the Bank including, without limitation, savings accounts, NOW account deposits, certificates of deposit, demand deposits, Keogh Plans, SEPs and IRA accounts for which the Bank acts as custodian or trustee, and such other types of deposit accounts as may then have been authorized by Massachusetts or federal law and regulations, but not including repurchase agreements, savings bank life insurance policies or certain escrow accounts.

2.16. DIRECT COMMUNITY OFFERING. The offering of Common Stock for sale directly by the Mid-Tier Holding Company as provided in Section 8.6 of this Plan, (i) with preference given to natural persons residing in the Local Community, including trusts of natural persons, and then (ii) to the public at large. The Direct Community Offering may be conducted simultaneously with the Subscription Offering.

2.17. DIVISION. The Division of Banks of the Commonwealth of Massachusetts.

2.18. EFFECTIVE DATE. The date upon which all necessary approvals have been obtained to consummate the Reorganization, and the transfer of assets and liabilities of the Bank to the Stock Bank is completed.

2.19. ELIGIBLE ACCOUNT HOLDER. Any Person holding a Qualifying Deposit on the Eligibility Record Date.

2.20. ELIGIBILITY RECORD DATE. November 30, 2023, the date for determining who qualifies as an Eligible Account Holder.

2.21. EMPLOYEE. All natural persons who are employed by the Bank, Stock Bank, the Mid-Tier Holding Company or the MHC. The term “Employee” does not include a trustee, director or Officer.

2.22. EMPLOYEE PLAN. Any Tax-Qualified Employee Plan or Nontax-Qualified Employee Plan.

2.23. ESOP. The employee stock ownership plan to be established by the Bank.

2.24. ESTIMATED VALUATION RANGE. The dollar range of the proposed Offering, as determined by the Independent Appraiser before the Offering and as it may be amended from time to time thereafter. The Estimated Valuation Range may vary within 15% above or 15% below the midpoint of such range, with a possible adjustment by up to 15% above the Range Maximum.

2.25. EXCHANGE ACT. The Securities Exchange Act of 1934, as amended.

2.26. FDIC. The Federal Deposit Insurance Corporation.

2.27. FDIC NOTICE. The Notice of Mutual Holding Company Reorganization, submitted by the Bank to the FDIC, to notify the FDIC of the Reorganization and the Stock Issuance.

2.28. FIRM COMMITMENT UNDERWRITTEN OFFERING. The offering of Common Stock, at the sole discretion of the Mid-Tier Holding Company, not subscribed for in the Subscription Offering and any Direct Community Offering, to members of the general public through one or more underwriters. A Firm Commitment Underwritten Offering would commence following the Subscription Offering and the Direct Community Offering, if any.

2.29. FOUNDATION. Any new or existing charitable foundation qualified as an exempt organization under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, and that will receive Common Stock and/or cash in connection with the Stock Issuance.

2.30. FRB. The Board of Governors of the Federal Reserve System.

2.31. FRB APPLICATION. The application, including a copy of this Plan, submitted by the Mid-Tier Holding Company and MHC to the FRB for approval of the Reorganization and the Stock Issuance.

2.32. GROUP MAXIMUM PURCHASE LIMIT. The limitation on the purchase of shares of Common Stock established by Section 9.3, as such limit may be increased pursuant to said Section 9.3.

2.33. INDEPENDENT APPRAISER. The appraiser retained by the Mid-Tier Holding Company to prepare an appraisal of the pro forma market value of the Common Stock.

2.34. INDEPENDENT CORPORATOR. A Corporator who is not an Employee, Officer or trustee of the MHC or an Employee, Officer, trustee or “significant borrower” of the Bank, as determined by the Commissioner.

2.35. INDEPENDENT VALUATION. The estimated pro forma market value of the Common Stock as determined by the Independent Appraiser.

2.36. INDIVIDUAL MAXIMUM PURCHASE LIMIT. The limitation on the purchase of shares of Common Stock established by Section 9.2, as such limit may be increased pursuant to said Section 9.2.

2.37. INFORMATION STATEMENT. The information statement required to be sent to the Corporators in connection with the Corporator Meeting.

2.38. INSIDER. An Officer, trustee, director or Corporator of the Bank, the Mid-Tier Holding Company or the MHC.

2.39. LIQUIDATION ACCOUNT. The liquidation account established pursuant to Section 10.7 of this Plan.

2.40. LOCAL COMMUNITY. The Massachusetts cities and towns of Arlington, Beverly, Danvers, Lexington, Lynn, Malden, Medford, Melrose, Peabody, Reading, Salem, Saugus, Stoneham, Wakefield, Winchester, and Woburn.

2.41. MARKETING AGENT. The Broker-Dealer responsible for organizing and managing the Offering and assisting with the sale of the Common Stock.

2.42. MARKET MAKER. A Broker-Dealer who, with respect to a particular security, (A) (x) regularly publishes bona fide competitive bids and offers quotations in a recognized inter-dealer quotation system or (y) furnishes bona fide competitive bids and offers quotations on request, and (B) is ready, willing and able to effect transactions in reasonable quantities at the Broker-Dealer’s quoted prices with other brokers or dealers.

2.43. MHC. The Massachusetts-chartered mutual holding company for the Mid-Tier Holding Company that will be formed in the Reorganization.

2.44. MID-TIER HOLDING COMPANY. The Maryland corporation that will serve as the direct holding company for the Bank and that will be formed in the Reorganization.

2.45. NONTAX-QUALIFIED EMPLOYEE PLAN. Any defined benefit plan or defined contribution plan of the Bank, the Mid-Tier Holding Company, the MHC or any of their respective Affiliates that is not qualified under Section 401 of the Internal Revenue Code of 1986, as amended.

2.46. OFFERING. The Subscription Offering, the Direct Community Offering and the Syndicated Community Offering and/or the Firm Commitment Underwritten Offering.

2.47. OFFICER. The Chairman of the Board, the Chief Executive Officer, the President, any officer of the level of vice president or above, the Clerk and the Treasurer of the Bank, Stock Bank, the Mid-Tier Holding Company or MHC, as the case may be.

2.48. PERSON. An individual, a corporation, a partnership, an association, a joint-stock company, a trust, any unincorporated organization or similar association, a government or political subdivision or a group Acting in Concert.

2.49. PLAN. This Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company and Plan of Stock Issuance, as it exists on the date hereof and as it may hereafter be amended in accordance with its terms.

2.50. PLAN PARTICIPANT. Any individual participant in a Tax-Qualified Employee Plan.

2.51. QUALIFYING DEPOSIT. The aggregate balances of all Deposit Accounts of an Eligible Account Holder as of the close of business on the Eligibility Record Date or of a Supplemental Eligible Account Holder as of the close of business on the Supplemental Eligibility Record Date, as the case may be, provided that, in either case, such aggregate balance is not less than $50.

2.52. RANGE MAXIMUM. The valuation which is 15% above the midpoint of the Estimated Valuation Range.

2.53. RANGE MINIMUM. The valuation which is 15% below the midpoint of the Estimated Valuation Range.

2.54. REORGANIZATION. The reorganization of the Bank into the mutual holding company structure including the organization of the MHC, the Mid-Tier Holding Company and the Stock Bank pursuant to this Plan.

2.55. REGULATIONS. The regulations of the Division, the FDIC, SEC and the FRB regarding mutual holding company reorganizations and issuances of stock by subsidiaries of mutual holding companies.

2.56. SEC. The Securities and Exchange Commission.

2.57. STOCKHOLDER. Any holder of stock of the Mid-Tier Holding Company following the Stock Issuance.

2.58. STOCK BANK: The newly organized Massachusetts-chartered interim stock savings bank to be established by the Bank as a subsidiary of the Mid-Tier Holding Company and that will result from the Reorganization.

2.59. STOCK ISSUANCE. The sale of shares of Common Stock in the Offering, the issuance of shares of Common Stock to the MHC and the issuance of shares of Common Stock to the Foundation.

2.60. SUBSCRIPTION OFFERING. The offering of Common Stock to Persons holding non-transferrable subscription rights pursuant to this Plan.

2.61. SUBSCRIPTION PRICE. The price per share, as provided in Section 6.2 of this Plan, at which the Common Stock will be sold in the Offering.

2.62. SUBSIDIARY. A company that is controlled by another company, either directly or indirectly through one or more intermediaries.

2.63. SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER. Any Person (other than Insiders and their respective Associates) holding a Qualifying Deposit on the Supplemental Eligibility Record Date.

2.64. SUPPLEMENTAL ELIGIBILITY RECORD DATE. If the Eligibility Record Date is more than 15 months prior to the date of the latest amendment to the Application filed prior to approval of the Application by the Commissioner, a Supplemental Eligibility Record Date shall be established for determining who qualifies as a Supplemental Eligible Account Holder. If required, the Supplemental Eligibility Record Date shall be November 30, 2024.

2.65. SYNDICATED COMMUNITY OFFERING. At the discretion of the Mid-Tier Holding Company, the offering of Common Stock through a syndicate of broker-dealers following or contemporaneously with the Direct Community Offering.

2.66. TAX-QUALIFIED EMPLOYEE PLAN. Any defined benefit plan or defined contribution plan (including the ESOP, any stock bonus plan, profit-sharing plan, 401(k) plan or other plan) of the Bank, Stock Bank the Mid-Tier Holding Company, the MHC or any of their respective Affiliates, which, with its related trusts, meets the requirements to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended.

ARTICLE III.

THE REORGANIZATION

3.1. ORGANIZATION OF THE MHC, THE MID-TIER HOLDING COMPANY AND THE STOCK BANK. As part of the Reorganization, the Bank will establish the Mid-Tier Holding Company as a Maryland, or other state, corporation and the MHC as a Massachusetts mutual holding company. The Reorganization will be effected as follows, or in any other manner approved by the Commissioner that is consistent with the purposes of this Plan and applicable laws and regulations:

(i)	The Bank will cause to be organized a de novo Massachusetts-chartered interim mutual savings bank, and capitalize it with up to One Million Dollars ($1,000,000);

(ii)

The de novo Massachusetts-chartered interim mutual savings bank will reorganize into the MHC and will organize the Stock Bank as an interim stock savings bank subsidiary, and all of the assets and liabilities of the Massachusetts-chartered interim mutual savings bank, except for up to One Million Dollars ($1,000,000), will be transferred to the Stock Bank;

(iii)	The Bank will merge with and into the Stock Bank with the Stock Bank as the resulting entity;

(iv)	The MHC will organize the Mid-Tier Holding Company as a separate wholly-owned subsidiary of the MHC;

(v)

The MHC will contribute all of the shares of common stock of the Stock Bank to the Mid-Tier Holding Company, which will result in the Holding Company owning 100% of the Common Stock of the Stock Bank. On the Effective Date, the Stock Bank will be the wholly-owned subsidiary of the Mid-Tier Holding Company, and the Mid-Tier Holding Company will be a majority owned subsidiary of the MHC; and

(vi)	The Mid-Tier Holding Company will offer to sell up to 49.0% of its Common Stock in the Offering.

The Bank will apply to the Commissioner to have the MHC receive or retain (as the case may be) up to $500,000 in connection with the Reorganization.

Upon consummation of the Reorganization, the legal existence of the Bank will not terminate, but the Stock Bank will be a continuation of the Bank, and all property of the Bank, including its right, title, and interest in and to all property of whatsoever kind and nature, interest and asset of every conceivable value or benefit then- existing or pertaining to the Bank, or which would inure to the Bank immediately by operation of law and without the necessity of any conveyance or transfer and without any further act or deed, will vest in the Stock Bank. The Stock Bank will have, hold, and enjoy the same in its right and fully and to the same extent as the same was possessed, held, and enjoyed by the Bank. The Stock Bank will continue to have, succeed to, and be responsible for all the rights, liabilities and obligations of the Bank and will maintain its headquarters and operations at the Bank’s present locations.

The Mid-Tier Holding Company expects to retain up to 50% of the net proceeds of the Offering. The Bank may distribute additional capital to the Mid-Tier Holding Company following the Reorganization, subject to applicable FDIC regulations and/or Massachusetts law and regulations governing capital distributions.

3.2. OPERATION AND OWNERSHIP OF THE STOCK BANK. The Stock Bank will be authorized to exercise any and all powers, rights and privileges of, and shall be subject to all limitations applicable to, stock savings banks under Massachusetts law. Copies of the Articles of Organization and Bylaws of the Stock Bank are attached hereto as Exhibits A and B, respectively, and are made a part of this Plan. The initial Board of Directors of the Stock Bank will be the existing Board of Trustees of the Bank. Thereafter, the holders of shares of the Stock Bank’s voting stock (which initially will be the Mid-Tier Holding Company) will elect approximately one-third of the Stock Bank’s Board of Directors annually. Upon consummation of the Reorganization, the current management of the Bank will continue as the management of the Stock Bank. The Stock Bank will be owned by its stockholders, which initially will be the Mid-Tier Holding Company.

The Reorganization will not result in any reduction of the amount of retained earnings (other than the assets of the Bank retained by, or distributed to, the MHC), undivided profits, and general loss reserves that the Bank had prior to the Reorganization. Such retained earnings and general loss reserves will be accounted for by the Mid-Tier Holding Company and the Stock Bank on a consolidated basis in accordance with generally accepted accounting principles.

All insured Deposit Accounts of the Stock Bank will continue to be federally insured up to the legal maximum by the FDIC in the same manner as Deposit Accounts existing in the Bank immediately prior to the Reorganization, and depositors will receive, without payment, an identical account in the Stock Bank. Further, the Depositors Insurance Fund will continue to insure the portion of each Deposit Account in the Stock Bank that is not insured by the FDIC. All loans and other borrowings from the Bank shall retain the same status with the Stock Bank after the Reorganization as they had with the Bank immediately prior to the Reorganization. Depositors who have liquidation rights in the Bank immediately prior to the Reorganization will continue to have such liquidation rights in the MHC after the Reorganization for so long as they maintain Deposit Accounts in the Stock Bank.

3.3. OPERATION OF THE MID-TIER HOLDING COMPANY. The Mid-Tier Holding Company will be incorporated as a Maryland corporation and will be authorized to exercise any and all powers, rights and privileges, and will be subject to all limitations applicable to bank holding companies under applicable Federal and state laws and regulations. The initial members of the Board of Directors of the Mid-Tier Holding Company will be the members of the existing Board of Trustees of the Bank. Thereafter, the voting stockholders of the Mid-Tier Holding Company will elect annually approximately one-third of the Mid-Tier Holding Company’s directors. Copies of the Articles of Incorporation and Bylaws of the Mid-Tier Holding Company are attached as Exhibits C and D, respectively, and are made part of this Plan.

The Mid-Tier Holding Company will have the power to issue shares of capital stock to persons other than the MHC of up to 49.0% in the aggregate of the total outstanding Common Stock of the Mid-Tier Holding Company, and the Mid-Tier Holding Company intends to offer for sale up to 49.0% of its Common Stock in the Offering.

3.4. OPERATION OF THE MHC. As a mutual holding company, the MHC will have no stockholders. The rights and powers of the MHC will be defined by the MHC’s charter and bylaws and by the provisions applicable to bank holding companies and mutual holding companies under Federal and Massachusetts law and regulation. The MHC will have a Board of Corporators, which will consist of all members of the Bank’s Board of Corporators as of the Effective Date. The MHC will have a Board of Trustees, which is expected to initially consist of all of the members of the Board of Trustees of the Bank. It is expected initially that management of the MHC will consist of the senior management persons of the Bank.

The rights and powers of the MHC will be defined by the MHC’s Charter and Bylaws (copies of which are attached to this Plan as Exhibits E and F, respectively, and made a part of this Plan) and by applicable provisions of Massachusetts and Federal law and regulation.

3.5 LIQUIDATION RIGHTS. Following the Reorganization, each depositor who had liquidation rights with respect to the Bank as of the date of the Reorganization will continue to have such rights solely with respect to the MHC for as long as such depositor remains a depositor of the Stock Bank. In addition, all persons who become depositors of the Stock Bank subsequent to the Reorganization also will have liquidation rights with respect to the MHC. In each case, no person who ceases to be the holder of a Deposit Account with the Stock Bank shall have any liquidation rights with respect to the MHC. The MHC shall liquidate under M.G.L. c.167H, Section 2 upon the sale or acquisition of the Mid-Tier Holding Company or the Stock Bank to a bank holding company or savings and loan holding company that is not a mutual holding company, or upon the sale of the Stock Bank to a banking or thrift institution that is not a subsidiary of a mutual holding company.

ARTICLE IV.

GENERAL PROCEDURE FOR REORGANIZATION

4.1. PRECONDITIONS TO REORGANIZATION. The Reorganization is expressly conditioned upon prior occurrence of the following:

4.1.1 Approval of this Plan by the affirmative vote of a majority of the total votes of the Corporators and a majority of the Independent Corporators (who shall constitute not less than 60% of all Corporators) eligible to be cast at the Corporator Meeting in accordance with the Regulations.

4.1.2 Approval by the Commissioner of the Application.

4.1.3 Approval by the FRB of the FRB Application.

4.1.4 Approval or non-objection by the FDIC of the FDIC Notice and approval of insurance of accounts of the Stock Bank.

4.1.5 Approval by such other state and federal regulatory authorities as may be required to effect consummation of the Reorganization.

4.1.6 The receipt of private letter rulings from the Internal Revenue Service and the Massachusetts Department of Revenue or opinions of its counsel as to the federal income tax consequences of the Reorganization and of its tax accountants as to the Massachusetts income tax consequences of the Reorganization, in either case substantially to the effect that the Reorganization will not result in a taxable reorganization of the MHC, the Mid-Tier Holding Company or the Bank under the Internal Revenue Code of 1986, as amended.

4.2. SUBMISSION OF PLAN TO COMMISSIONER, FDIC AND FRB. The Plan will be submitted to the Commissioner as part of the Application, to the FDIC as part of the FDIC Notice and to the FRB as part of the FRB Application, together with a copy of the proposed Information Statement and all other material required by the Regulations, for approval or non-objection by the Commissioner, the FDIC and the FRB. Upon a determination by the Commissioner that the Application is complete, the Bank will publish and post public announcements and notices of the Application as required by the Commissioner and the Regulations. The Stock Issuance will be conducted in compliance with the forms required by the Commissioner, the FDIC and the FRB.

4.3. MEETING OF CORPORATORS TO APPROVE THE PLAN. Following approval of this Plan by the Commissioner, the Corporator Meeting shall be scheduled in accordance with the Bylaws of the Bank, and this Plan and any additional information required pursuant to the Regulations, will be submitted to the Corporators for their consideration and approval at the Corporator Meeting. The Bank will mail to its Corporators a copy of the Information Statement not less than seven (7) days before the Corporator Meeting.

4.4. THE MID-TIER HOLDING COMPANY. The Board of Directors of the Mid-Tier Holding Company will take all necessary steps to complete the Stock Issuance, including the timely filing of all necessary applications to appropriate regulatory authorities and the filing of a registration statement to register the sale of the Common Stock with the SEC.

4.5. OFFER AND SALE OF COMMON STOCK.

4.5.1 If the Corporators approve this Plan, and upon receipt of all required regulatory approvals, the Common Stock will be offered for sale in a Subscription Offering simultaneously to Eligible Account Holders, Supplemental Eligible Account Holders, any Tax-Qualified Employee Plan, and Employees, officers, trustees and Corporators in the manner set forth in Article VIII hereof. The Subscription Offering period will run for no less than twenty (20) but no more than forty-five (45) days from the date of distribution of the Subscription Offering materials, unless extended by the Mid-Tier Holding Company with the approval of the Commissioner, the FDIC and the FRB, if required. If feasible, any Common Stock remaining after the Subscription Offering may then be sold to the general public through a Direct Community Offering as provided in Article VIII hereof, which may be held either subsequent to or concurrently with the Subscription Offering.

4.5.2 If feasible, shares of Common Stock remaining unsold after completion of the Subscription Offering and any Direct Community Offering may, in the sole discretion of the Mid-Tier Holding Company, be sold in a Syndicated Community Offering (which may commence following or contemporaneously with the Direct Community Offering) or a Firm Commitment Underwritten Offering, or in any manner receiving the required approval of the Bank Regulators and other applicable regulatory agencies that will achieve a widespread distribution of the Common Stock. The issuance of Common Stock in the Subscription Offering and any Direct Community Offering will be consummated simultaneously on the date the sale of Common Stock is consummated in any Syndicated Community Offering or Firm Commitment Underwritten Offering, and only if the required minimum number of shares of Common Stock has been issued. The sale of all shares of Common Stock to be sold pursuant to this Plan must be completed within forty-five (45) days after the last day of the Subscription Offering period, subject to the extension of such forty-five (45) day period by the Mid-Tier Holding Company with the approval of the Commissioner, the FDIC and the FRB, if required. The Mid-Tier Holding Company may seek one or more extensions of such forty-five (45) day period if necessary to complete the sale of shares of Common Stock. If sufficient shares of Common Stock are sold in the Subscription Offering and any Direct Community Offering, there will be no Syndicated Community Offering or Firm Commitment Underwritten Offering and the Stock Issuance will be consummated upon completion of the Subscription Offering or the Direct Community Offering, as the case may be.

ARTICLE V.

ESTABLISHMENT AND FUNDING OF CHARITABLE FOUNDATION

5.1. ESTABLISHMENT OF AND CONTRIBUTION TO THE FOUNDATION. As part of the Reorganization, the Mid-Tier Holding Company and the Bank intend to establish the Foundation, which will qualify as an exempt organization under Section 501(c)(3) of the Internal Revenue Code, and to donate to the Foundation cash and/or shares of Common Stock, (i) up to 2% of the number of shares of Common Stock to be outstanding upon completion of the Reorganization, and/or (ii) cash, provided that the total contribution to the Foundation does not exceed 8% of the gross proceeds from the sale of Common Stock in the Offering. The Foundation will distribute grants to assist charitable organizations or to fund projects within the Bank’s local communities now and in the future of not less than 5% of the average fair value of the Foundation’s assets each year, less certain expenses. In order to serve the purposes for which it was formed and maintain its Section 501(c)(3) qualification, the Foundation may sell, on an annual basis, a limited portion of the Common Stock contributed to it by the Mid-Tier Holding Company. The completion of the Reorganization and the Offering is not conditioned on approval of the contribution to the Foundation.

5.2. PURPOSES OF THE FOUNDATION. The Foundation will complement the Bank’s community reinvestment activities and share with the Bank’s communities a part of the Bank’s financial success as locally headquartered, community-minded, financial services institutions. The funding of the Foundation furthers this goal as it enables the communities to share in the success of the Offering. The Foundation will be dedicated to the promotion of charitable purposes within the Bank’s communities.

5.3. OPERATIONS OF THE FOUNDATION. The Foundation will operate in accordance with any conditions imposed by the Bank Regulators. The board of directors of the Foundation will include persons who are Officers or directors of the Mid-Tier Holding Company or the Bank. For at least five (5) years after the organization of the Mid-Tier Holding Company, except for temporary periods resulting from death, resignation, removal or disqualification, at least (i) one director of the Foundation will be an independent director who is unaffiliated with the Bank or the Mid-Tier Holding Company, who is from the Bank’s local community and who has experience with local community charitable organizations and grant making, and (ii) at least one director will be a person who is also a member of the Board of Directors of the Stock Bank.

ARTICLE VI.

SHARES TO BE OFFERED

6.1. COMMON STOCK. The Common Stock to be issued in the Reorganization shall be fully paid and nonassessable. The total number of shares of Common Stock authorized under the Mid-Tier Holding Company’s Charter will exceed the number of shares of Common Stock to be issued in the Reorganization. COMMON STOCK WILL NOT BE COVERED BY DEPOSIT INSURANCE.

6.2. INDEPENDENT VALUATION, PURCHASE PRICE AND NUMBER OF SHARES.

6.2.1 INDEPENDENT VALUATION. The Independent Appraiser shall be employed by the Bank to provide it with an Independent Valuation as required by the Regulations, which value shall be included in the prospectus (as described in Section 7.1 of this Plan) filed with the Commissioner, the FDIC, the FRB and the SEC. The trustees of the Bank shall thoroughly review and analyze the methodology and fairness of the Independent Valuation. The Independent Valuation will be made by a written report to the Bank, contain the factors upon which the Independent Valuation was made and conform to procedures adopted by the Commissioner, the FDIC and the FRB. The Independent Valuation provided by the Independent Appraiser to the Bank before the commencement of the Subscription Offering will contain an Estimated Valuation Range of the Common Stock to be sold in the Offering, which range shall be based on the anticipated pro forma market value of the Common Stock. Such Estimated Valuation Range will establish a midpoint and will vary within 15% above (the “Range Maximum”) to 15% below (the “Range Minimum”) such midpoint. The Independent Appraiser shall also present to the Bank at the close of the Subscription Offering an updated valuation of the pro forma market value of the Common Stock.

6.2.2 SUBSCRIPTION PRICE. All shares sold in the Offering will be sold at a uniform price per share (the “Subscription Price”), which is expected to be determined before the commencement of the Offering. In the absence of such a determination, the Subscription Price shall be $10.00 per share. If there is a Syndicated Community Offering or Firm Commitment Underwritten Offering, the price per share at which the Common Stock is sold in such Syndicated Community Offering or Firm Commitment Underwritten Offering shall be equal to the per share purchase price of the shares sold in the Subscription Offering and the Direct Community Offering. The aggregate value for all shares of Common Stock issued in the Offering valued for such purpose at the Subscription Price will be within the Estimated Valuation Range, as determined for such purpose by the Independent Appraiser.

6.2.3 NUMBER OF SHARES. The total number of shares (and a range thereof) of Common Stock to be issued and offered for sale will be determined by the Mid-Tier Holding Company immediately before the commencement of the Subscription Offering based on the Independent Valuation, the Estimated Valuation Range and the Subscription Price. The Independent Valuation, and such number of shares, shall be subject to adjustment thereafter if necessitated by market or financial conditions, with the approval of the Commissioner, the FDIC and the FRB, if necessary. The total number of shares may be increased by up to 15% above the Range Maximum if the Independent Valuation is increased subsequent to the commencement of the Subscription Offering to reflect changes in market and financial conditions.

6.2.4 INCREASE OR DECREASE IN NUMBER OF SHARES. The number of shares of Common Stock to be sold in the Offering may be increased or decreased by the Mid-Tier Holding Company, subject to the following provisions. If the aggregate purchase price of the number of shares of Common Stock ordered is below the minimum of the Estimated Valuation Range, or materially above the Range Maximum, resolicitation of purchasers may be required; provided, however, that a resolicitation will not be required if the number of shares increases by up to 15% above the Range Maximum. Any such resolicitation shall be effected in such manner and within such time as the Mid-Tier Holding Company shall establish, with the approval of the Commissioner, the FDIC and the FRB, if required.

6.2.5 CONFIRMATION OF VALUATION. Notwithstanding the foregoing, no sale of Common Stock may be consummated unless, before such consummation, the Independent Appraiser confirms to the Mid-Tier Holding Company and to the Commissioner, the FDIC and to the FRB, if required, that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred that, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the aggregate value of all shares of Common Stock ordered, at the Subscription Price, is incompatible with its estimate of the aggregate consolidated pro forma market value of the

Common Stock. An increase in the aggregate value of the Common Stock by up to 15% above the Range Maximum would not be deemed to be material. If such confirmation is not received, the Mid-Tier Holding Company may cancel the Offering, resolicit and extend the Offering, establish a new Subscription Price and/or Estimated Valuation Range, hold a new Offering or take such other action as the Commissioner, the FDIC and the FRB may permit.

ARTICLE VII.

SUBSCRIPTION RIGHTS AND ORDERS FOR COMMON STOCK

7.1. DISTRIBUTION OF PROSPECTUS. The Offering shall be conducted in compliance with the Regulations and applicable SEC regulations. As soon as practicable after the prospectus prepared by the Mid-Tier Holding Company has been declared effective and/or approved for use by the Commissioner, the FDIC, the FRB, if required, and the SEC, copies of the prospectus and order forms will be distributed to all Eligible Account Holders, to all Supplemental Eligible Account Holders, to any Tax-Qualified Employee Plan and to Employees, Officers, trustees and Corporators at their last known addresses appearing on the records of the Bank to allow for the subscription of shares of Common Stock in the Subscription Offering and will be made available (if and when a Community Offering is held) for use by Persons in the Community Offering.

7.2. ORDER FORMS. Each order form will be preceded or accompanied by the prospectus describing the Mid-Tier Holding Company, the Bank, the Common Stock and the Offering. Each order form will contain, among other things, the following:

7.2.1 A specified date by which all order forms must be received by the Mid-Tier Holding Company, which date shall be not less than twenty (20) nor more than forty-five (45) days following the date on which the order forms are mailed by the Mid-Tier Holding Company, and which date will constitute the expiration of the Subscription Offering, unless extended;

7.2.2 The Subscription Price per share for the shares of Common Stock to be sold in the Offering;

7.2.3 A description of the minimum and maximum number of shares of Common Stock that may be subscribed for pursuant to the exercise of subscription rights or otherwise purchased in the Offering;

7.2.4 Instructions as to how the recipient of the order form is to indicate thereon the number of shares of Common Stock for which such Person elects to subscribe and the available alternative methods of payment therefor;

7.2.5 An acknowledgment that the recipient of the order form has received a copy of the prospectus before execution of the order form;

7.2.6 A statement indicating the consequences of failing to properly complete and return the order form, including a statement to the effect that all subscription rights are nontransferable, will be void at the end of the Subscription Offering, and can only be exercised by delivering to the Mid-Tier Holding Company within the Subscription Offering period such properly completed and executed order form, together with a check, bank draft or money order in the full amount of the purchase price as specified in the order form for the shares of Common Stock for which the recipient elects to subscribe in the Subscription Offering (or by authorizing on the order form that the Bank withdraw said amount from a Deposit Account at the Bank maintained by such Person, but only if the Bank elects to permit such withdrawals from the type of such Deposit Account); and

7.2.7 A statement to the effect that the executed order form, once received by the Mid-Tier Holding Company, may not be modified or amended by the subscriber without the consent of the Mid-Tier Holding Company.

7.3. UNDELIVERED, DEFECTIVE OR LATE ORDER FORM; INSUFFICIENT PAYMENT. If order forms (a) are not delivered for any reason or are returned undelivered to the Mid-Tier Holding Company by the United States Postal Service, (b) are not received by the Mid-Tier Holding Company or are received by the Mid-Tier Holding Company after the expiration date specified thereon, (c) are defectively filled out or executed, (d) are not accompanied by the full required payment for the shares of Common Stock subscribed for (including cases in which Deposit Accounts from which withdrawals are authorized are insufficient to cover the amount of the required payment), or (e) are not mailed pursuant to a “no mail” order placed in effect by the account holder, the subscription rights of the Person to whom such rights have been granted will lapse as though such Person failed to return the contemplated order form within the time period specified thereon; provided, however, that the Mid-Tier Holding Company may, but will not be required to, waive any immaterial irregularity on any order form or permit the submission of corrected order forms or the remittance of full payment for subscribed shares by such date as the Mid-Tier Holding Company may specify. All interpretations by the Bank and/or the Mid-Tier Holding Company, as applicable, of terms and conditions of this Plan and of the order forms will be final. The Mid-Tier Holding Company reserves the right in its sole discretion to accept or reject orders received on photocopied or faxed order forms.

7.4. PAYMENT FOR COMMON STOCK.

7.4.1 All payments for Common Stock subscribed for or ordered in the Offering must be delivered in full to the Mid-Tier Holding Company, together with a properly completed and executed order form, except in the case of the Syndicated Community Offering or Firm Commitment Underwritten Offering, on or before the expiration date specified on the order form, unless such date is extended by the Mid-Tier Holding Company; provided, however, that if any Employee Plan subscribes for shares during the Subscription Offering, such plans will not be required to pay for the shares at the time they subscribe but rather may pay for such shares of Common Stock subscribed for by such plans at the Subscription Price upon consummation of the Offering; provided, further, that, in the case of the ESOP there is in force from the time of its subscription until the consummation of the Offering, a loan commitment to lend to the ESOP, at such time, the aggregated Subscription Price of the shares of Common Stock for which it subscribed. The Mid-Tier Holding Company or the Bank may make scheduled discretionary contributions to an Employee Plan provided such contributions from the Bank, if any, do not cause the Bank to fail to meet its regulatory capital requirement. Payment for Common Stock may also be made by a participant in an Employee Plan causing funds held for such participant’s benefit by an Employee Plan to be paid for such purchase to the extent that such plan allows participants or any related trust established for the benefit of such participants to direct that some or all of their individual accounts or sub-accounts be invested in Common Stock.

7.4.2 Payment for Common Stock shall be made either by cash, check, bank draft or money order, or if a purchaser has a Deposit Account in the Bank (and if the Bank has elected to permit such withdrawals from the type of Deposit Account maintained by such Person), such purchaser may pay for the shares subscribed for by authorizing the Bank to make a withdrawal from the purchaser’s Deposit Account at the Bank in an amount equal to the aggregate purchase price of such shares. Wire transfers may be accepted at the sole discretion of the Mid-Tier Holding Company. Any authorized withdrawal, whether from a savings, passbook or certificate account, shall be without penalty as to premature withdrawal. If the authorized withdrawal is from a certificate account, and the remaining balance does not meet the applicable minimum balance requirements, the certificate shall be canceled at the time of withdrawal, without penalty, and the remaining balance will earn interest at the passbook savings rate. Funds for which a withdrawal is authorized will remain in the purchaser’s Deposit Account but may not be used by the purchaser pending consummation of the Offering or expiration of the 45-day period (or such longer period as may be approved by the Commissioner, the FDIC and the FRB, if required) following termination of the Subscription Offering, whichever occurs first. After consummation of the Offering, the withdrawal will be given effect only to the extent necessary to satisfy the subscription (to the extent it can be filled) at the Subscription Price. Interest will continue to be earned on any amounts authorized for withdrawal until such withdrawal is given effect. Interest on checks and money orders will be paid at the passbook savings rate of the Bank. Such interest will be paid from the date payment is received by the Mid-Tier Holding Company until consummation or termination of the Offering. If for any reason the Offering is not consummated, all payments made by subscribers in the Offering will be refunded to them with interest. In case of amounts authorized for withdrawal from Deposit Accounts, refunds will be made by canceling the authorization for withdrawal.

ARTICLE VIII.

STOCK PURCHASE PRIORITIES

8.1. PRIORITIES FOR OFFERING. All purchase priorities established by this Article VIII shall be subject to the purchase limitations set forth in, and shall be subject to adjustment as provided in, Article IX of this Plan. In addition to the priorities set forth in this Article VIII, the Bank may establish other priorities for the purchase of Common Stock, subject to the approval of the Commissioner, the FDIC and the FRB, if required. The priorities for the purchase of shares in the Offering are set forth in the following Sections.

8.2. CERTAIN DETERMINATIONS. All interpretations or determinations of whether prospective purchasers are “Residents,” “Associates,” or “Acting in Concert” and any other interpretations of any and all other provisions of this Plan shall be made by and at the sole discretion of the Bank or the Mid-Tier Holding Company, as applicable, and may be based on whatever evidence the Bank or the Mid-Tier Holding Company may choose to use in making any such determination; provided, however, that the determination of whether Persons are Associates or a group is Acting in Concert remains subject to review by the Division. Such determination shall be conclusive, final and binding on all Persons and the Bank and the Mid-Tier Holding Company may take any remedial action, including without limitation rejecting the purchase or referring the matter to the Commissioner and/or the FDIC for action, as in its sole discretion the Bank or the Mid-Tier Holding Company may deem appropriate.

8.3. MINIMUM PURCHASE; NO FRACTIONAL SHARES. The minimum purchase by any Person shall be 25 shares (to the extent that shares of Common Stock are available for purchase), provided, however, that the aggregate purchase price for any minimum share purchase shall not exceed $500. No fractional shares will be allocated or issued.

8.4. OVERVIEW OF PRIORITIES. In descending order of priority, the opportunity to purchase Common Stock shall be given in the Subscription Offering to: (1) Eligible Account Holders; (2) Supplemental Eligible Account Holders; (3) Tax-Qualified Employee Plans; and (4) Employees, Officers, trustees and Corporators of the Bank. Any shares of Common Stock that are not subscribed for in the Subscription Offering at the discretion of the Mid-Tier Holding Company may be offered for sale in a Direct Community Offering and/or a Syndicated Community Offering or a Firm Commitment Underwritten Offering on terms and conditions and procedures satisfactory to the Mid-Tier Holding Company, subject to any approvals required from the Commissioner, the FDIC or the FRB.

8.5. PRIORITIES FOR SUBSCRIPTION OFFERING.

8.5.1 FIRST PRIORITY: ELIGIBLE ACCOUNT HOLDERS. Upon approval of this Plan by the Corporators and the receipt of permission from the Commissioner, the FDIC, the FRB, if required, and the SEC to offer the Common Stock for sale, each Eligible Account Holder shall receive, without payment therefor, nontransferable subscription rights on a first priority basis to subscribe for a number of shares of Common Stock equal to the greater of (x) a number determined by dividing the Individual Maximum Purchase Limit (as such term is defined in Section 9.2) by the per share Subscription Price, (y) one-tenth of one percent (0.10%) of the shares offered in the Offering, or (z) 15 times the product (rounded down to the nearest whole number) obtained by multiplying (1) the total number of shares of Common Stock to be offered in the Offering by (2) a fraction, of which the numerator is the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders. If there are insufficient shares available to satisfy all subscriptions of Eligible Account Holders, shares will be allocated to Eligible Account Holders so as to permit each such subscribing Eligible Account Holder to purchase a number of shares of Common Stock sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares of Common Stock will be allocated pro rata to remaining subscribing Eligible Account Holders whose subscriptions remain unfilled in the same proportion that each such subscriber’s Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. Subscription rights to purchase Common Stock received by Insiders (and their Associates) based on their increased deposits in the Bank in the one year preceding the Eligibility Record Date shall be subordinated to the subscription rights of other Eligible Account Holders. To ensure proper allocation of stock, each Eligible Account Holder must list on his or her subscription order form all Deposit Accounts in which he or she had an ownership interest as of the Eligibility Record Date.

8.5.2 SECOND PRIORITY: SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS. To the extent there are shares remaining after satisfaction of subscriptions by Eligible Account Holders, each Supplemental Eligible Account Holder shall receive non-transferable subscription rights to subscribe for a number of shares of Common Stock equal to the greater of (x) a number determined by dividing the Individual Maximum Purchase Limit by the per share Subscription Price, (y) one-tenth of one percent (0.10%) of the shares offered in the Offering, or (z) 15 times the product (rounded down to the nearest whole number) obtained by multiplying (1) the total number of shares of Common Stock to be offered in the Offering by (2) a fraction, of which the numerator is the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders. If Supplemental Eligible Account Holders subscribe for a number of shares of Common Stock that, when added to the shares subscribed for by Eligible Account Holders, exceeds available shares, the available shares of Common Stock will be allocated among subscribing Supplemental Eligible Account Holders so as to permit each subscribing Supplemental Eligible Account Holder to purchase a number of shares of Common Stock sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated to each subscribing Supplemental Eligible Account Holder whose subscription remains unfilled in the same proportion that such subscriber’s Qualifying Deposit on the Supplemental Eligibility Record Date bears to the total amount of Qualifying Deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled.

8.5.3 THIRD PRIORITY: TAX-QUALIFIED EMPLOYEE PLANS. To the extent there are shares remaining after satisfaction of subscriptions by Eligible Account Holders and Supplemental Eligible Account Holders, the Tax-Qualified Employee Plans shall be given the opportunity to purchase in the aggregate up to 10% of the Common Stock to be sold in the Stock Issuance to Persons other than the MHC. The Employee Plans shall not be deemed to be Associates or Affiliates of or Persons Acting in Concert with any trustee, director, Officer or Corporator of the MHC, the Mid-Tier Holding Company or the Bank. If the Tax-Qualified Employee Plans are not able to fill their orders in the Offering, then the Tax-Qualified Employee Plans may purchase shares in the open market or utilize authorized but unissued shares only with prior Commissioner, FDIC and FRB approval (if required).

8.5.4 FOURTH PRIORITY: EMPLOYEES, OFFICERS, TRUSTEES AND CORPORATORS. To the extent there are shares remaining after satisfaction of subscriptions by Eligible Account Holders, Supplemental Eligible Account Holders, and any Tax-Qualified Employee Plans, each Employee, Officer, trustee and Corporator of the Bank who is not an Eligible Account Holder or a Supplemental Eligible Account Holder shall receive non-transferable subscription rights to subscribe for shares of Common Stock offered in the Offering in an amount equal to the Individual Maximum Purchase Limit; provided, however, that the aggregate number of shares of Common Stock that may be purchased by Employees, Officers, trustees and Corporators and their Associates in the Offering shall be limited to 25% of the total number of shares of Common Stock issued in the Offering (including shares purchased by Employees, Officers, trustees and Corporators under this Section 8.5.4 and under the preceding priority categories, but not including shares purchased by the ESOP). In the event that Employees, Officers, trustees and Corporators subscribe under this Section 8.5.4 for more shares of Common Stock than are available for purchase by them, the shares of Common Stock available for purchase will be allocated by the Mid-Tier Holding Company among such subscribing Persons on an equitable basis, such as by giving weight to the order size, period of service, compensation and position of the individual subscriber.

8.6. PRIORITIES FOR DIRECT COMMUNITY OFFERING.

8.6.1 Any shares of Common Stock not subscribed for in the Subscription Offering may be offered for sale in a Direct Community Offering. This will involve an offering of all unsubscribed shares of Common Stock directly to the general public. The Direct Community Offering, if any, shall commence concurrently with, during or promptly after the Subscription Offering. The Direct Community Offering shall be completed within forty-five (45) days after the termination of the Subscription Offering, unless such period is extended as provided herein. The Mid-Tier Holding Company may use a broker, dealer or investment banking firm or firms on a best efforts basis to sell the unsubscribed shares in the Subscription and Direct Community Offering. The Mid-Tier Holding Company may pay a commission or other fee to such entity or entities as to the shares sold by such entity or entities in the Subscription and Direct Community Offering and may also reimburse such entity or entities for reasonable expenses incurred in connection with the sale. The Common Stock will be offered and sold in the Direct Community Offering, in accordance with the Regulations, so as to achieve the widest distribution of the Common Stock. In making the Direct Community Offering, the Mid-Tier Holding Company will give preference to natural persons residing in the Local Community. Orders accepted in the Direct Community Offering shall be filled up to a maximum not to exceed 2% of the Common Stock offered in the Offering, and thereafter remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled. No Person may subscribe for or purchase more than the Individual Maximum Purchase Limit of Common Stock in the Direct Community Offering. The Mid-Tier Holding Company, in its sole discretion, may reject subscriptions, in whole or in part, received from any Person under this Section 8.6.

8.6.2 In the event of an oversubscription for shares in the Direct Community Offering, available shares will be allocated (to the extent shares remain available) first to cover orders of natural persons residing in the Local Community (including trusts of natural persons), so that each such Person may receive 100 shares, and thereafter, on a pro rata basis to such Persons based on the amount of their respective subscriptions or on such other reasonable basis as may be determined by the Mid-Tier Holding Company. If oversubscription does not occur among natural persons residing in the Local Community, the allocation process to cover orders of other Persons subscribing for shares in the Direct Community Offering shall be as described above for natural persons.

8.6.3 The terms “Resident,” “Residence,” “Reside,” or “Residing” as used herein with respect to any Person shall mean any Person who occupies a dwelling within the Local Community, has an intent to remain within the Local Community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the Local Community together with an indication that such presence within the Local Community is not merely transitory in nature. To the extent the Person is a corporation or other business entity, the principal place of business or headquarters must be in the Local Community. To the extent a Person is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, circumstances of the trustee shall be examined for purposes of this definition. The Bank and the Mid-Tier Holding Company may use deposit or loan records or such other evidence provided to them to determine whether a Person is a resident. In all cases, however, such a determination shall be in the sole discretion of the Bank or the Mid-Tier Holding Company.

8.7. SYNDICATED COMMUNITY OFFERING OR FIRM COMMITMENT UNDERWRITTEN OFFERING.

8.7.1 Any shares of Common Stock not sold in the Subscription Offering or in the Direct Community Offering, if any, may be offered for sale to the general public by a selling group of Broker-Dealers in a Syndicated Community Offering, subject to terms, conditions and procedures as may be determined by the Mid-Tier Holding Company in a manner that is intended to achieve the widest distribution of the Common Stock subject to the rights of the Mid-Tier Holding Company to accept or reject in whole or in part all orders in the Syndicated Community Offering. No Person may purchase in the Syndicated Community Offering more than the Individual Maximum Purchase Limit of Common Stock. It is expected that the Syndicated Community Offering will commence as soon as practicable after termination of the Direct Community Offering, if any. The Syndicated Community Offering shall be completed within forty-five (45) days after the termination of the Subscription Offering, unless such period is extended as provided herein. The commission in the Syndicated Community Offering shall be determined by a marketing agreement between the Mid-Tier Holding Company and the Marketing Agent. Such agreement shall be filed with the Division and the SEC.

8.7.2 Alternatively, if feasible, shares of Common Stock not sold in the Subscription Offering or the Community Offering, if any, may be offered for sale in a Firm Commitment Underwritten Offering subject to such terms, conditions and procedures as may be determined by the Mid-Tier Holding Company, subject to the right of the Mid-Tier Holding Company to accept or reject in whole or in part any orders in the Firm Commitment Underwritten Offering. Provided the Subscription Offering has begun, the Mid-Tier Holding Company may begin the Firm Commitment Underwritten Offering at any time. The Mid-Tier Holding Company may seek to make other arrangements for the sale of the remaining shares to meet the Range Minimum. Such other arrangements will be subject to any applicable approvals of the Bank Regulators and to compliance with applicable state and federal securities laws.

ARTICLE IX.

ADDITIONAL LIMITATIONS ON PURCHASES OF COMMON STOCK

9.1. GENERAL. Purchases of Common Stock in the Offering will be subject to the purchase limitations set forth in this Article IX.

9.2. INDIVIDUAL MAXIMUM PURCHASE LIMIT. This Section 9.2 sets forth the “INDIVIDUAL MAXIMUM PURCHASE LIMIT.” No Person (or Persons exercising subscription rights through a single Qualifying Deposit held jointly) may purchase in the Offering (including the Subscription Offering, Direct Community Offering and Syndicated Community Offering or Firm Commitment Underwritten Offering) more than $250,000 of Common Stock sold in the Offering, except that: (a) the Bank may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, (i) increase such Individual Maximum Purchase Limit to up to 5% of the number of shares of Common Stock offered in the Offering or (ii) decrease such Individual Maximum Purchase Limit to no less than one-tenth of one percent (0.10%) of the number of shares of Common Stock sold in the Offering; and (b) Tax-Qualified Employee Plans may purchase up to 10% of the Common Stock sold in the Offering (including shares sold in the event of an increase in the Range Maximum of 15%). If the Bank increases the Individual Maximum Purchase Limit (as permitted by this Section 9.2), subscribers in the Subscription Offering who ordered the previously-effective maximum amount will be given the opportunity to increase their subscriptions up to the then applicable limit. Requests to purchase additional shares of Common Stock under this provision will be determined by the Mid-Tier Holding Company, in its sole discretion. If the Individual Maximum Purchase Limit is increased to 5% of the number of shares of Common Stock sold in the Offering, such limitation may be further increased to 9.99% of the number of shares of Common Stock sold in the Offering; provided that orders for Common Stock exceeding 5% of the Offering shall not exceed in the aggregate 10% of the Common Stock sold in the Offering. Requests to purchase additional shares of Common Stock if the purchase limitation is so increased will be determined by the Mid-Tier Holding Company, in its sole discretion.

9.3. GROUP MAXIMUM PURCHASE LIMIT. This Section 9.3 sets forth the “GROUP MAXIMUM PURCHASE LIMIT.” No Person and his or her Associates or group of Persons Acting in Concert, may purchase in Offering more than $750,000 of Common Stock, except that: (a) the Bank may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, (i) increase such Group Maximum Purchase Limit to up to 5% of the number of shares of Common Stock sold in the Offering or (ii) decrease such Group Maximum Purchase Limit to no less than one-tenth of one percent (0.10%) of the number of shares of Common Stock sold in the Offering; and (b) Tax-Qualified Employee Plans may purchase up to 10% of the shares of Common Stock sold in the Offering. Notwithstanding the foregoing, if the Bank increases the Individual Maximum Purchase Limit (as permitted by Section 9.2) to a number that is in excess of the Group Maximum Purchase Limit established by this Section 9.3, the Group Maximum Purchase Limit shall automatically be increased so as to be equal to the Individual Maximum Purchase Limit, as adjusted.

9.4. PURCHASES BY INSIDERS. The aggregate number of shares of Common Stock that may be purchased in the Offering by Insiders and their Associates (but excluding shares held by any Employee Plan that are attributable to such persons and shares purchased in the open market after the Offering) shall not exceed 25% of the outstanding shares of Common Stock of the Mid-Tier Holding Company held by persons other than the MHC at the close of the Stock Issuance.

9.5. SPECIAL RULE FOR TAX-QUALIFIED EMPLOYEE PLANS. Shares of Common Stock purchased by any individual participant (“Plan Participant”) in a Tax-Qualified Employee Plan using funds therein pursuant to the exercise of subscription rights granted to such Plan Participant in his individual capacity as an Eligible Account Holder or Supplemental Eligible Account Holder shall not be deemed to be purchases by a Tax-Qualified Employee Plan for purposes of calculating the maximum amount of Common Stock that Tax-Qualified Employee Plans may purchase pursuant to this Plan, if the Plan Participant controls or directs the investment authority with respect to such account or subaccount.

9.6. INCREASE IN THE TOTAL NUMBER OF SHARES OFFERED. If the total number of shares of Common Stock offered in the Offering is increased to an amount greater than the Range Maximum, any additional shares will be issued to fill unfulfilled subscriptions of other subscribers according to their respective priorities set forth in this Plan, including the preference given to Tax-Qualified Employee Plans under Section 8.5.3.

9.7. ILLEGAL PURCHASES. Notwithstanding any other provision of this Plan, no Person shall be entitled to purchase any Common Stock to the extent such purchase would be illegal under any federal law or state law or regulation or would violate regulations or policies of the Financial Industry Regulatory Authority, particularly those regarding free riding and withholding. The Bank, the Mid-Tier Holding Company and/or their agents may ask for an acceptable legal opinion from any purchaser as to the legality of such purchase and may refuse to honor any purchase order if such opinion is not timely furnished.

9.8. REJECTION OF ORDERS. The Mid-Tier Holding Company has the right in its sole discretion to reject any order submitted by a Person whose representations the Mid-Tier Holding Company believes to be false or who it otherwise believes, either alone or Acting in Concert with others, is violating, circumventing, or intends to violate, evade or circumvent the terms and conditions of this Plan.

9.9. SUBSCRIBERS IN NON-QUALIFIED STATES OR IN FOREIGN COUNTRIES. The Mid-Tier Holding Company, in its sole discretion, may make reasonable efforts to comply with the securities laws of any state in the United States in which its depositors reside, and will only offer and sell the Common Stock in states in which the offers and sales comply with such states’ securities laws. However, no Person will be offered or allowed to purchase any Common Stock under this Plan if he or she resides in a foreign country or in a state of the United States with respect to which any of the following apply: (i) the offer or sale of shares of Common Stock to such Persons would require the Mid-Tier Holding Company or its Employees to register, under the securities laws of such state, as a broker or dealer or to register or otherwise qualify its securities for sale in such state; or (ii) such registration or qualification would be impracticable for reasons of cost or otherwise.

9.10. NO OFFER TO TRANSFER SHARES. Before the consummation of the Offering, no Person shall offer to transfer, or enter into any agreement or understanding to transfer, the legal or beneficial ownership of any subscription rights or shares of Common Stock, except pursuant to this Plan. In addition, before the consummation of the Offering, no person shall make any offer, or any announcement of any offer, to purchase the Common Stock to be issued, or knowingly acquire any Common Stock in the Offering in excess of the maximum purchase limitations established in this Plan. The following shall not constitute impermissible transfers under this Plan. Any Person having subscription rights in his or her individual capacity as an Eligible Account Holder or Supplemental Eligible Account Holder may exercise such subscription rights by causing a tax-qualified plan to make such purchase using funds allocated to such Person in such tax-qualified plan if such individual plan participant controls or directs the investment authority with respect to such account or subaccount. A tax-qualified plan that maintains an Eligible Deposit Account in the Bank as trustee for or for the benefit of a Person who controls or directs the investment authority with respect to such account or subaccount (“Beneficiary”) may, in exercising its subscription rights, direct that the Common Stock be issued in the name of such individual Beneficiary in his or her individual capacity.

9.11. CONFIRMATION BY PURCHASERS. Each Person ordering Common Stock in the Offering will be deemed to confirm that such purchase does not conflict with the purchase limitations in this Plan. All questions concerning whether any Persons are Associates or a Group Acting in Concert or whether any purchase conflicts with the purchase limitations in this Plan or otherwise violates any provision of this Plan shall be determined by the Bank or the Mid-Tier Holding Company, in their sole discretion. Such determination shall be conclusive, final and binding on all Persons and the Mid-Tier Holding Company and the Bank may take any remedial action, including without limitation rejecting the purchase or referring the matter to the Commissioner and/or the FDIC for action, as in their sole discretion the Mid-Tier Holding Company or the Bank may deem appropriate.

9.12. MINORITY STOCK ISSUANCE LIMITATIONS.

9.12.1 The aggregate amount of outstanding Common Stock owned or controlled by persons other than the MHC at the close of the Offering shall be less than 50% of the Mid-Tier Holding Company’s total outstanding Common Stock.

9.12.2 The aggregate amount of Common Stock acquired in the Offering by any Nontax-Qualified Employee Plan or any Insider and his or her Associates, exclusive of any stock acquired by such plan or Insider and his or her Associates in the secondary market, shall not exceed 10% of the outstanding shares of Common Stock held by persons other than the MHC at the close of the Offering. In calculating the number of shares held by any Insider or Associate under this provision, shares held by any Tax-Qualified Employee Plan or Nontax-Qualified Employee Plan that are attributable to such person shall not be counted.

9.12.3 The aggregate amount of stock of the Mid-Tier Holding Company, whether common or preferred, acquired in the Offering by any Nontax-Qualified Employee Plan or any Insider and his or her Associates, exclusive of any stock acquired by such plan in the secondary market, shall not exceed 10% of the stockholders’ equity of the Mid-Tier Holding Company held by persons other than the MHC at the close of the Offering. In calculating the number of shares held by any Insider or Associate under this provision, shares held by any Tax-Qualified Employee Plan or Nontax-Qualified Employee Plan that are attributable to such person shall not be counted.

9.12.4 The aggregate amount of Common Stock acquired in the Offering by any one or more Tax-Qualified Employee Plans, exclusive of any stock acquired by such plans in the secondary market, shall not exceed 10% of the outstanding shares of Common Stock held by persons other than the MHC at the close of the Offering, and shall not exceed 4.9% of the outstanding shares of Common Stock at the conclusion of the Offering.

9.12.5 The aggregate amount of stock, whether common or preferred, acquired in the Offering by any one or more Tax-Qualified Employee Plans, exclusive of any stock acquired by such plans in the secondary market, shall not exceed 10% of the stockholders’ equity of the Mid-Tier Holding Company held by persons other than the MHC at the close of the Offering, and shall not exceed 4.9% of the stockholders’ equity of the Mid-Tier Holding Company at the conclusion of the Offering.

9.12.6 The aggregate amount of Common Stock acquired in the Offering by all Nontax-Qualified Employee Plans, Insiders and their Associates, exclusive of any stock acquired by such plans, Insiders and their Associates in the secondary market, shall not exceed 25% of the outstanding shares of Common Stock held by persons other than the MHC at the close of the Offering. In calculating the number of shares held by Insiders and their Associates under this provision, shares held by any Tax-Qualified Employee Plan or Nontax-Qualified Employee Plan that are attributable to such persons shall not be counted.

9.12.7 The aggregate amount of Common Stock, whether common or preferred, acquired in the Offering by all Nontax-Qualified Employee Plans, Insiders and their Associates of Insiders, exclusive of any stock acquired by such plans, Insiders and Associates in the secondary market, shall not exceed 25% of the stockholders’ equity of the Mid-Tier Holding Company held by persons other than the MHC at the close of the Offering. In calculating the number of shares held by Insiders and their Associates under this provision, shares held by any Tax-Qualified Employee Plan or Nontax-Qualified Employee Plan that are attributable to such persons shall not be counted.

9.12.8 The aggregate amount of Common Stock acquired by all stock benefit plans of the Mid-Tier Holding Company or the Bank, other than employee stock ownership plans, shall not exceed 25% of the outstanding Common Stock held by persons other than the MHC at the closing of the Offering.

ARTICLE X.

POST REORGANIZATION MATTERS

10.1. STOCK PURCHASES AFTER THE REORGANIZATION. For a period of three (3) years after the Reorganization, no Insider, or his or her Associates, may purchase, without the prior written approval of the Commissioner, the FDIC and the FRB, any stock of the Mid-Tier Holding Company except from a broker-dealer registered with the SEC; provided that the foregoing shall not apply to (i) negotiated transactions involving more than 1% of the outstanding stock in the class of stock, or (ii) purchases of stock made by and held by or other made pursuant to any Tax-Qualified or Nontax-Qualified Employee Plan even if such stock is attributable to Insiders or their Associates.

10.2. RESALES OF STOCK BY INSIDERS. Common Stock purchased in the Offering by Insiders and their Associates may not be resold for a period of at least one year following the date of purchase, except in the case of death or substantial disability, as determined by the Commissioner and the FDIC, of such Insider or Associate.

10.3. BOOK-ENTRY. Shares of the Common Stock will be issued in book-entry form. Stock certificates will not be issued. Appropriate instructions shall be issued to the Mid-Tier Holding Company’s transfer agent with respect to applicable restrictions on transfers of such stock set forth in Section 10.2. Any shares of stock issued as a stock dividend, stock split or otherwise with respect to such restricted stock, shall be subject to the same restrictions as apply to the restricted stock.

10.4. RESTRICTION ON FINANCING STOCK PURCHASES. The Mid-Tier Holding Company and the Bank are prohibited from making any loans or otherwise extending credit for the purpose of purchasing Common Stock in the Offering; provided, however, that the Mid-Tier Holding Company, or a subsidiary thereof, may loan funds to the ESOP for the purchase of Common Stock.

10.5. STOCK BENEFIT PLANS. The Board of Trustees of the Bank and/or the Board of Directors of the Mid-Tier Holding Company are permitted under the Regulations, and may decide, to adopt one or more stock benefit plans for the benefit of the Employees, Officers, trustees and directors of the Bank and Mid-Tier Holding Company, including an ESOP, an employer stock fund option in a 401(k) plan, stock award plans and stock option plans, which will be authorized to purchase Common Stock and grant options for Common Stock. However, only the Tax-Qualified Employee Plans will be permitted to purchase Common Stock in the Offering subject to the purchase priorities set forth in this Plan. Pursuant to the Regulations, the Bank may authorize the ESOP and any other Tax-Qualified Employee Plans to purchase in the aggregate up to 10% of the Common Stock to be sold in the Stock Issuance to Persons other than the MHC. No Recognition Plans (as defined below) or stock option plans have yet been adopted by the Board of Trustees of the Bank or the Board of Directors of the Mid-Tier Holding Company, no such plans will be adopted prior to the closing of the Offering, and no such plans will be submitted for the approval of the Mid-Tier Holding Company’s Stockholders at a meeting held earlier than six months after completion of the Offering. The Bank or the Mid-Tier Holding Company may make scheduled discretionary contributions to one or more Tax-Qualified Employee Plans to purchase Common Stock or to purchase issued and outstanding shares of Common Stock or authorized but unissued shares of Common Stock subsequent to the completion of the Offering; provided, however, that such contributions do not cause the Bank to fail to meet any of its regulatory capital requirements. This Plan specifically authorizes the grant and issuance by the Mid-Tier Holding Company of (i) awards of Common Stock after the Offering pursuant to one or more stock recognition and award plans (the “Recognition Plans”) in an amount equal to up to 4% of the number of shares of Common Stock sold in the Offering and issued to the Foundation, (ii) options to purchase a number of shares of Common Stock in an amount equal to up to 10% of the number of shares of Common Stock sold in the Offering and issued to the Foundation, and shares of Common Stock issuable upon exercise of such options, (iii) to the ESOP, at the closing of the Offering or at any time thereafter, Common Stock in an amount equal to 8% of the number of shares of Common Stock sold in the Offering and issued to the Foundation; and (iv) to the Bank’s 401(k) plan, at the closing of the Offering, an amount equal to up to 2% of the number of shares of Common Stock sold in the Offering and issued to the Foundation. Shares awarded under the Tax-Qualified Employee Plans or the Recognition Plans, and shares issued upon exercise of options may be authorized but unissued shares of the Common Stock or in subsections (i) and (ii) above purchased by the Mid-Tier Holding Company or such plans in the open market. Such limitations shall not apply if (x) the Recognition Plans or stock option plans are adopted no earlier than one year following the completion of the Offering, (y) all Common Stock awarded in excess of such limitations must be acquired in the secondary market and (z) such secondary market acquisitions must be no earlier than when such limitations can be exceeded.

10.6. MARKET FOR COMMON STOCK.

10.6.1 The Mid-Tier Holding Company shall use its best efforts to: (i) encourage and assist a Market Maker to establish and maintain a market for the Common Stock; and (ii) list the Common Stock on a national or regional securities exchange, or on the Nasdaq system.

10.6.2 The Mid-Tier Holding Company shall promptly register the Common Stock with the SEC pursuant to the Exchange Act, and undertake not to deregister such Common Stock for a period of three years thereafter.

10.7. LIQUIDATION ACCOUNT.

10.7.1 The Mid-Tier Holding Company shall, at the time of the close of the Reorganization, establish a Liquidation Account in an amount equal to the product of (i) the percentage of the Common Stock issued in the Stock Issuance to Persons other than the MHC and (ii) the net worth of the Bank as of the date of the latest consolidated statement of financial condition contained in the final Prospectus distributed in connection with the Offering. The function of the Liquidation Account is to establish a priority on liquidation for Eligible Account Holders and Supplemental Eligible Account Holders (if any) and, except as otherwise provided in this Section 10.7, the existence of the Liquidation Account shall not operate to restrict the use or application of any of the net worth accounts of the Mid-Tier Holding Company. The Liquidation Account will be maintained by the Mid-Tier Holding Company for the benefit of the Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain Deposit Accounts with the Bank following the Reorganization. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to each Deposit Account, hold a related inchoate interest in a portion of the Liquidation Account balance, in relation to each Deposit Account balance at the Eligibility Record Date or Supplemental Eligibility Record Date, as the case may be, or to such balance as it may be subsequently reduced, as hereinafter provided. The initial Liquidation Account balance shall not be increased, and shall be subject to downward adjustment to the extent of any downward adjustment of any subaccount balance of any Eligible Account Holder or Supplemental Eligible Account Holder in accordance with 209 CMR 33.05(12).

10.7.2 In the unlikely event of a complete liquidation of (i) the Bank or (ii) the Bank and the Mid-Tier Holding Company (and only in such event), following all liquidation payments to creditors (including those to depositors to the extent of their Deposit Accounts), each Eligible Account Holder and Supplemental Eligible Account Holder (if any) shall be entitled to receive a liquidating distribution from the Liquidation Account, in the amount of the then-adjusted subaccount balances for his or her deposit accounts then held, before any liquidating distribution may be made to any holder of the Mid-Tier Holding Company’s capital stock. No merger, consolidation, reorganization, or purchase of bulk assets with assumption of deposit accounts and other liabilities, or similar transactions with an FDIC-insured institution, in which the Mid-Tier Holding Company and/or the Bank is not the surviving entity, shall be deemed to be a complete liquidation for this purpose. In such transactions, the Liquidation Account shall be assumed by the surviving institution.

10.7.3 The initial subaccount balance for a Deposit Account held by an Eligible Account Holder and/or Supplemental Eligible Account Holder (if any) shall be determined by multiplying the opening balance in the Liquidation Account by a fraction, the numerator of which is the amount of such Eligible Account Holder’s or Supplemental Eligible Account Holder’s Qualifying Deposit and the denominator of which is the total amount of all Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders in the Bank. For Deposit Accounts in existence on both dates, separate subaccounts shall be determined on the basis of the Qualifying Deposits in such Deposit Accounts on such record dates. Such initial subaccount balance shall not be increased by additional Deposits, but shall be subject to downward adjustment as described below.

10.7.4 If, at the close of business on the last day of any period for which the Mid-Tier Holding Company has prepared audited financial statements subsequent to the effective date of the Reorganization, the deposit balance in the Deposit Account of an Eligible Account Holder or Supplemental Eligible Account Holder (if any) is less than the lesser of: (i) the balance in the Deposit Account at the close of business on the last day of any period for which the Mid-Tier Holding Company has prepared audited financial statements subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date (if established); or (ii) the amount in such Deposit Account as of the Eligibility Record Date or Supplemental Eligibility Record Date (if established), then the subaccount balance for such Deposit Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in the balance of such Deposit Account. In the event of such downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related Deposit Account. If any such Deposit Account is closed, the related subaccount shall be reduced to zero. For purposes of this Section 10.7, a time account shall be deemed to be closed upon its maturity date regardless of any renewal thereof. A distribution of each subaccount balance may be made only in the event of a complete liquidation of the Mid-Tier Holding Company subsequent to the Reorganization and only out of funds available for such purpose after payment of all creditors.

10.7.5 The creation and maintenance of the Liquidation Account shall not operate to restrict the use or application of any of the equity accounts of the Mid-Tier Holding Company or the Bank, except that the Mid-Tier Holding Company shall not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause its net worth to be reduced below the amount required for the Liquidation Account or the regulatory capital requirements of the Mid-Tier Holding Company (to the extent applicable). Neither the Mid-Tier Holding Company nor the Bank shall be required to set aside funds in connection with its obligations hereunder relating to the Liquidation Account. Eligible Account Holders and Supplemental Eligible Account Holders (if any) do not retain any voting rights in either the Mid-Tier Holding Company or the Bank based on their liquidation subaccounts.

10.7.6 For the three-year period following the completion of the Reorganization, the Mid-Tier Holding Company will not without prior approval of the Commissioner, the FDIC and the FRB: (i) sell or liquidate the Mid-Tier Holding Company, or (ii) cause any of the Bank to be sold or liquidated. Upon the written request of the FRB and, if necessary, the Commissioner and the FDIC, the Mid-Tier Holding Company shall, or upon the prior written approval of the FRB and, if necessary, the Commissioner and the FDIC, the Mid-Tier Holding Company may, at any time after two years from the completion of the Reorganization, transfer the Liquidation Account to the Bank, at which time the Liquidation Account shall be assumed by the Bank and the interests of Eligible Account Holders and Supplemental Eligible Account Holders (if any) will be solely and exclusively established in a liquidation account established by the Bank. In the event such transfer occurs, the Mid-Tier Holding Company shall be deemed to have transferred the Liquidation Account to the Bank and such Liquidation Account shall be subsumed into the liquidation account established by the Bank and shall not be subject in any manner or amount to the claims of the Mid-Tier Holding Company’s creditors. Approval of this Plan by the Corporators shall constitute approval of the transactions described herein.

10.9. REORGANIZATION AND STOCK ISSUANCE EXPENSES. The Bank may retain and pay for the services of financial and other advisors and investment bankers to assist in connection with any or all aspects of the Reorganization and the Stock Issuance, including the payment of fees to brokers for assisting Persons in completing and/or submitting Order Forms. The Regulations require that the expenses of the Reorganization and Stock Issuance must be reasonable. The Bank will use its best efforts to assure that the expenses incurred by the Bank in effecting the Reorganization and the Stock Issuance will be reasonable.

10.10. PUBLIC INSPECTION OF APPLICATION. The Bank will maintain a copy of the Application in the Bank’s main banking office and such copy will be available for public inspection.

10.11. ENFORCEMENT OF TERMS AND CONDITIONS. Each of the Bank and the Mid-Tier Holding Company shall have the right to take all such action as they, in their sole discretion, may deem necessary, appropriate or advisable in order to monitor and enforce the terms, conditions, limitations and restrictions contained in this Plan and the terms, conditions and representations contained in the Order Forms, including, but not limited to, the right to require any subscriber or purchaser to provide evidence, in a form satisfactory to the Bank or the Mid-Tier Holding Company, of such Person’s eligibility to subscribe for or purchase shares of the Common Stock under the terms of this Plan and the absolute right (subject only to any necessary regulatory approvals or concurrence) to reject, limit or revoke acceptance of any subscription or order and to delay, terminate or refuse to consummate any sale of Common Stock that it believes might violate, or is designed to, or is any part of a plan to, evade or circumvent such terms, conditions, limitations, restrictions and representations. Any such action shall be final, conclusive and binding on all Persons, and the Bank, the Mid-Tier Holding Company, and their Board of Trustees, Board of Directors, Officers, Employees and agents shall be free from any liability to any Person on account of any such action.

10.12. VOTING RIGHTS FOLLOWING REORGANIZATION. Following the Reorganization, the holders of the capital stock of the Mid-Tier Holding Company shall have exclusive voting rights in the Mid-Tier Holding Company.

10.13. PROCEEDS OF FUTURE STOCK ISSUANCES. The proceeds of any Mid-Tier Holding Company stock issuance plan that entails an offer to the general public shall be payable in cash to the Mid-Tier Holding Company.

10.14. WAIVERS OF DIVIDENDS. Any waiver by the MHC of a dividend payment from the Mid-Tier Holding Company shall require the prior approval of the Commissioner, the FDIC and the FRB.

ARTICLE XI.

MISCELLANEOUS

11.1. INTERPRETATION OF PLAN. All interpretations of this Plan and application of its provisions to particular circumstances by the Bank or the Mid-Tier Holding Company shall be final, subject to the authority of the Commissioner, the FDIC and the FRB. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Plan unless otherwise indicated. The recitals hereto constitute an integral part of this Plan. References to Sections include subsections, which are part of the related Section (e.g., a section numbered “Section 5.5.1” would be part of “Section 5.5” and references to “Section 5.5” would also refer to material contained in the subsection described as “Section 5.5.1”). The headings contained in this Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of this Plan. Whenever the words “include,” “includes” or “including” are used in this Plan, they shall be deemed to be followed by the words “without limitation.”

11.2. AMENDMENT OR TERMINATION OF THE PLAN. If deemed necessary or desirable, the terms of this Plan may be substantively amended by the Board of Trustees of the Bank as a result of comments from regulatory authorities or otherwise at any time prior to approval of this Plan by the Commissioner, the FDIC and the FRB and at any time thereafter with the concurrence of the Commissioner, and, if required, the FDIC and the FRB. If amendments to this Plan are made after the Corporator Meeting, no further approval of the Corporators will be necessary unless otherwise required by the Commissioner, the FDIC or the FRB. The Plan may be terminated by the Board of Trustees in its sole discretion, at any time prior to the Corporator Meeting and at any time thereafter with the concurrence of the Commissioner, the FDIC and the FRB. The Plan will terminate if the sale of all shares of Common Stock is not completed within twenty four (24) months from the date of approval of this Plan by the Board of Trustees.

Exhibit A

Articles of Organization of the Stock Bank

ARTICLES OF ORGANIZATION

OF

WINCHESTER INTERIM STOCK BANK

WHEREAS, Winchester Savings Bank, in accordance with Chapter 167H of the Massachusetts General Laws and all other applicable law, has determined to reorganize into the mutual holding company form of organization by, among other things, establishing a subsidiary banking institution as a stock savings bank (hereinafter referred to as the “Bank”) and transferring to the Bank all or the substantial part of its assets and liabilities, including all of its deposit liabilities; and

WHEREAS, Winchester Savings Bank, in accordance with Chapters 167H and 168 of the Massachusetts General Laws, has determined that the Bank shall be established as a stock savings bank organized under Massachusetts law.

NOW, THEREFORE, the Charter of the Bank hereby reads as follows:

SECTION 1. NAME

The name of the Bank is:

WINCHESTER INTERIM STOCK BANK

SECTION 2. LOCATION

The principal office of the Bank shall be located in Winchester, Massachusetts, and may be changed from time to time by the Board of Directors of the Bank, subject to compliance with the provisions of Section 2 of Chapter 167C of the Massachusetts General Laws, or successor statute.

SECTION 3. PURPOSE AND POWERS

The Bank is a stock savings bank chartered under Chapters 167H and 168 of the Massachusetts General Laws and shall have and may exercise all powers and authority, express and implied, available to it under law.

SECTION 4. DURATION

The duration of the Bank is perpetual.

SECTION 5. CAPITAL STOCK

The total number of shares of all classes of capital stock which the Bank is authorized to issue is one thousand five hundred (1,500) shares, of which one thousand (1,000) shares shall be common stock, $1.00 par value per share, and five hundred (500) shares shall be preferred stock, $1.00 par value per share. Subject to the approval of the Commissioner of Banks of the Commonwealth of Massachusetts (the “Commissioner of Banks”), if required by law, the shares may be issued by the Bank from time to time by a vote of its Board of Directors without the approval of its stockholders. Upon payment of lawful consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the Bank which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

A description of the different classes and series of the Bank’s capital stock and a statement of the designations and the relative rights, preferences and limitations of the shares of each class and series of capital stock are as follows:

A. Common Stock. Except as provided by law or in this Section 5 (or in any supplementary sections hereto or in any certificate of establishment of any series of preferred stock), the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote on all matters for each share held by such holder. There shall be no cumulative voting rights in the election of Directors.

Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of a sinking fund or a retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends; but only when and as declared by the Board of Directors.

In the event of any liquidation, dissolution or winding up of the Bank, after there shall have been paid to or set aside for the holders of any class having preference over the common stock in the event of liquidation, dissolution or winding up of the Bank the full preferential amounts to which they are respectively entitled, the holders of the common stock, and of any class or series of stock entitled to participate in whole or in part therewith as to distribution of assets, shall be entitled, after payment or provision for payment of all debts and liabilities of the Bank, to receive the remaining assets of the Bank available for distribution, in cash or in kind, in proportion to their holdings.

B. Preferred Stock. Subject to the approval of the provisions of any series of preferred stock by the Commissioner of Banks, if required by law, the Board of Directors of the Bank is authorized by vote or votes, from time to time adopted, to provide for the issuance of preferred stock in one or more series and to fix and state the voting powers, designations, preferences and relative participating, optional or other special rights of the shares of each series and the qualifications, limitations and restrictions thereof, including, but not limited to, determination of one or more of the following:

(1) The distinctive serial designation and the number of shares constituting such series;

2

(2) The dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends and the participating or other special rights, if any, with respect to dividends;

(3) The voting powers, if any, of shares of such series;

(4) Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

(5) The amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Bank;

(6) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

(7) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Bank, and if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

(8) The price or other consideration for which the shares of such series shall be issued; and

(9) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of preferred stock and whether such shares may be reissued as shares of the same or any other series of stock.

Unless otherwise provided by law, any such vote shall become effective when the Bank files with the Secretary of State of the Commonwealth of Massachusetts a certificate of designation of one or more series of preferred stock signed by the Chief Executive Officer, the President or any Vice President and by the Secretary, Assistant Secretary, Clerk or Assistant Clerk of the Bank, setting forth a copy of the vote of the Board of Directors establishing and designating the series and fixing and determining the relative rights and preferences thereof, the date of adoption of such vote and a certification that such vote was duly adopted by the Board of Directors.

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SECTION 6. ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Charter to elect additional Directors under specific circumstances or to consent to specific actions taken by the Bank, any action required or permitted to be taken by the stockholders of the Bank may be effected by unanimous written consent of the stockholders and such written consent shall have all the force and effect of a meeting of stockholders.

SECTION 7. STANDARDS FOR BOARD OF DIRECTORS’ EVALUATION OF OFFERS

The Board of Directors of the Bank, when evaluating any offer to (A) make a tender or exchange offer for any equity security of the Bank, (B) merge or consolidate the Bank with another institution or (C) purchase or otherwise acquire all or substantially all of the properties and assets of the Bank, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Bank and its stockholders, give due consideration to all relevant factors including, without limitation: the economy of the state, region and nation; the social and economic effects of acceptance of such offer on the Bank’s present and future account holders, borrowers, employees and suppliers; and on the communities in which the Bank operates or is located; and the ability of the Bank to fulfill the objectives of a Massachusetts-chartered stock savings bank under applicable statutes and regulations, including the possibility that these interests may be best served by the continued independence of the Bank.

SECTION 8. PRE-EMPTIVE RIGHTS

Holders of the capital stock of the Bank shall not be entitled to pre-emptive rights with respect to any shares of the capital stock of the Bank which may be issued.

SECTION 9. DIRECTORS

The Bank shall be under the direction of a Board of Directors. The number of Directors shall not be fewer than seven (7) nor more than twenty-five (25). The names of the original fifteen (15) Directors under this Charter, together with the year of expiration of their respective terms, are set forth in Exhibit A hereto. The Board of Directors shall be divided into three classes as nearly equal in number as possible, with one class to be elected each year. Directors shall continue to serve for the terms specified in Exhibit A hereto and until their successors are elected and qualified, unless they sooner resign, retire, die or are removed.

Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in any certificate of establishment with respect thereto to elect additional Directors under specific circumstances, any Director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then outstanding voting stock, voting together as a single class. At least thirty (30) days prior to such meeting of stockholders, written notice shall be sent to the Director whose removal will be considered at the meeting.

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SECTION 10. DIRECTORS’ LIABILITY

No Director shall be personally liable to the Bank or its stockholders for monetary damages for any breach of such Director’s fiduciary duty as a Director, notwithstanding any provision of law imposing such liability; provided, however, that, to the extent required by applicable law, this provision shall not eliminate the liability of a Director (i) for any breach of such Director’s duty of loyalty to the Bank or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under provisions of the Massachusetts General Laws imposing liabilities on Directors in respect of distributions to the stockholders of the Bank or loans to officers or Directors of the Bank, or (iv) any transaction from which such Director derived any improper personal benefit. This provision shall not eliminate the liability of a Director for any act or omission occurring prior to the date upon which this provision becomes effective. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any Director of the Bank for or with respect to any acts or omissions of such Director occurring prior to the date of such amendment or repeal.

SECTION 11. TRANSACTIONS WITH INTERESTED PERSONS

Section 11.1. Unless entered into in bad faith or in violation of any provision of this Charter, no contract or transaction by the Bank shall be void, voidable or in any way affected by reason of the fact that it is with an Interested Person.

Section 11.2. For the purposes of this Section 11, “Interested Person” means any Person in any way interested in the Bank whether as a director, officer, stockholder, employee or otherwise, and any other entity in which any such Person is in any way interested.

Section 11.3. Unless such contract or transaction was entered into in bad faith or in violation of any provision of this Charter, no Interested Person, because of such interest, shall be liable to the Bank or to any other Person for any loss or expense incurred by reason of such contract or transaction or shall be accountable for any gain or profit realized from such contract or transaction.

Section 11.4. The provisions of this Section 11 shall be operative notwithstanding the fact that the presence of an Interested Person was necessary to constitute a quorum at a meeting of Directors or stockholders of the Bank at which such contract or transaction was authorized or that the vote of an Interested Person was necessary for the authorization of such contract or transaction.

SECTION 12. ACTING AS A PARTNER

To the extent not prohibited by applicable law, the Bank may be a partner in any business enterprise which it would have power to conduct by itself.

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SECTION 13. STOCKHOLDERS MEETINGS

Meetings of stockholders may be held at such place in the Commonwealth of Massachusetts or, if permitted by applicable law, elsewhere in the United States as the Board of Directors may determine.

SECTION 14. CALL OF SPECIAL MEETINGS

Special meetings of the stockholders for any purpose or purposes may be called at any time only by the Chairman of the Board, the President, or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of Directors that the Bank would have if there were no vacancies (the “Whole Board”).

SECTION 15. AMENDMENT OF BYLAWS

The Board of Directors or the stockholders may adopt, alter, amend or repeal the Bylaws of the Bank. Pursuant to the corporate governance election in Section 1.2 of the Bank’s Bylaws, Section 21 of Chapter 167J and Chapter 156D of the Massachusetts General Laws, such action by the Board of Directors shall require the affirmative vote of at least a majority of the directors then in office at a duly constituted meeting of the Board of Directors. Such action by the stockholders shall require the affirmative vote of at least two-thirds of the total votes eligible to be cast by stockholders at a duly constituted meeting of stockholders called expressly for such purpose.

SECTION 16. AMENDMENT OF CHARTER

Subject to applicable law, no amendment, addition, alteration, change or repeal of this Charter shall be made, unless such is first proposed by the Board of Directors of the Bank and thereafter approved by the stockholders by the affirmative vote of at least two-thirds of the total votes eligible to be cast at a legal meeting. Any amendment, addition, alteration, change or repeal so acted upon shall be effective upon filing with the Secretary of State of the Commonwealth of Massachusetts. All references herein to the Charter shall be deemed to refer to the Articles of Organization of the Bank, as amended and in effect from time to time.

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Exhibit B

Bylaws of the Stock Bank

BYLAWS

OF

WINCHESTER SAVINGS BANK

ARTICLE 1. ORGANIZATION

Section 1.1. Organization. The name of this Bank is “Winchester Savings Bank.” The Bank shall have and fully exercise all powers and authority, both express and implied, available to it under applicable law.

Section 1.2. Corporate Governance Procedures. The Bank shall be governed by Chapter 168 of the Massachusetts General Laws (the “MGL”) and other applicable provisions of law. To the extent not inconsistent with the above, and as permitted by Section 21 of Chapter 167J of the MGL, the Bank may, from time to time, follow one or more governance procedures for corporations under Chapter 156D of the MGL (“Chapter 156D”) as if, for purposes of corporate governance, the Bank were a corporation formed under Chapter 156D. Any corporate governance procedures of Chapter 156D that are not expressly included in these Bylaws may be followed by the Bank if recorded in the minutes of the Bank’s directors following the use of such procedures.

ARTICLE 2. OFFICES

Section 2.1. Principal Office. The principal office of the Bank shall be located in the Town of Winchester, Massachusetts, and may be changed from time to time by the Board of Directors of the Bank, subject, however, to compliance with the provisions of Section 2 of Chapter 167C of the MGL, or successor statute.

Section 2.2. Additional Offices. The Bank may have such additional offices, either within or without the Commonwealth of Massachusetts, as the Board of Directors may from time to time designate, subject, however, to compliance with the provisions of Section 3 of Chapter 167C of the MGL, or successor statute, and to the approval of any federal bank regulatory agency to the extent required by law.

ARTICLE 3. STOCKHOLDERS

Section 3.1. Annual Meeting. The annual meeting of the stockholders of the Bank shall be held on such date (other than a legal holiday) and at such time as the Board of Directors may designate. The failure to hold an annual meeting at the time fixed in accordance with these Bylaws shall not affect the validity of any corporate action.

Section 3.2. Special Meeting. Subject to the rights of the holders of any series of preferred stock, par value $1.00 per share (the “Preferred Stock”), or any other series or class of stock as set forth in the Charter (as defined in Section 14.3 of these Bylaws) to elect additional directors under specified circumstances, special meetings of the stockholders may be called only by the Chairman of the Board, the Chief Executive Officer or the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors that the Bank would have if there were no vacancies (the “Whole Board”).

Section 3.3. Place of Meeting. The Board of Directors may designate the place of meeting for any meeting of the stockholders. If no designation is made by the Board of Directors, the place of meeting shall be the principal executive offices of the Bank.

Section 3.4. Notice of Meeting. A written notice of all annual and special meetings of stockholders stating the hour, date, place and purposes of such meetings shall be given by the Secretary or an Assistant Secretary (or other person authorized by these Bylaws or by law) not less than seven (7) days nor more than sixty (60) days before the meeting to each stockholder entitled to vote thereat or to each stockholder who, under the Charter or under these Bylaws, is entitled to such notice. Such notice may be delivered to stockholders by any means permitted by Chapter 156D, including by mailing it addressed to such stockholder at the address of such stockholder as it appears on the stock transfer books of the Bank. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid. In the case of a special meeting the notice shall also state the purpose or purposes thereof. Any previously scheduled meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

Section 3.5. Waiver of Notice. Notice of any stockholders’ meeting may be waived in writing by any stockholder either before or after the time stated therein for convening of the meeting, and, if any person present in person or by proxy at a stockholders’ meeting does not protest, prior to or at the commencement of the meeting, the lack of proper notice, such person shall be deemed to have waived notice of such meeting.

Section 3.6. Quorum and Adjournment. Except as otherwise provided by law or by the Charter, the holders of a majority of the voting power of the then outstanding shares of the Bank entitled to vote generally in the election of directors (the “Voting Stock”), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such business. The chairman of the meeting or a majority of the voting power of the shares of Voting Stock so represented may adjourn the meeting from time to time, whether or not there is such a quorum (or in the case of specified business to be voted on as a class or series, the chairman or a majority of the shares of such class or series so represented may adjourn the meeting with respect to such specified business). No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 3.7. Proxies. Stockholders may vote either in person or by written proxy dated not more than six (6) months before the meeting named therein. Proxies shall be filed with the Secretary of the meeting or of any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of

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such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to the exercise of the proxy the Bank receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

Section 3.8. Notice of Stockholder Business and Nominations.

(A) Annual Meetings of Stockholders

(1) Nominations of persons for election to the Board of Directors of the Bank and the proposal of business to be considered by the stockholders may be made (a) pursuant to the Bank’s notice of meeting delivered pursuant to Section 3.4 of these Bylaws, (b) by or at the direction of the Chairman of the Board or the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board or (c) by any stockholder of the Bank who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (2) and (3) of paragraph (A) of this Section 3.8 and who was a stockholder of record at the time such notice is delivered to the Secretary of the Bank.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 3.8, the stockholder must have given timely notice thereof in writing to the Secretary of the Bank. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Bank not less than seventy (70) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty (20) days, or delayed by more than seventy (70) days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to regulations promulgated by the Federal Deposit Insurance Corporation (the “FDIC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Bank’s books, and of such beneficial owner and (ii) the class and number of shares of the Bank which are owned beneficially and of record by such stockholder and such beneficial owner.

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(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 3.8 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Bank at least eighty (80) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Bank not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Bank.

(B) Special Meeting of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Bank’s notice of meeting pursuant to Section 3.4 of these Bylaws.

(C) General.

(1) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws.

(2) Except as otherwise provided by law, the Charter or these Bylaws, the chairman of the meeting, as selected by the Board of Directors, shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded.

(3) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Bank with the FDIC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(4) Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws. Nothing in these Bylaws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Bank’s proxy statement pursuant to rules promulgated under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

Section 3.9. Procedure for Election of Directors; Required Vote. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by written ballot, and except as otherwise set forth in the Charter with respect to the right of the holders of any series of Preferred Stock or any other series or class of stock to elect additional directors under

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specified circumstances, a plurality of the votes cast thereat shall elect the directors. Except as otherwise provided by law, the Charter or these Bylaws, all matters submitted to the stockholders at any meeting shall be decided by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter and shall be the act of the stockholders.

Section 3.10. Stockholder Action by Written Consent. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Charter to elect additional directors under specific circumstances or to consent to specific actions taken by the Bank, any action required or permitted to be taken by the stockholders of the Bank may be effected by unanimous written consent of the stockholders and such written consent shall have all of the force and effect of a meeting of stockholders.

ARTICLE 4. BOARD OF DIRECTORS

Section 4.1. General Powers. The business and affairs of the Bank shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Bank and do all such lawful acts and things as are not by law or by the Charter or by these Bylaws required to be exercised or done by the stockholders. The directors may elect a Chairman of the Board and shall elect the members of the Executive Committee, any other committees of the Board of Directors, and any officers of the Bank as are determined to be necessary.

Section 4.2. Composition and Term. The Board of Directors shall be composed of: (a) those persons designated in the Charter of the Bank, such persons to serve as directors until the respective expiration dates of their terms as set forth therein and until their successors are elected and qualified and (b) as such terms expire, those persons who are elected as directors from time to time as provided herein. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Charter to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board, but shall consist of not more than twenty-five (25) nor less than seven (7) directors. The directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Charter, shall be divided into three classes as nearly equal in number as possible, and designated as Class I, Class II and Class III. Members of each class shall hold office until their successors shall have been duly elected and qualified. At each succeeding annual meeting of stockholders of the Bank, (i) the successors of the class of directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election, and until their successors are elected and qualified and (ii) if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created. Up to two additional directors may be elected in any fiscal year by vote of a majority of the directors then in office.

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Section 4.3. Qualification. Each director shall have such qualifications as are required by applicable law. Each director shall own, in his/her own right and free of any lien or encumbrance, common stock, either of the Bank or of a company owning at least seventy-five percent of the stock of the Bank, having a par value, or a fair market value on the date the person became a director, of not less than $1,000; provided, however, that this requirement shall apply only to the extent that the Bank or a company owning at least seventy-five percent (75%) of the stock of the Bank has issued common stock to a person other than a holding company thereof. Any director who ceases to be the owner of the required number of shares of stock, or who becomes in any other manner disqualified, shall vacate his/her office forthwith. Each director, when appointed or elected, shall take an oath that he/she will faithfully perform the duties of his/her office and that he/she is the owner, in his/her own right and free of any lien or encumbrance, of the amount of stock required by this Section 4.3. The oath shall be taken before a notary public or justice of the peace, who is not an officer of the Bank, and a record of the oath shall be made a part of the records of the Bank. To the extent required by law, a majority of the members of the Board of Directors shall be citizens and residents of the Commonwealth of Massachusetts. Any Director, at the time of election or appointment to the Board of Directors, must be at least twenty one (21) years of age and may not serve as a Director beyond age eighty (80), provided, however, any Director attaining the age of eighty (80) while a Director may continue to serve as a Director for the remainder of such Director’s term of office. This age limitation shall not apply to Directors who were Trustees of the Bank’s mutual savings bank predecessor as of April 26, 2023.

Section 4.4. Regular Meetings. A regular meeting of the Board of Directors shall be held without notice other than these Bylaws immediately after, and at the same place as, each annual meeting of stockholders. In addition, regular meetings of the Board of Directors shall not be less frequent than quarterly. The Board of Directors may, by resolution, provide the time and place for the holding of regular meetings without notice other than such resolution.

Section 4.5. Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board, the Chief Executive Officer, the President, or a majority of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

Section 4.6. Notice. Notice of the time, date and place of all special meetings of the Board of Directors shall be given to each director by the Secretary or an Assistant Secretary or in the case of the death, absence, incapacity or refusal of such persons, by the officer or one of the directors calling the meeting. Such notice shall be given to each director in person, by telephone or voicemail, or by electronic transmission including, without limitation, by facsimile transmission, electronic mail or posting on the internet or other electronic network together with separate notice to the director of such specific posting directed to an electronic mail address furnished by the director, or by any other means of electronic transmission agreed to in writing by the director, at least twenty-four (24) hours in advance of the meeting. Notice may also be provided to directors by written notice mailed postage prepaid or sent by use of a nationally recognized overnight delivery or courier service addressed to his or her address as listed on the Bank’s records, at least forty-eight (48) hours in advance of such meeting. In addition, notice may be given in any other manner, including by electronic transmission, consistent with policies and procedures approved by the Board of Directors. If mailed or sent by overnight delivery or courier, such notice shall be deemed to be delivered when deposited in the mail or with such

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delivery or courier service. Written notice by electronic transmission is effective: (1) if by facsimile transmission, when directed to a number furnished by the director for the purpose of such delivery; (2) if by electronic mail, when directed to an electronic mail address furnished by the director for the purpose of such delivery; (3) if delivered by a posting on the internet or other electronic network together with separate notice to the director of such specific posting directed to an electronic mail address furnished by the director for the purpose, upon the later of (i) such posting and (ii) the giving of such separate notice; (4) if by any other form of electronic transmission agreed to by the director to whom such notice is given, when directed to the director in the manner agreed. Notice delivered in accordance with policies and procedures approved by the Board of Directors must be delivered at or prior to the time, and shall be effective at the time, set forth in such policy and procedures. An affidavit of the Secretary or an Assistant Secretary of the Bank or of an agent of the Bank that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

When any Board of Directors meeting, either regular or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty (30) days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken.

Section 4.7. Waiver of Notice. Any director may waive notice of any meeting by a writing executed by him or her either before or after the meeting and filed with the records of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because such meeting is not lawfully called or convened and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of such meeting.

Section 4.8. Quorum. A majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, the presiding officer or a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 4.9. Presiding Officer. The Chairman of the Board shall preside at all meetings of the Board of Directors; and in the event of the absence or disability of the Chairman, the President shall preside. In the event of the absence or disability of the Chairman and the President, a presiding Officer pro-tem shall be designated by a majority of the directors present at the meeting; provided, that any person presiding at any meeting of the Board of Directors shall be a director of the Bank; and provided further, that if the person presiding is the Secretary of the Board of Directors, a Secretary pro-tem shall be appointed for the meeting by the presiding Officer.

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Section 4.10. Chairman of the Board. The Chairman of the Board of Directors shall be elected by and from the directors at their first meeting after the annual meeting of stockholders for a term of one year, except that he or she may be elected initially at any meeting of the directors for a period of less than one year. The Chairman shall have such other powers and duties as from time to time may be conferred upon him or her by the Board of Directors, provided that any such powers or duties so conferred shall not be in conflict with those of the Chief Executive Officer or the President.

Section 4.11. Vacancies. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Charter to elect additional directors under specified circumstances, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. A director so elected shall hold office for a term continuing until the next election of directors by the stockholders. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

Section 4.12. Presumption of Assent. A director of the Bank who is present at a meeting of the Board of Directors at which action on any Bank matter is taken shall be presumed to have assented to the action taken unless his/her dissent or abstention shall be entered in the minutes of the meeting or unless he/she shall file a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Bank within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 4.13. Manner of Participation. Members of the Board of Directors or of committees elected by the Board pursuant to Section 4.16 may participate in meetings of the Board or such committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person, including attendance for the purpose of compensation pursuant to Section 4.14 or Section 5.8, unless the Board of Directors by resolution provides otherwise.

Section 4.14. Compensation of Directors. The Board of Directors shall have authority to fix fees of directors.

Section 4.15. Resignation. Any director may resign at any time by sending a written notice of such resignation to the principal executive office of the Bank addressed to the Chairman of the Board, the Chief Executive Officer or the Secretary. Unless the resigning director otherwise specifies in the notice of resignation, such resignation shall take effect upon receipt by the Chairman of the Board, the Chief Executive Officer or the Secretary.

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Section 4.16. Committees. In addition to the Executive Committee referred to in Article 5 hereof and the Audit Committee referred to in Section 4.17 below, the Board of Directors may designate one or more additional committees, each such additional committee to consist of those directors elected by the Board of Directors. The Board of Directors may elect one or more directors as alternate members of any such committee, who may take the place of any absent member or members at a meeting of such committee. Members of the committees appointed by the Board of Directors shall serve at the pleasure of the Board of Directors. Subject to applicable law, and regulatory orders or decisions, the Board of Directors may authorize payment to the members of any committee of a reasonable fee as compensation for service as a member of such committee.

If a member of any such committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may, by unanimous vote, appoint another member of the Board of Directors to act at the meeting in place of an absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise, when the Board of Directors is not in session, all the powers and authority of the Board of Directors in the direction of the Bank, except action in respect to dividends to stockholders, election of the principal officers, the filling of vacancies in the Board of Directors or committees created pursuant to the authority set forth in this section, the amendment of the Charter of the Bank, or the amendment of these Bylaws.

Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless otherwise specified in the resolution of the Board of Directors designating the committee, the majority of the total number of members of the committee shall constitute a quorum for the transaction of business, and the vote of the majority of the members of the committee present at any meeting of which there is a quorum shall be the act of the committee. Each such committee shall keep regular minutes of its meetings and report the same to the Board of Directors, when required.

Section 4.17. Audit Committee. The Audit Committee shall have the powers and duties provided by law. The Board of Directors, at its first meeting after the annual meeting of stockholders, shall elect an Audit Committee of not less than three (3) directors. The members of the Audit Committee shall be elected for a term of one year and until their successors are elected and qualified, or until removed by the Board of Directors. In addition to the powers and duties of the Audit Committee prescribed by applicable provisions of law, said committee shall also monitor the independence, and evaluate the performance, of the Bank’s independent auditors and the integrity of the Bank’s financial reporting process and internal controls, and have such other powers and perform such other duties as the Board of Directors may from time to time determine.

Section 4.18. Removal. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Charter to elect additional directors under specified circumstances, any director may be removed from office at any time, but only for cause and then only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then outstanding Voting Stock, voting together as a single class.

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Section 4.19. Secretary of the Board of Directors. The Secretary of the Board of Directors shall be elected by the directors at their first meeting after the annual meeting of stockholders. The Secretary of the Board of Directors, may be, but need not be, the same person who serves as the Secretary of the Bank. The Secretary shall keep correct records of all meetings of the Board of Directors and shall give notice of all such meetings as hereinabove provided.

Section 4.20. Honorary Directors. Subject to applicable provisions of law, any person who shall have served as a director of the Bank (or in a merging institution merged into or acquired by the Bank) for ten years or more may, upon ceasing to be a director, be continued as an Honorary Director in the manner and for such term as is provided by law. Honorary Director(s) shall, with the consent of the Board of Directors, be allowed to attend meetings of the Board but shall have no vote.

Section 4.21. Advisory Board. The Board of Directors may appoint one or more persons on such terms and conditions and having such qualifications deemed appropriate by it as Advisory Board Members. Advisory Board Members may serve for an initial twelve (12)-month term, prior to the end of which the Board of Directors shall review the Advisory Board Member’s position to assess the continued contribution of the advisory position and to determine whether the term will be extended beyond the original twelve (12) months. Advisory Board Members shall give consultation and advice on such matters as the Board of Directors shall request. Advisory Board Members may, with the consent of the Board of Directors, be allowed to attend meetings of the Board of Directors but shall have no vote. Advisory Board Members may be compensated for attendance at meetings, subject to applicable law, and regulatory orders or decisions.

Section 4.22. Action Without Meeting. Unless otherwise restricted by the charter of the Bank or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a consent to such action in writing or by electronic transmission is signed or approved by all of the members of the Board of Directors or the members of such committee, as the case may be, and such written consent or electronic transmission is filed with the minutes of proceedings of such board or committee. Any action taken under this Section is effective when the last Director or member signs or delivers the consent unless the consent specifies a different effective date. A consent signed or delivered under this Section has the effect of a meeting vote and may be described as such in any document.

ARTICLE 5. EXECUTIVE COMMITTEE

Section 5.1. Designation of Executive Committee. The Board of Directors shall designate no less than three (3) directors to constitute an Executive Committee. The Chief Executive Officer shall serve as the chairperson of the Executive Committee. The Chairman of the Board of Directors shall serve as a member of the Executive Committee. No member of the Executive Committee shall continue to be such a member after he/she ceases to be a director of the Bank. The Board of Directors shall have the power, subject to applicable law, at any time to increase or decrease the number of members of the Executive Committee, to fill vacancies on it, to remove any member of it, and to change its functions, subject to applicable law.

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Section 5.2. Powers of the Executive Committee. During the intervals between meetings of the Board of Directors, subject to such limitations as may be prescribed by the Board of Directors, the Executive Committee shall have and may exercise all the authority of the Board of Directors, including power to authorize the seal of the Bank to be affixed to all documents that may require it, but excluding those powers that by law, by the Charter or by these Bylaws, may not be delegated. The Executive Committee may formulate and recommend to the Board of Directors for approval general policies regarding the management of the business and affairs of the Bank.

Section 5.3. Record of Proceedings. The Executive Committee shall keep minutes of its acts and proceedings.

Section 5.4. Place of Meetings. Meetings of the Executive Committee, regular or special, may be held either within or without the United States.

Section 5.5. Regular Meetings. Regular meetings of the Executive Committee, of which no notice shall be necessary, shall be held on such days and at such places as shall be established by the majority of the Executive Committee.

Section 5.6. Special Meetings. Special meetings of the Executive Committee shall be called at the request of any member of the Executive Committee and shall be held upon notice by any means, and within the respective timeframe, permitted under Section 4.6 hereof. Notice of any special meeting of the Executive Committee may be waived in writing, signed by the member or members entitled to the notice, whether before or after the time of the meeting. Attendance of any member of the Executive Committee at a special meeting shall constitute a waiver of notice of the meeting.

Section 5.7. Quorum. A majority of the Executive Committee shall be necessary to constitute a quorum for the transaction of any business. The acts of a majority of the members present at a meeting at which a quorum is present shall be the acts of the Executive Committee.

Section 5.8. Compensation. The Board of Directors may authorize payment to the members of the Executive Committee of a reasonable fee as compensation for service as a member of the Executive Committee.

ARTICLE 6. OFFICERS

Section 6.1. Enumeration. The officers of the Bank shall consist of a Chief Executive Officer, a President, a Treasurer, a Secretary, and such other officers as the Board of Directors may from time to time elect including, without limitation, a Chief Financial Officer, and one or more Vice Presidents, Vice Treasurers, Assistant Treasurers, or Assistant Secretaries.

Section 6.2. Election. All officers (other than the Secretary) shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders, and the Secretary shall be elected by the stockholders at their annual meeting or at a special meeting of stockholders duly called for such purpose. Officers may also be elected by the Board of Directors at any other meeting. The Chief Executive Officer or the President shall have authority to appoint any agents or employees, other than those provided by law or by these Bylaws to be elected or appointed by the Board of Directors, and to prescribe their powers and duties which may include the power to appoint subordinate agents or employees.

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Section 6.3. Qualification. Any two or more offices may be held by any person. The President shall be a director. Any officer may be required by the Board of Directors to give bond for the faithful performance of his/her duties in such amount and with such sureties as the Board of Directors may determine.

Section 6.4. Tenure. Except as otherwise provided by law, by the Charter, or by these Bylaws, the Chairman of the Board, the Chief Executive Officer, the President and Treasurer shall hold office until the first meeting of the Board of Directors following the next annual meeting of the stockholders and until their respective successors are elected and qualified; the Secretary shall hold office until the next annual meeting of stockholders and until a successor is elected and qualified; and all other officers shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders, or for such shorter term as the Board of Directors may fix at the time such officers are elected. Any officer may resign at any time by written notice to the Board of Directors, the Executive Committee, the Chairman of the Board, the Chief Executive Officer or the President. Such resignation shall be effective upon receipt unless the resignation otherwise provides. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The Board of Directors may, however, authorize the Bank to enter into an employment contract with any officer in accordance with law, but no such contract right shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 6.5 hereof.

Section 6.5. Removal. Except as otherwise provided by law, the Charter or these Bylaws, the Board of Directors may remove any officer with or without cause by the affirmative vote of a majority of the Whole Board. Any such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the persons involved. Any officer, agent or employee not elected or appointed by the Board of Directors shall hold office at the discretion of the President.

Section 6.6. Absence or Disability. In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.

Section 6.7. Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

Section 6.8. Chief Executive Officer. The Chief Executive Officer shall have general supervision and control of the Bank’s business, subject to the Board of Directors’ oversight, and shall have such specific powers and duties as are set forth in the law or these Bylaws, or as may be designated from time to time by the Board of Directors. The Chief Executive Officer shall have authority to appoint any agents or employees, other than those provided by law or by these Bylaws to be elected or appointed by the Board of Directors, and to prescribe their powers and duties which may include the power to appoint subordinate agents or employees.

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Section 6.9. President. The President shall have such powers and duties as from time to time may be conferred upon him or her by law, by the Board of Directors, or the Chief Executive Officer. The President as may be required or permitted by law may select other officers.

Section 6.10. Treasurer. The Treasurer shall have such powers and duties as may be prescribed by law or by the Board of Directors.

Section 6.11. Vice Presidents. Any Executive Vice President, Senior Vice President or Vice President shall have such powers and perform such duties as the President or the Board of Directors may from time to time designate.

Section 6.12. Secretary. The Secretary shall have such powers and duties as may be prescribed by law, the Board of Directors or the President. The Secretary shall also keep a record of all meetings of the Corporators and, if also the Secretary of the Board of Directors, the meetings of the Board of Directors. In the absence of the Secretary, or Assistant Secretary, a Temporary Secretary, designated by the person presiding at such meeting, shall perform the duties of the Secretary.

Section 6.13. Other Officers. Other officers shall have such powers and duties as may be prescribed by the President or by the Board of Directors.

ARTICLE 7. STOCK CERTIFICATES AND TRANSFERS

Section 7.1. Certificates of Stock. Unless otherwise provided by the Board of Directors, each stockholder shall be entitled to a certificate of the capital stock of the Bank in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimile if the certificate is signed by a transfer agent or by a registrar, other than a director, officer or employee of the Bank. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Bank with the same effect as if he were such officer at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Bank is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

Section 7.2. Transfers. Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock may be transferred on the books of the Bank by the surrender to the Bank or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Bank or its transfer agent may reasonably require.

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Section 7.3. Record Holders. Except as otherwise required by law, by the Charter or by these Bylaws, the Bank shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Bank in accordance with the requirements of these Bylaws.

It shall be the duty of each stockholder to notify the Bank of his/her address and any changes thereto.

Section 7.4. Record Date. The Board of Directors may fix in advance a time of not more than sixty (60) days before the date of any meeting of the stockholders, the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case, only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Bank after the record date.

If no record date is fixed and the transfer books are not closed, (a) the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, and (b) the record date for determining stockholders for any other purpose shall be the close of business on the date on which the Board of Directors acts with respect thereto.

Section 7.5. Replacement of Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.

Section 7.6. Issuance of Capital Stock. Except as provided by law, the Board of Directors shall have the authority, with the approval of the Commissioner of Banks of the Commonwealth of Massachusetts to the extent required by law, to issue or reserve for issue from time to time the whole or any part of the capital stock of the Bank which may be authorized from time to time, to such persons or organizations, for such consideration, whether cash, property, services or expenses and on such terms as the Board of Directors may determine, including, without limitation, the granting of options, warrants or conversion or other rights to subscribe to said capital stock.

Section 7.7. Dividends. Subject to applicable law, the Charter and these Bylaws, the Board of Directors may from time to time declare, and the Bank may pay, dividends on outstanding shares of its capital stock.

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ARTICLE 8. DEPOSITS

Deposits of any type permitted by law may be received by the Bank on such terms and subject to such limitations as are from time to time provided by law and the rules, regulations and Bylaws of the Bank, but any deposit may be refused by the Bank for any legal reason. The Bank may require that each depositor sign a statement signifying assent to the rules, regulations and Bylaws of the Bank then in force or as thereafter added or amended. All rules, regulations and Bylaws of the Bank and all additions and amendments thereto from time to time in effect shall be binding on all depositors and on all other persons dealing with the Bank whether or not such statement is signed.

ARTICLE 9. WITHDRAWALS

Section 9.1. Withdrawals and Payments. Deposits may be withdrawn by the depositor or by any person legally authorized to act on the depositor’s behalf. Withdrawals may be made by written order or by any other method permitted by the Bank, subject to such requirements as may be established from time to time by the Bank or by law. Withdrawals requesting payment to the depositor or to one or more persons may be honored by the Bank. Any payment made by the Bank to the depositor in person or pursuant to any such withdrawal shall discharge the liability of the Bank to all persons to the extent of such payment. No alleged agreement with a depositor or with any other person inconsistent with law, these Bylaws or with any of the rules or regulations of the Bank shall be valid or binding upon the Bank.

Section 9.2. Deceased Depositors and Minors. Deposits standing in the name of a deceased depositor or a minor shall be paid in accordance with law.

ARTICLE 10. INTEREST

The Bank may pay interest on deposits in accordance with law. The Bank may elect not to include fractional parts of a dollar in principal in computing interest. With respect to deposit accounts on which interest is payable, the Bank may elect not to pay interest on accounts that have a balance of less than ten dollars, or such other minimum amount as may be fixed or permitted by law, unless otherwise provided by law.

ARTICLE 11. INDEMNIFICATION

Section 11.1. Indemnification and Insurance.

(A) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, derivative, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or a person of whom he is the legal representative is or was a director, officer, employee or agent of the Bank, or is or was serving at the request of the Bank as a director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, partner, trustee, employee or agent or in any other capacity while serving as a director, officer, partner, trustee, employee or agent, shall be indemnified and held harmless by the Bank against all expense, liability and loss (including, without limitation, attorneys’ fees and disbursements, judgments, fines, excise taxes

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or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding, provided that such indemnitee shall have acted in good faith in the reasonable belief that such action was in, or not opposed to, the best interests of the Bank or such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, as the case may be; provided, however, that except as provided in paragraph (C) of this Section 11.1 with respect to proceedings seeking to enforce rights to indemnification, the Bank shall indemnify any such indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

(B) The right to indemnification conferred in paragraph (A) of this Section 11.1 shall include the right to be paid by the Bank the expenses (including attorneys’ fees and disbursements) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, to the extent required by applicable law, an advancement of expenses incurred by an indemnitee in his/her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Bank of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this paragraph (B) or otherwise.

(C) If a claim under paragraphs (A) or (B) of this Section 11.1 is not paid in full by the Bank within thirty (30) days after a written claim has been received by the Bank, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Bank to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right of an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Bank to recover an advancement of expenses pursuant to the terms of an undertaking, the Bank shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth under applicable law. Neither the failure of the Bank (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth under applicable law, nor an actual determination by the Bank (including its Board of Directors, independent legal counsel or stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Bank to recover an advancement of expenses pursuant to the terms of an undertaking, the burden or proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under these Bylaws or otherwise shall be on the Bank.

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(D) The right to indemnification and the advancement of expenses conferred in this Section 11.1 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Charter, provision of these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

(E) The Bank shall maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Bank or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Bank would have the power to indemnify such person against such expense, liability or loss under applicable law.

(F) The Bank may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to the advancement of expenses, to any employee or agent of the Bank to the fullest extent of the provisions of these Bylaws with respect to the indemnification and advancement of expenses of directors and officers of the Bank.

(G) The rights to indemnification and to the advancement of expenses conferred in paragraphs (A) and (B) of these Bylaws shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

ARTICLE 12. AMENDMENTS

These Bylaws may be altered, amended, added to, rescinded or repealed as provided in the Charter.

ARTICLE 13. SPECIAL CORPORATE ACTS

Section 13.1. Execution of Negotiable Instruments. All checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money shall be signed by such officer or officers of the Bank as the Board of Directors shall determine from time to time. The Board of Directors may authorize the use of facsimile signatures of any officer or employee in lieu of manual signatures.

Section 13.2. Execution of Deeds, Contracts, Etc. Subject always to the specific directions of the Board of Directors or the Executive Committee, all deeds, mortgages, assignments, extensions, releases, partial releases, and discharges of mortgages made by the Bank and all other written contracts, agreements and undertakings to which the Bank shall be a party shall be executed in its name by the President, any Executive Vice President, any Senior Vice President, any Vice President, or such other officer as may be designated by the Chairman of the Board of Directors or the President, and, when requested, the Secretary or an Assistant Secretary shall attest to such signatures and affix the corporate seal to the instruments.

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Section 13.3. Endorsement of Stock Certificates. Subject always to the specific directions of the Board of Directors or the Executive Committee, any share or shares of stock issued by any corporation and owned by the Bank (including reacquired shares of stock of the Bank) may, for sale or transfer, be endorsed in the name of the Bank by the President or such other officer as may be designated by the Chairman of the Board or the President, and his/her signature shall be attested to by the Secretary or an Assistant Secretary who shall affix the corporate seal.

Section 13.4. Voting of Shares Owned by Bank. Subject always to the specific directions of the Board of Directors or the Executive Committee, any share or shares of stock issued by any other corporation and owned or controlled by the Bank may be voted at any stockholders’ meeting of the other corporation by the President of the Bank, or in his/her absence, by such other officer as may be designated by the Chairman of the Board or the President. Whenever, in the judgment of the Chairman of the Board or the President, or in his/her absence, of any such other officer as may be designated by the Chairman of the Board or the President, it is desirable for the Bank to execute a proxy or give a stockholders’ consent in respect to any share or shares of stock issued by any other corporation and owned or controlled by the Bank, the proxy or consent shall be executed in the name of the Bank by the President without necessity of any authorization by the Board of Directors. Any person or persons designated in the manner above stated as the proxy or proxies of the Bank shall have full right, power and authority to vote the share or shares of stock issued by the other corporation.

Section 13.5. Foreclosure of Mortgage. Subject always to the specific directions of the Board of Directors or the Executive Committee, in the event of a breach of condition of any mortgage held by the Bank, the President, any Vice Presidents, the Treasurer or any Assistant Treasurer are authorized and empowered severally in the name and on behalf of the Bank, wherever authorized by the Board of Directors or the Executive Committee, by general or specific vote, to make entry for the purpose of taking possession of the mortgaged property or of foreclosure of such mortgage and to perform any and all acts necessary or proper to consummate such foreclosure and effect the due execution of any power of sale contained in such mortgage, including the execution, acknowledgment and delivery of all deeds and instruments of conveyance to the purchaser and the execution of all affidavits and certificates required by law or deemed necessary by any of such officers.

ARTICLE 14. MISCELLANEOUS PROVISIONS

Section 14.1. Fiscal Year. Except as otherwise determined by the Board of Directors, the fiscal year of the Bank shall be the twelve months ending June 30 or on such other date as may be required by law.

Section 14.2. Seal. The Board of Directors shall have power to adopt and alter the seal of the Bank.

Section 14.3. Charter. All references in these Bylaws to the Charter shall be deemed to refer to the Charter of the Bank, as amended and in effect from time to time.

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Section 14.4. Effective Date. These Bylaws shall become effective on the date of the formation of the Bank as a Massachusetts-chartered stock savings bank.

Section 14.5. Emergency. In the event of an emergency declared by a proper governmental authority, State or Federal, and until declaration of the termination of such emergency, or in the event of a disaster, either of which renders ordinary operations of the Bank impossible, the power and duties of the Board of Directors may be exercised and performed by said available members with or without formal meetings and free from the usual notice and quorum requirements. The emergency powers herein granted shall cease upon declaration of the termination of the emergency or the overcoming of the same, as aforesaid.

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Exhibit C

Articles of Incorporation of the Mid-Tier Holding Company

ARTICLES OF INCORPORATION

WINCHESTER BANCORP, INC.

The undersigned, Edward A. Quint, whose address is 5335 Wisconsin Avenue, N.W., Suite 780, Washington, D.C. 20015, being at least eighteen years of age, acting as incorporator, does hereby form a corporation under the general laws of the State of Maryland, having the following Articles of Incorporation (the “Articles”):

ARTICLE 1. Name. The name of the corporation is Winchester Bancorp, Inc. (herein, the “Corporation”).

ARTICLE 2. Principal Office. The address of the principal office of the Corporation in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202.

ARTICLE 3. Purpose. The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.

ARTICLE 4. Resident Agent. The name and address of the registered agent of the Corporation in the State of Maryland is CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.

ARTICLE 5. Capital Stock

A. Authorized Stock. The total number of shares of capital stock of all classes that the Corporation has authority to issue is twenty-five million (25,000,000) shares, consisting of:

1. Twenty million (20,000,000) shares of common stock, par value one cent ($0.01) per share (the “Common Stock”); and

2. Five million (5,000,000) shares of preferred stock, par value one cent ($0.01) per share (the “Preferred Stock”).

The aggregate par value of all the authorized shares of capital stock is two hundred fifty thousand dollars ($250,000.00). Except to the extent required by governing law, rule or regulation, the shares of capital stock may be issued from time to time by the Board of Directors without further approval of the stockholders of the Corporation. The Corporation shall have the authority to purchase its capital stock out of funds lawfully available therefor, which funds shall include, without limitation, the Corporation’s unreserved and unrestricted capital surplus. The Board of Directors, pursuant to a resolution approved by a majority of the Whole Board (rounded up to the nearest whole number), and without action by the stockholders, may amend these Articles to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue. For the purposes of these Articles, the term “Whole Board” shall mean the total number of directors that the Corporation would have if there were no vacancies on the Board of Directors at the time any such resolution is presented to the Board of Directors for adoption.

B. Common Stock. Except as provided under the terms of any series of Preferred Stock and as limited by Section D of this Article 5, the exclusive voting power shall be vested in the Common Stock. Except as otherwise provided in these Articles, each holder of the Common Stock shall be entitled to one vote for each share of Common Stock standing in the holder’s name on the books of the Corporation. Subject to any rights and preferences of any series of Preferred Stock, holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor. Upon the liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them, respectively, after: (i) payment or provision for payment of the Corporation’s debts and liabilities; (ii) distributions or provisions for distributions to holders of any class or series of stock having a preference over the Common Stock in the liquidation, dissolution or winding up of the Corporation; and (iii) distributions or provision for distributions in settlement of the Liquidation Account established by the Corporation as described in Section G of this Article 5.

C. Preferred Stock. The Board of Directors is hereby expressly authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, and to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each such series. The number of authorized shares of the Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required by law or pursuant to the terms of such Preferred Stock. The power of the stockholders to increase or decrease the authorized shares of the Preferred Stock shall not limit any of the powers of the Board of Directors provided under these Articles.

D. Restrictions on Voting Rights of the Corporation’s Equity Securities.

1. Notwithstanding any other provision of these Articles, in no event shall the record owner (or if more than one record owner, all such record owners taken as a group) of any outstanding Common Stock that is beneficially owned, directly or indirectly, by a Person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of Common Stock (the “Limit”), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit. The number of votes that may be cast by any particular record owner by virtue of the provisions hereof in respect of Common Stock beneficially owned by such Person owning shares in excess of the Limit (a “Holder in Excess”) shall be a number equal to the total number of votes that a single record owner of all Common Stock owned by such Holder in Excess would be entitled to cast after giving effect to the provisions hereof, multiplied by a fraction, the numerator of which is the number of shares of such class or series that are both (i) beneficially owned by such Holder in Excess and (ii) owned of record by such particular record owner, and the denominator of

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which is the total number of shares of Common Stock beneficially owned by such Holder in Excess. The provisions of this Section D of this Article 5 shall not be applicable to any mutual holding company parent of the Corporation. The provisions of this Section D of this Article 5 shall also not be applicable if, before the Holder in Excess acquired beneficial ownership of such shares in excess of the Limit, such acquisition was approved by a majority of the “Unaffiliated Directors.” For this purpose, the term “Unaffiliated Director” means any member of the Board of Directors who is unaffiliated with the Holder in Excess and was a member of the Board of Directors before the time that the Holder in Excess became such, and any director who is thereafter chosen to fill any vacancy on the Board of Directors and who is elected and who, in either event, is unaffiliated with the Holder in Excess and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of the Unaffiliated Directors then serving on the Board of Directors.

2. The following definitions shall apply to this Section D of this Article 5.

(a)

An “affiliate” of a specified Person shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

(b)

“Beneficial ownership” shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to said Rule 13d-3 as in effect on December 31, 2023; provided, however, that a Person shall, in any event, also be deemed the “beneficial owner” of any Common Stock:

(1)	that such Person or any of its affiliates beneficially owns, directly or indirectly; or

(2)

that such Person or any of its affiliates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of an agreement, contract, or other arrangement with the Corporation to effect any transaction of the type described in clause (i) or (ii) of the first sentence of Article 9 hereof) or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such Person nor any such affiliate is otherwise deemed the beneficial owner); or

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(3)

that are beneficially owned, directly or indirectly, by any other Person with which such first mentioned Person or any of its affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation; and provided further, however, that (i) no director or officer of the Corporation (or any affiliate of any such director or officer) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any Common Stock beneficially owned by any other such director or officer (or any affiliate thereof), and (ii) neither any employee stock ownership or similar plan of the Corporation or any subsidiary of the Corporation nor any trustee with respect thereto (or any affiliate of such trustee) shall, solely by reason of such capacity of such trustee, be deemed, for any purposes hereof, to beneficially own any Common Stock held under any such plan. For purposes of computing the percentage of beneficial ownership of Common Stock of a Person, the outstanding Common Stock shall include shares deemed owned by such Person through application of this subsection but shall not include any other shares of Common Stock that may be issuable by the Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding Common Stock shall include only Common Stock then outstanding and shall not include any Common Stock that may be issuable by the Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

(c)	A “Person” shall mean any individual, firm, corporation, or other entity.

(d)

The Board of Directors shall have the power to construe and apply the provisions of this Section D and to make all determinations necessary or desirable to implement such provisions including, but not limited to, matters with respect to (i) the number of shares of Common Stock beneficially owned by any Person, (ii) whether a Person is an affiliate of another, (iii) whether a Person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of beneficial ownership, (iv) the application of any other definition or operative provision of this Section D to the given facts, or (v) any other matter relating to the applicability or effect of this Section D.

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3. The Board of Directors shall have the right to demand that any Person reasonably believed by the Board of Directors to be a Holder in Excess (or holder of record of Common Stock beneficially owned by any Holder in Excess) supply the Corporation with complete information as to (i) the record owner(s) of all shares beneficially owned by such Holder in Excess, and (ii) any other factual matter relating to the applicability or effect of this section as may reasonably be requested of such Holder in Excess. The Board of Directors shall further have the right to receive from any Holder in Excess reimbursement for all expenses incurred by the Board in connection with its investigation of any matters relating to the applicability or effect of this section on such Holder in Excess, to the extent such investigation is deemed appropriate by the Board of Directors as a result of the Holder in Excess refusing to supply the Corporation with the information described in the previous sentence.

4. Any constructions, applications, or determinations made by the Board of Directors pursuant to this Section D in good faith and on the basis of such information and assistance as was then reasonably available for such purpose, shall be conclusive and binding upon the Corporation and its stockholders.

5. If any provision (or portion thereof) of this Section D shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Section D shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of the Corporation and its stockholders that each such remaining provision (or portion thereof) of this Section D remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, including Holders in Excess, notwithstanding any such finding.

E. Majority Vote for Certain Actions. With respect to those actions as to which any provision of the Maryland General Corporation Law (the “MGCL”) requires stockholder authorization by a greater proportion than a majority of the total number of shares of all classes of capital stock or of the total number of shares of any class of capital stock, any such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon, except as otherwise provided in these Articles.

F. Quorum. Except as otherwise provided by law or expressly provided in these Articles, the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast a majority of the votes (after giving effect, if required, to the provisions of Article 5, Section D) entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders, and every reference in these Articles to a majority or other proportion of capital stock (or the holders thereof) for purposes of determining any quorum requirement or any requirement for stockholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock.

G. Liquidation Account. Under the Code of Massachusetts Regulations, the Corporation must establish and maintain a liquidation account (the “Liquidation Account”) for the benefit of certain Eligible Account Holders and Supplemental Eligible Account Holders (if applicable) as defined in the Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company and Plan of Stock Issuance of Winchester Savings Bank, as may be amended from time to time (the “Plan of Reorganization”). In the event of a complete liquidation

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involving (i) the Corporation or (ii) Winchester Savings Bank, a Massachusetts-chartered savings bank that is a wholly-owned subsidiary of the Corporation, the Corporation must comply with the Code of Massachusetts Regulations and the provisions of the Plan of Reorganization with respect to the amount and priorities of each Eligible Account Holder’s and Supplemental Eligible Account Holder’s interests in the Liquidation Account. The interest of an Eligible Account Holder or Supplemental Eligible Account Holder in the Liquidation Account does not entitle such account holders to voting rights.

ARTICLE 6. Preemptive Rights and Appraisal Rights.

A. Preemptive Rights. Except for preemptive rights approved by the Board of Directors pursuant to a resolution approved by a majority of the directors then in office, no holder of the capital stock of the Corporation or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued capital stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for capital stock of any class or series or carrying any right to purchase stock of any class or series.

B. Appraisal Rights. Holders of shares of stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board of Directors, pursuant to a resolution approved by a majority of the directors then in office, shall determine that such rights apply with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

ARTICLE 7. Directors. The following provisions are made a part of these Articles for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. Management of the Corporation. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under the authority of the Board of Directors, except as conferred on or as reserved to the stockholders by law or by these Articles or the Bylaws of the Corporation; provided, however, that any limitations on the Board of Directors’ management or direction of the affairs of the Corporation shall reserve the directors’ full power to discharge their fiduciary duties.

B. Number, Class and Terms of Directors; No Cumulative Voting. The number of directors constituting the Board of Directors of the Corporation shall initially be thirteen (13), which number may be increased or decreased in the manner provided in the Bylaws of the Corporation; provided, however, that such number shall never be less than the minimum number of directors required by the MGCL now or hereafter in force. The directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided into three classes, with the term of office of the first class (“Class I”) to expire at the conclusion of the first

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annual meeting of stockholders, the term of office of the second class (“Class II”) to expire at the conclusion of the annual meeting of stockholders one year thereafter and the term of office of the third class (“Class III”) to expire at the conclusion of the annual meeting of stockholders two years thereafter, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election or for such shorter period of time as the Board of Directors may determine, with each director to hold office until his or her term expires and until his or her successor shall have been duly elected and qualified.

The names of the individuals who will serve as the initial directors of the Corporation until their successors are elected and qualify are as follows:

Term to Expire in 2025:

John A. Carroll

Deborah A. Carson

Geoffrey A. Curtis

Alan G. Macdonald

Sara Perkins Salehpour

Term to Expire in 2026:

Paula Cotter

Neal J. Harte

William P. Hood

Edward Merritt

Term to Expire in 2027:

Stephen H. Boodakian

Carole A. Pierce Connolly

David P. Hood

John I. Snow, III

Stockholders shall not be permitted to cumulate their votes in the election of directors. A plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

C. Vacancies. Any vacancies in the Board of Directors may be filled in the manner provided in the Bylaws of the Corporation.

D. Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article 5 hereof) voting together as a single class.

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E. Stockholder Proposals and Nominations of Directors. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation. Stockholder proposals to be presented in connection with a special meeting of stockholders shall be presented by the Corporation only to the extent required by Section 2-502 of the MGCL and the Bylaws of the Corporation.

ARTICLE 8. Bylaws. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. In addition to any vote of the holders of any class or series of stock of the Corporation required by law or by these Articles, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article 5 hereof), voting together as a single class, shall be required for the adoption, amendment or repeal of any provisions of the Bylaws of the Corporation by the stockholders.

ARTICLE 9. Evaluation of Certain Offers. The Board of Directors, when evaluating (i) any offer of another Person (as defined below) to (A) make a tender or exchange offer for any equity security of the Corporation, (B) merge or consolidate the Corporation with another corporation or entity, or (C) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation or (ii) any other actual or proposed transaction that would or may involve a change in control of the Corporation (whether by purchases of shares of stock or any other securities of the Corporation in the open market or otherwise, tender offer, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of the assets of the Corporation, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of the Corporation and its stockholders and in making any recommendation to the Corporation’s stockholders, give due consideration to all relevant factors, including, but not limited to: (A) the economic effect, both immediate and long-term, upon the Corporation’s stockholders, including stockholders, if any, who do not participate in the transaction; (B) the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located; (C) whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of the Corporation; (D) whether a more favorable price could be obtained for the Corporation’s stock or other securities in the future; (E) the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of the Corporation and its subsidiaries; (F) the future value of the stock or any other securities of the Corporation or the other entity to be involved in the proposed transaction; (G) any antitrust or other legal and regulatory issues that are raised by the proposal; (H) the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the

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transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and (I) the ability of the Corporation to fulfill its objectives as a financial institution holding company and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations. If the Board of Directors determines that any proposed transaction of the type described in clause (i) or (ii) of the immediately preceding sentence should be rejected, it may take any lawful action to defeat such transaction, including, but not limited to, any or all of the following: advising stockholders not to accept the proposal; instituting litigation against the party making the proposal; filing complaints with governmental and regulatory authorities; acquiring the stock or any of the securities of the Corporation; selling or otherwise issuing authorized but unissued stock or other securities or granting options or rights with respect thereto; and obtaining a more favorable offer from another individual or entity. This Article 9 sets forth certain factors that may be considered by the Board of Directors, but does not create any implication concerning the factors that must be considered, or any other factors that may or may not be considered, by the Board of Directors regarding any proposed transaction of the type described in clause (i) or (ii) of the first sentence of this Article 9.

For purposes of this Article 9, a “Person” shall include an individual, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group or entity formed for the purpose of acquiring, holding or disposing of securities.

ARTICLE 10. Indemnification, etc. of Directors and Officers.

A. Indemnification. The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B of this Article 10 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. Procedure. If a claim under Section A of this Article 10 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances if it shall ultimately be determined that the standard of

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conduct has not been met and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination before the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 10 or otherwise shall be on the Corporation.

C. Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article 10 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, these Articles, the Corporation’s Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

D. Insurance. The Corporation may maintain insurance, at its expense, to insure itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.

E. Miscellaneous. The Corporation shall not be liable for any payment under this Article 10 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 10 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

F. Limitations Imposed by Federal Law. Notwithstanding any other provision set forth in this Article 10, in no event shall any payments made by the Corporation pursuant to this Article 10 exceed the amount permissible under applicable federal law, including, without limitation, Section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder.

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Any repeal or modification of this Article 10 shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 10 is in force.

ARTICLE 11. Limitation of Liability. An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (A) to the extent that it is proved that the Person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (B) to the extent that a judgment or other final adjudication adverse to the Person is entered in a proceeding based on a finding in the proceeding that the Person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (C) to the extent otherwise provided by the MGCL. If the MGCL is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

ARTICLE 12: Selection of Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the MGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the State of Maryland, in all cases subject to the court’s having personal jurisdiction over the indispensible parties named as defendants. The provisions of this Article 12 shall not apply to claims arising under the federal securities laws. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article 12.

ARTICLE 13. Amendment of the Articles of Incorporation. The Corporation reserves the right to amend or repeal any provision contained in these Articles in the manner prescribed by the MGCL, including any amendment altering the terms or contract rights, as expressly set forth in these Articles, of any of the Corporation’s outstanding stock by classification, reclassification or otherwise, and no stockholder approval shall be required if the approval of stockholders is not required for the proposed amendment or repeal by the MGCL, and all rights conferred upon stockholders are granted subject to this reservation.

The Board of Directors, pursuant to a resolution approved by a majority of the Whole Board (rounded up to the nearest whole number), and without action by the stockholders, may amend these Articles to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

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No proposed amendment or repeal of any provision of these Articles shall be submitted to a stockholder vote unless the Board of Directors shall have (1) approved the proposed amendment or repeal, (2) determined that it is advisable, and (3) directed that it be submitted for consideration at either an annual or special meeting of the stockholders pursuant to a resolution approved by the Board of Directors. Any proposed amendment or repeal of any provision of these Articles may be abandoned by the Board of Directors at any time before its effective time upon the adoption of a resolution approved by a majority of the Whole Board (rounded up to the nearest whole number).

The amendment or repeal of any provision of these Articles shall be approved by at least two-thirds (2/3) of all votes entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote on the matter (after giving due effect to the provisions of Article 5 of these Articles), except that the proposed amendment or repeal of any provision of these Articles need only be approved by the vote of a majority of all the votes entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote on the matter (after giving due effect to the provisions of Article 5 of these Articles) if the amendment or repeal of such provision is approved by the Board of Directors pursuant to a resolution approved by at least two-thirds (2/3) of the Whole Board (rounded up to the nearest whole number).

Notwithstanding any other provision of these Articles or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by these Articles, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article 5), voting together as a single class, shall be required to amend or repeal this Article 13, Section C, D, E or F of Article 5, Article 7 (other than the removal of the list of initial directors), Article 8, Article 9, Article 10, Article 11 or Article 12.

ARTICLE 14. Name and Address of Incorporator. The name and mailing address of the sole incorporator are as follows:

Edward A. Quint

5335 Wisconsin Ave., N.W., Suite 780

Washington, D.C. 20015

[Signature Page Immediately Follows]

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I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Maryland, do make, file and record these Articles of Incorporation, do certify that the facts herein stated are true, and, accordingly, have hereto set my hand this   day of    , 2024.

Edward A. Quint
Incorporator

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Exhibit D

Bylaws of the Mid-Tier Holding Company

WINCHESTER BANCORP, INC.

BYLAWS

ARTICLE I

STOCKHOLDERS

Section 1. Annual Meeting.

The Corporation shall hold an annual meeting of its stockholders to elect directors and to transact any other business within its powers, at such place, on such date and at such time as the Board of Directors shall fix. Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid corporate act.

Section 2. Special Meetings.

Special meetings of stockholders of the Corporation may be called by the President, the Chief Executive Officer or the Chairperson of the Board or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors that the Corporation would have if there were no vacancies on the Board of Directors (hereinafter the “Whole Board”). Special meetings of the stockholders shall be called by the Secretary at the request of stockholders only on the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting. Such written request shall state the purpose or purposes of the meeting and the matters proposed to be acted upon at the meeting, and shall be delivered at the principal office of the Corporation addressed to the President or the Secretary. The Secretary shall inform the stockholders who make the request of the reasonably estimated cost of preparing and mailing a notice of the meeting and, upon payment of these costs to the Corporation, notify each stockholder entitled to notice of the meeting. The Board of Directors shall have the sole power to fix (i) the record date for determining stockholders entitled to request a special meeting of stockholders and the record date for determining stockholders entitled to notice of and to vote at the special meeting and (ii) the date, time and place of the special meeting and the means of remote communication, if any, by which stockholders and proxy holders may be considered present in person and may vote at the special meeting.

Section 3. Notice of Meetings; Adjournment or Postponement.

Not less than ten (10) nor more than ninety (90) days before each stockholders’ meeting, the Secretary shall give notice of the meeting in writing or by electronic transmission to each stockholder entitled to vote at the meeting and to each other stockholder entitled to notice of the meeting. The notice shall state the time and place of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and may vote at the meeting, and, if the meeting is a special meeting, or notice of the purpose is required by statute, the purpose of the meeting. Notice is given to a stockholder when it is personally delivered to the stockholder, left at the stockholder’s residence or usual place of business, mailed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, or transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. If the

Corporation has received a request from a stockholder that notice not be sent by electronic transmission, the Corporation may not provide notice to the stockholder by electronic transmission. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if such person, before or after the meeting, delivers a written waiver or waiver by electronic transmission which is filed with the records of the stockholders’ meetings, or if such person is present at the meeting in person or by proxy.

A meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than one hundred twenty (120) days after the original record date. A meeting may be adjourned by a resolution adopted by a majority of the Whole Board or by the vote of a majority of the stockholders present at the meeting, whether or not a quorum is present at such meeting. At any adjourned meeting, any business may be transacted that might have been transacted at the original meeting.

A meeting of stockholders may be postponed to a date not more than one hundred twenty (120) days after the original record date. A meeting may be postponed by a resolution adopted by a majority of the Whole Board. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten (10) days before such date and otherwise in the manner set forth in this Section 3. At any postponed meeting, any business may be transacted that might have been transacted at the meeting as originally scheduled.

If a meeting shall be adjourned or postponed to a date not more than one hundred twenty (120) days after the original record date, a new record date need not be established, and the original record date may be used for the purpose of determining which stockholders are entitled to notice of, and to vote at, the adjourned or postponed meeting. Any writing authorizing another person to act as proxy at a meeting of stockholders shall remain valid for use at any adjournment or postponement of such meeting unless such proxy is revoked or a later dated proxy is provided by such stockholder.

As used in these Bylaws, the term “electronic transmission” shall have the meaning given to such term by Section 1-101 of the Maryland General Corporation Law (the “MGCL”) or any successor provision.

Section 4. Quorum.

Unless the Articles of Incorporation provide otherwise, where a separate vote by a class or classes is required, a majority of the shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall fail to attend any meeting, the chairperson of the meeting or the holders of a majority of the shares of stock who are present at the meeting, in person or by proxy, may, in accordance with Section 3 of this Article I, adjourn the meeting to another place, date or time.

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Section 5. Organization and Conduct of Business.

The Chairperson of the Board of Directors or the Vice Chairperson of the Board, if any, or in their absence, the Chief Executive Officer, or in his or her absence, such other person as may be designated by a majority of the Whole Board, shall call to order any meeting of the stockholders and act as chairperson of the meeting. In the absence of the Secretary, the secretary of the meeting shall be such person as the chairperson of the meeting appoints. The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her to be in order.

Section 6. Advance Notice Provisions for Business to be Transacted at Annual Meetings and Elections of Directors.

(a) At any annual meeting of the stockholders, unless otherwise required by law, only such business shall be conducted as shall have been brought before the meeting: (i) as specified in the Corporation’s notice of the meeting; (ii) by or at the direction of the Board of Directors; or (iii) by any stockholder of the Corporation who (1) is a stockholder of record on the date such stockholder gives the notice provided for in this Section 6(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting, and (2) complies with the notice procedures set forth in this Section 6(a). For business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of the immediately preceding sentence, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must otherwise be a proper matter for action by stockholders.

To be timely, a stockholder’s notice must be delivered or mailed to and received by the Secretary at the principal executive office of the Corporation not less than ninety (90) days nor more than one hundred (100) days before the anniversary of the prior year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days before the anniversary of the prior year’s annual meeting of stockholders, such written notice shall be timely only if delivered or mailed to and received by the Secretary of the Corporation at the principal executive office of the Corporation no earlier than the day on which public disclosure of the date of such annual meeting is first made and not later than the 10th day following the earlier of the day notice of the meeting was mailed to stockholders or such public disclosure was made.

The advance notice periods provided in this Section 6(a), once established by the initial notice or public disclosure of a date for the annual meeting of stockholders, shall remain in effect regardless of whether a subsequent notice or public disclosure shall provide that the meeting shall have been adjourned or that the date of the meeting shall have been postponed or otherwise changed from the date provided in the initial notice or public disclosure.

A stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

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Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 6(a). The chairperson of the meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 6(a) and, if he or she should so determine, he or she shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting pursuant to the Corporation’s notice of the meeting.

(b) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which directors are to be elected only: (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who (1) is a stockholder of record on the date such stockholder gives the notice provided for in this Section 6(b) and on the record date for the determination of stockholders entitled to vote at such meeting and (2) complies with the notice procedures set forth in this Section 6(b) and the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation.

To be timely, a stockholder’s notice must be delivered or mailed to and received by the Secretary at the principal executive office of the Corporation not less than ninety (90) days nor more than one hundred (100) days before the anniversary of the prior year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days before the anniversary of the prior year’s annual meeting of stockholders, such written notice shall be timely only if delivered or mailed to and received by the Secretary of the Corporation at the principal executive office of the Corporation no earlier than the day on which public disclosure of the date of such annual meeting is first made and not later than the tenth (10th) day following the earlier of the day notice of the meeting was mailed to stockholders or such public disclosure was made.

The advance notice periods provided in this Section 6(b), once established by the initial notice or public disclosure of a date for the annual meeting of stockholders, shall remain in effect regardless of whether a subsequent notice or public disclosure shall provide that the meeting shall have been adjourned or that the date of the meeting shall have been postponed or otherwise changed from the date provided in the initial notice or public disclosure.

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A stockholder’s notice must be in writing and set forth (i) as to each person whom the stockholder proposes to nominate for election as a director, (a) all information relating to such person that would indicate such person’s qualification to serve on the Board of Directors of the Corporation; (b) an affidavit that such person would not be disqualified under the provisions of Article II, Section 12 of these Bylaws; (c) such information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, or any successor rule or regulation; and (d) a written consent of each proposed nominee to be named as a nominee, including in proxy materials relating to the meeting to nominate the nominee(s), and to serve as a director if elected; and (ii) as to the stockholder giving the notice: (a) the name and address of such stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (b) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner; (c) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (d) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; (e) whether such stockholder intends to solicit proxies in support of director nominees other than the Corporation’s nominees in accordance with the Exchange Act and the rules and regulations promulgated thereunder; and (f) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation. Upon request by the Corporation, if a stockholder provides notice of its intent to solicit proxies in support of director nominees other than the Corporation’s nominees in accordance with the Exchange Act and the rules and regulations promulgated thereunder, the stockholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting of stockholders, reasonable evidence that it has met the requirements of the Exchange Act and the rules and regulations promulgated thereunder. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this Section 6(b). The chairperson of the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded. Furthermore, unless otherwise required by law, if any stockholder (i) provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (ii) subsequently fails to comply with any requirements of Rule 14a-19 under the Exchange Act or any other rules or regulations thereunder, then the Corporation shall disregard any proxies or votes solicited for such nominees and such nomination shall be disregarded.

(c) For purposes of subsections (a) and (b) of this Section 6, the term “public disclosure” shall mean disclosure (i) in a press release issued through a nationally-recognized news service, (ii) in a document publicly filed or furnished by the Corporation with the United States Securities and Exchange Commission or (iii) on a website maintained by the Corporation. The timely notice requirements provided in subsections (a) and (b) of this Section 6 shall apply to all stockholder nominations for election as a director and all stockholder proposals for business to be conducted at an annual meeting regardless of whether such proposal is submitted for inclusion in the Corporation’s proxy materials pursuant to Rule 14a-8 of Regulation 14A under the Exchange Act or whether such nomination is submitted for inclusion in the Corporation’s proxy materials pursuant to Rule 14a-19 of Regulation 14A under the Exchange Act.

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Section 7. Proxies and Voting.

Unless the Articles of Incorporation provide for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of capital stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders; however, a share is not entitled to be voted if any installment payable on it is overdue and unpaid. In all elections for directors, directors shall be determined by a plurality of the votes cast, and except as otherwise required by law or as provided in the Articles of Incorporation, all other matters voted on by stockholders shall be determined by a majority of the votes cast on the matter.

A stockholder may vote the capital stock the stockholder owns of record either in person or by proxy. A stockholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the stockholder or the stockholder’s authorized agent signing the writing or causing the stockholder’s signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, an authorization for the person to act as the proxy to the person authorized to act as proxy or to any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation firm or proxy support service organization. The authorization may be transmitted by a telegram, cablegram, datagram, electronic mail or any other electronic or telephonic means. Unless a proxy provides otherwise, a proxy is not valid more than 11 months after its date. A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for as long as it is coupled with an interest. The interest with which a proxy may be coupled includes an interest in the capital stock to be voted under the proxy or another general interest in the Corporation or its assets or liabilities.

Section 8. Conduct of Voting

The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, to act at the meeting or any adjournment thereof and make a written report thereof, in accordance with applicable law. If one or more inspectors are not so elected, the chairperson of the meeting shall make such appointment at the meeting of stockholders. At all meetings of stockholders, the proxies and ballots shall be received, and all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided or determined by the inspector of election. All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his or her proxy or the chairperson of the meeting, a written vote shall be taken. Every written vote shall be taken by ballot, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. No candidate for election as a director at a meeting shall serve as an inspector at such meeting.

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Section 9. Control Share Acquisition Act.

Notwithstanding any other provision of the Articles of Incorporation or these Bylaws, Title 3, Subtitle 7 of the MGCL (or any successor statute) shall not apply to any acquisition by any person of shares of capital stock of the Corporation. This Section 9 may be repealed by a majority of the Whole Board, in whole or in part, at any time, whether before or after an acquisition of Control Shares (as defined in Section 3-701(d) of the MGCL, or any successor provision) and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent Control Share Acquisition (as defined in Section 3-701(d) of the MGCL, or any successor provision).

ARTICLE II

BOARD OF DIRECTORS

Section 1. General Powers, Number and Term of Office.

The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation shall, by virtue of the Corporation’s election made hereby to be governed by Section 3-804(b) of the MGCL, be fixed from time to time exclusively by vote of the Board of Directors; provided, however, that such number shall never be less than the minimum number of directors required by the MGCL now or hereafter in force. The Board of Directors shall annually elect a Chairperson of the Board from among its members and shall designate the Chairperson of the Board or his or her designee to preside at its meetings. The Board of Directors may also annually elect a Vice Chairperson. In the absence of the Chairperson of the Board, the Vice Chairperson of the Board shall preside at the meetings of the Board of Directors, and in his or her absence such other person as may be designated by a majority of the Whole Board shall preside at the meetings of the Board of Directors.

The directors, other than those who may be elected by the holders of any series of preferred stock of the Corporation, shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the first annual meeting, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election or for such shorter period of time as the Board of Directors may determine, with each director to hold office until his or her successor shall have been duly elected and qualified.

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Section 2. Vacancies and Newly Created Directorships.

By virtue of the Corporation’s election made hereby to be subject to Section 3-804(c) of the MGCL, any vacancies in the Board of Directors resulting from an increase in the size of the Board of Directors or the death, resignation or removal of a director may be filled only by the affirmative vote of two-thirds (2/3) of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3. Regular Meetings.

Regular meetings of the Board of Directors shall be held at such place or places or by means of remote communication, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required. Any regular meeting of the Board of Directors may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

Section 4. Special Meetings.

Special meetings of the Board of Directors may be called by one-third (1/3) of the directors then in office (rounded up to the nearest whole number), by the Chairperson of the Board, by the Vice Chairperson of the Board or by the Chief Executive Officer, and shall be held at such place or by means of remote communication, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given to each director who has not waived notice by mailing and post-marking written notice not less than five (5) days before the meeting, or by facsimile or other electronic transmission of the same not less than twenty-four (24) hours before the meeting. Any director may waive notice of any special meeting, either before or after such meeting, by delivering a written waiver or a waiver by electronic transmission that is filed with the records of the meeting. Attendance of a director at a special meeting shall constitute a waiver of notice of such meeting, except where the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted nor the purpose of any special meeting of the Board of Directors need be specified in the notice of such meeting. Any special meeting of the Board of Directors may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

Section 5. Quorum.

At any meeting of the Board of Directors, a majority of the Whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 6. Participation in Meetings By Conference Telephone or by Other Electronic Communications Equipment.

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of a conference telephone or by means of other electronic communications equipment if all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at such meeting.

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Section 7. Conduct of Business.

At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided in these Bylaws or the Articles of Incorporation or required by law. Action may be taken by the Board of Directors without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each member of the Board of Directors and filed in paper or electronic form with the minutes of proceedings of the Board of Directors.

Section 8. Powers.

All powers of the Corporation may be exercised by or under the authority of the Board of Directors except as provided by the Articles of Incorporation. Consistent with the foregoing, the Board of Directors shall have, among other powers, the unqualified power:

(i)	To declare dividends from time to time in accordance with law;

(ii)	To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(iii)

To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

(iv)	To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

(v)	To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

(vi)

To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

(vii)	To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

(viii)	To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation’s business and affairs.

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Section 9. Compensation of Directors.

Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

Section 10. Resignation.

Any director may resign at any time by giving written notice of such resignation to the Chairperson, the President or the Secretary at the principal office of the Corporation. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof.

Section 11. Presumption of Assent.

A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to such action unless such director announces his or her dissent at the meeting and (a) such director’s dissent is entered in the minutes of the meeting, (b) such director files his or her written dissent to such action with the secretary of the meeting before the adjournment thereof, or (c) such director forwards his or her written dissent within twenty-four (24) hours after the meeting is adjourned, by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, to the secretary of the meeting or the Secretary of the Corporation. Such right to dissent shall not apply to a director who voted in favor of such action or failed to make his or her dissent known at the meeting.

Section 12. Director Qualifications.

(a) No person shall be eligible for election or appointment to the Board of Directors: (i) if a financial or securities regulatory agency has, within the past ten years, issued a cease and desist, consent or other formal order, other than a civil money penalty, against such person, which order is subject to public disclosure by such agency; (ii) if such person has been convicted of a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law; (iii) if such person is currently charged in any information, indictment, or other complaint with the commission of or participation in such a crime; or (iv) other than the persons appointed as initial directors in connection with the formation of the Corporation and other than persons who are also executive officers of the Corporation or of the Corporation’s banking subsidiary, Winchester Savings Bank, if such person did not, at the time of his or her first election or appointment to the Board of Directors, maintain his or her principal residence (as determined by reference to such person’s most recent tax returns, copies of which shall be provided to the Corporation for the sole purpose of determining compliance with this clause (iv)) in the Commonwealth of Massachusetts or in a county where Winchester Savings Bank maintains a banking office for a period of at least one (1) year before the date of his or her purported nomination, election or appointment to the Board of Directors. No person may serve on the Board of Directors if such person is: (w) at the same time, a director, officer, employee or 10% or more stockholder of a bank, savings institution, credit union, mortgage banking company, consumer loan company or similar organization, other than a subsidiary of the Corporation, that engages in financial services related business activities

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or solicits customers, whether through a physical presence or electronically, in the same market area as the Corporation or any of its subsidiaries; (x) does not agree in writing to comply with all of the Corporation’s policies applicable to directors including but not limited to its confidentiality policy and confirm in writing his or her qualifications hereunder; (y) is a party to any agreement, understanding or arrangement with a party other than the Corporation or a subsidiary that (1) provides him or her with material benefits which are tied to or contingent on the Corporation entering into a merger, sale of control or similar transaction in which it is not the surviving institution, (2) materially limits his or her voting discretion as a member of the Board of Directors of the Corporation, or (3) materially impairs his or her ability to discharge his or her fiduciary duties with respect to the fundamental strategic direction of the Corporation; or (z) has lost more than one election for service as a director of the Corporation.

(b) Other than directors who were trustees of Winchester Savings Bank’s mutual savings bank predecessor as of April 26, 2023, no person eighty (80) years of age or older shall be eligible for election, reelection, appointment, or reappointment as a director of the Corporation. If during a director’s term they reach the age of eighty (80), the director shall be permitted to serve out the remainder of that term.

(c) The Board of Directors shall have the power to construe and apply the provisions of this Section 12 and to make all determinations necessary or desirable to implement such provisions.

Section 13. Attendance at Board Meetings.

The Board of Directors shall have the right to remove any director from the board upon a director’s unexcused absence from (i) three consecutive regularly scheduled meetings of the Board of Directors, or (ii) three regularly scheduled meetings of the Board of Directors in any fiscal year of the Corporation.

ARTICLE III

COMMITTEES

Section 1. Committees of the Board of Directors.

(a) General Provisions. The Board of Directors may appoint from among its members an audit committee, a compensation committee, a nominating and corporate governance committee, and such other committees as the Board of Directors deems necessary or desirable. The Board of Directors may delegate to any committee so appointed any of the powers and authorities of the Board of Directors to the fullest extent permitted by the MGCL and any other applicable law.

(b) Composition. Each committee shall be composed of one or more directors or any other number of members specified in these Bylaws or required by applicable regulations or stock exchange rules. The Chairperson of the Board may recommend committees, committee memberships, and committee chairs to the Board of Directors. The Board of Directors shall have the power at any time to appoint the chairperson and the members of any committee, change the membership of any committee, to fill all vacancies on committees, to designate alternate

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members to replace or act in the place of any absent or disqualified member of a committee, or to dissolve any committee. A member of a committee may resign from that committee at any time by giving written notice of such resignation to the Chairperson of the Board. Unless otherwise specified therein, such resignation from the committee shall take effect upon receipt thereof.

(c) Issuance of Capital Stock. If the Board of Directors has given general authorization for the issuance of capital stock providing for or establishing a method or procedure for determining the maximum number of shares to be issued, a committee of the Board of Directors, in accordance with that general authorization or any stock option or other plan or program adopted by the Board of Directors, may authorize or fix the terms of stock subject to classification or reclassification and the terms on which any capital stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors. Any committee so designated may exercise the power and authority of the Board of Directors if the resolution that designated the committee or a supplemental resolution of the Board of Directors shall so provide.

Section 2. Conduct of Business.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each member of the committee and filed in paper or electronic form with the minutes of the proceedings of such committee. The members of any committee may conduct any meeting thereof by conference telephone or other communications equipment in accordance with the provisions of Section 6 of Article II.

ARTICLE IV

OFFICERS

Section 1. Generally.

(a) The Board of Directors as soon as may be practicable after the annual meeting of stockholders shall choose a Chairperson of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Chief Financial Officer/Treasurer and from time to time may choose such other officers as it may deem proper. Any number of offices may be held by the same person, except that no person may concurrently serve as both President and Vice President of the Corporation.

(b) The term of office of all officers shall be until the next annual election of officers and until their respective successors are chosen, but any officer may be removed from office at any time by the affirmative vote of a majority of the Whole Board.

(c) All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

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Section 2. Chairperson of the Board of Directors.

The Chairperson of the Board of Directors of the Corporation shall perform all duties and have all powers which are commonly incident to the office of Chairperson of the Board or which are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation that are authorized.

Section 3. Vice Chairperson of the Board of Directors.

If appointed, the Vice Chairperson of the Board of Directors of the Corporation shall perform all duties and have all powers which are commonly incident to the office of Chairperson of the Board, with such duties to be performed and powers to be held in the absence of the Chairperson of the Board, or which are delegated to him or her by the Board of Directors.

Section 4. Chief Executive Officer.

The Chief Executive Officer, subject to the control of the Board of Directors, shall serve in general executive capacity and have general power over the management and oversight of the administration and operation of the Corporation’s business and general supervisory power and authority over its policies and affairs. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

Section 5. President.

The President shall perform the duties of the Chief Executive Officer in the Chief Executive Officer’s absence or during his or her disability to act. In addition, the President shall perform the duties and exercise the powers usually incident to their respective office and/or such other duties and powers as may be properly assigned to the President from time to time by the Board of Directors, the Chairperson of the Board or the Chief Executive Officer.

Section 6. Vice President.

The Vice President or Vice Presidents (including Executive Vice Presidents or other levels of Vice President designated by the Board of Directors), if any, shall perform the duties of the Chief Executive Officer in the absence of both the Chief Executive Officer and the President, or during their disability to act. In addition, the Vice Presidents shall perform the duties and exercise the powers usually incident to their respective office and/or such other duties and powers as may be properly assigned to the Vice Presidents from time to time by the Board of Directors, the Chairperson of the Board or the Chief Executive Officer.

Section 7. Secretary.

The Secretary or an Assistant Secretary shall issue notices of meetings, shall keep the minutes of meetings, shall have charge of the seal and the corporate books, shall perform such other duties and exercise such other powers as are usually incident to such offices and/or such other duties and powers as are properly assigned thereto by the Board of Directors, the Chairperson of the Board or the Chief Executive Officer.

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Section 8. Chief Financial Officer/Treasurer.

The Chief Financial Officer/Treasurer shall have charge of all monies and securities of the Corporation, other than monies and securities of any division of the Corporation that has a treasurer or financial officer appointed by the Board of Directors, and shall keep regular books of account. The funds of the Corporation shall be deposited in the name of the Corporation by the Chief Financial Officer/Treasurer with such banks or trust companies or other entities as the Board of Directors from time to time shall designate. The Chief Financial Officer/Treasurer shall sign or countersign such instruments as require his or her signature, shall perform all such duties and have all such powers as are usually incident to such office and/or such other duties and powers as are properly assigned to him or her by the Board of Directors, the Chairperson of the Board or the Chief Executive Officer, and may be required to give bond for the faithful performance of his or her duties in such sum and with such surety as may be required by the Board of Directors.

Section 9. Other Officers.

The Board of Directors may designate and fill such other offices in its discretion and the persons holding such other offices shall have such powers and shall perform such duties as the Board of Directors or Chief Executive Officer may from time to time assign.

Section 10. Action with Respect to Securities of Other Corporations.

Securities of other corporations or associations, registered in the name of the Corporation, may be voted by the Chief Executive Officer, the President, a Vice President, or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

ARTICLE V

STOCK

Section 1. Certificates of Stock.

The Board of Directors may determine to issue certificated or uncertificated shares of capital stock and other securities of the Corporation. For certificated stock, each stockholder is entitled to certificates which represent and certify the shares of stock the stockholder holds in the Corporation. Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder or other person to whom it is issued, and the class of stock and number of shares it represents. It shall also include on its face or back (a) a statement of any restrictions on transferability and a statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of preferred stock which the Corporation is authorized to issue, to the extent they have been set, and

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of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of preferred stock or (b) a statement which provides in substance that the Corporation will furnish a full statement of such information to any stockholder on request and without charge. Such request may be made to the Secretary or to the Corporation’s transfer agent. Upon the issuance of uncertificated shares of capital stock, the Corporation shall send the stockholder a written statement of the same information required above with respect to stock certificates. Each stock certificate shall be in such form, not inconsistent with law or with the Articles of Incorporation, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the Chairperson of the Board, the President, or a Vice-President, and countersigned by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer. Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. A certificate may not be issued until the stock represented by it is fully paid.

Section 2. Transfers of Stock.

Transfers of capital stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the capital stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 3. Record Dates or Closing of Transfer Books.

The Board of Directors may, and shall have the power to, set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, vote at a meeting, receive a dividend, or be allotted other rights. The record date may not be before the close of business on the day the record date is fixed nor, subject to Section 3 of Article I of these Bylaws, more than ninety (90) days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than twenty (20) days; and, in the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least ten (10) days before the date of the meeting. Any shares of the Corporation’s own stock acquired by the Corporation between the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders and the time of the meeting may be voted at the meeting by the holder of record as of the record date and shall be counted in determining the total number of outstanding shares entitled to be voted at the meeting.

Section 4. Lost, Stolen or Destroyed Certificates.

The Board of Directors of the Corporation may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen, or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Corporation or to the transfer agent designated to transfer shares of the stock of the Corporation. In their discretion, the Board of Directors or such officer or officers may require the owner of the certificate to give a bond, with sufficient surety, to indemnify the Corporation against any loss or claim arising as a result of the issuance of a new certificate. In their discretion, the Board of Directors or such officer or officers may refuse to issue such new certificate without the order of a court having jurisdiction over the matter.

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Section 5. Stock Ledger.

The Corporation shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock or, if none, at the principal executive office of the Corporation.

Section 6. Regulations.

The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI

MISCELLANEOUS

Section 1. Facsimile Signatures.

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 2. Corporate Seal.

The Board of Directors may provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word “(seal)” adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

Section 3. Books and Records.

The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any committee when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of these Bylaws shall be kept at the principal office of the Corporation.

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Section 4. Reliance Upon Books, Reports and Records.

Each director, each member of any committee designated by the Board of Directors, and each officer and agent of the Corporation shall, in the performance of his or her duties, in addition to any protections conferred upon him or her by law, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director, committee member, officer or agent reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 5. Fiscal Year.

The fiscal year of the Corporation shall commence on the first day of July and end on the last day of June in each year.

Section 6. Time Periods.

In applying any provision of these Bylaws that requires that an act be done or not be done a specified number of days before an event or that an act be done during a period of a specified number of days before an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

Section 7. Checks, Drafts, Etc.

All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall be signed by any officer, employee or agent of the Corporation that is authorized by the Board of Directors.

Section 8. Mail.

Any notice or other document that is required by these Bylaws to be mailed shall be deposited in the United States mail, postage prepaid.

Section 9. Contracts and Agreements.

To the extent permitted by applicable law, and except as otherwise prescribed by the Articles of Incorporation or these Bylaws, the Board of Directors may authorize any officer, employee or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

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ARTICLE VII

AMENDMENTS

These Bylaws may be adopted, amended or repealed as provided in the Articles of Incorporation.

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Exhibit E

Charter of the MHC

CHARTER

OF

WINCHESTER BANCORP, MHC

WHEREAS, Winchester Savings Bank, in accordance with Chapter 167H of the Massachusetts General Laws and all other applicable law, has voted to reorganize into the mutual holding company form of organization; and

WHEREAS, in connection with the reorganization of Winchester Savings Bank, a charter has been granted to incorporate Winchester De Novo Bank (hereinafter referred to as the “De Novo Bank”) as an interim Massachusetts mutual savings bank.

The charter of the De Novo Bank is hereby amended and restated in its entirety to read as follows:

ARTICLE I. NAME

The name of this corporation shall be Winchester Bancorp, MHC (the “Corporation”) and may be changed from time to time by the Corporators of the Corporation.

ARTICLE II. MAIN OFFICE

The main office of the Corporation shall be located in Winchester, Massachusetts, and may be changed from time to time by the Board of Trustees of the Corporation.

ARTICLE III. DURATION

The duration of the Corporation is perpetual.

ARTICLE IV. NATURE AND POWERS

The Corporation is a mutual holding company organized under Chapter 167H of the Massachusetts General Laws and shall have and may exercise all powers and authority, express and implied, available to it under Chapter 167H, as it may be amended from time to time, and under all other applicable state and federal law. Notwithstanding any other provision contained herein, the Corporation shall have no power to take deposits.

ARTICLE V. CORPORATORS

The Corporation shall have a Board of Corporators, which shall initially consist of those persons serving as Corporators of Winchester Savings Bank (the “Bank”) at the time the Corporation is organized. Corporators shall otherwise be elected as provided in the bylaws of the Corporation.

ARTICLE VI. TRUSTEES

The Corporation shall have a Board of Trustees which shall initially consist of those persons who both (a) are serving as Trustees of the Bank on the date of the organization of the Corporation and (b) meet the qualifications for the position of Trustee set forth in the bylaws of the Corporation. Trustees shall otherwise be elected as provided in the bylaws of the Corporation.

ARTICLE VII. LIQUIDATION AND DISSOLUTION

Section 1. Liquidation and Dissolution.

The Corporation may liquidate its affairs and be dissolved in accordance with the procedures set forth in Chapter 167I, Section 15 of the Massachusetts General Laws, as it may be amended from time to time.

Section 2. Liquidation Rights.

All persons who had liquidation rights pursuant to said Chapter 167I, Section 15 with respect to the Bank prior to its reorganization as a mutual holding company will continue to have such rights solely with respect to the Corporation following such reorganization. All existing and future depositors of the subsidiary stock bank of the Corporation resulting from the Reorganization shall have the same liquidation rights in the Corporation under Chapter 167H, Section 2 of the Massachusetts General Laws as were conferred upon depositors of the Bank immediately prior to such reorganization. All existing and future depositors of any other subsidiary bank that is acquired by the Corporation in the future and is in the mutual form of organization when so acquired shall have the same liquidation rights in the Corporation under said Chapter 167H, Section 2 as were conferred upon depositors of such acquired bank immediately prior to such acquisition, provided that if such acquired bank is merged into another subsidiary bank from which the Corporation draws members, the depositors of such acquired bank shall receive the same liquidation rights as the depositors of the subsidiary bank into which such acquired bank is merged.

Section 3. Limitations.

Liquidation rights accorded depositors under said Chapter 167I, Section 15 shall relate to the liquidation of the Corporation and not to the liquidation or other disposition of any asset or group of assets owned by the Corporation, including without limitation any stock bank or other subsidiary which may be owned in whole or in part by the Corporation. No depositor of any subsidiary bank of the Corporation shall, as such, have any rights with respect to the Corporation or any of its assets or properties, except (a) liquidation rights with respect to the Corporation provided for herein and (b) rights as a creditor with respect to any subsidiary bank of the Corporation in which the depositor has a deposit. No merger, consolidation, disposition or acquisition of assets or liabilities or other similar transaction or business combination to which the Corporation is a party or otherwise involving the Corporation will constitute a liquidation for the purposes of this Article VII, whether the Corporation is or is not the surviving entity in such transaction or combination. Only a liquidation of the Corporation in accordance with said Chapter 167I, Section 15 will constitute a liquidation for the purposes of this Article VII.

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ARTICLE VIII. INDEMNIFICATION

The Trustees, Corporators, officers, and employees of the Corporation shall be indemnified to the extent provided in the bylaws of the Corporation. Any such indemnification may be limited by Section 18(k) of the Federal Deposit Insurance Act, and the regulations issued thereunder by the Federal Deposit Insurance Corporation, as well as applicable state law and regulations.

ARTICLE IX. LIMITATION OF LIABILITY

The following provision shall be applicable if and when permitted by applicable law: No Trustee or Corporator of the Corporation shall be personally liable to the Corporation for monetary damages for breach of his fiduciary duty as a Trustee, except for liability (i) for any breach of such Trustee’s duty of loyalty to the Corporation, (ii) for acts or omissions not in good faith or which involve intentional misconduct or in knowing violation of law, or (iii) for any transaction from which the Trustee derived an improper personal benefit. Any repeal or modification of this Article IX shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification.

ARTICLE X. AMENDMENT OF CHARTER

This charter may be amended by a majority vote of the Corporators present in person or by proxy and voting at a duly constituted regular or special meeting of Corporators; provided, however, that the notice for such meeting must state that a purpose of the meeting is to consider and act upon a proposed amendment to the charter and shall include the text of the proposed amendment or a summary thereof.

SIGNED UNDER THE PENALTIES OF PERJURY, this ______ day of _____________, 2025.

John A. Carroll
President and Chief Executive Officer

Paula Cotter
Secretary

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Exhibit F

Bylaws of the MHC

BYLAWS

OF

WINCHESTER BANCORP, MHC

ARTICLE I. ORGANIZATION

Section 1. Organization. The name of the Corporation is Winchester Bancorp, MHC. The location of its main office shall be as set forth in the charter. The Corporation may have such additional offices, either within or without the United States, as the Board of Trustees may from time to time designate in accordance with applicable law.

Section 2. Corporate Governance Procedures. The Corporation shall be governed by Chapter 167H of the Massachusetts General Laws (the “MGL”) and other applicable provisions of law. To the extent not inconsistent with the above, and as permitted by Section 6 of Chapter 167H of the MGL, the Corporation may, from time to time, follow one or more governance procedures for corporations under Chapter 156D of the MGL (“Chapter 156D”) as if, for purposes of corporate governance, the Corporation were a corporation, the Corporation’s Corporators were shareholders, the Corporation’s Trustees were directors, the Corporation’s charter was its articles of organization and these Bylaws were bylaws, under Chapter 156D; provided, however, that any use of such procedures that are not already included in the Corporation’s charter or these Bylaws shall be recorded in the minutes of the Corporation’s Trustees following the use of such procedures. The terms “corporation,” “shareholders,” “directors,” “articles of organization” and “bylaws” as used in this paragraph shall have the meanings assigned to them by definition or otherwise in Chapter 156D.

ARTICLE II. CORPORATORS

Section 1. Number; Election; Term. The initial members of the Board of Corporators shall consist of those persons who both (a) are serving as Corporators of Winchester Savings Bank, Winchester, Massachusetts (the “Bank”) at the time of the Bank’s reorganization into the mutual holding company structure, and (b) meet the qualifications for the position of Corporator set forth in Section 8 of this Article II. Such initial Corporators shall continue to serve as Corporators for the balance of the terms to which they were elected as Corporators of the Bank, subject to the provisions of Sections 7 and 8 of this Article II. Corporators may be elected at any annual or special meeting of Corporators if the notice of the proposed meeting includes the election of Corporators as an item for action at the meeting. Except as provided in the second sentence of this paragraph, all Corporators shall be elected for a term of ten years, or, if a Corporator was elected at a special meeting of Corporators, such Corporator shall serve until the annual meeting next following the tenth anniversary of such Corporator’s election. There shall be at least twenty-five (25) Corporators; provided, however, that not less than a majority of said Corporators shall be citizens of the Commonwealth of Massachusetts and residents therein at any one time. Not more than three-fifths of the Corporators shall be trustees, directors or officers of the Corporation (or any subsidiary of the Corporation) at any one time. Nominations of candidates for election as Corporators shall be recommended for approval by a duly constituted Nominating Committee of the Board of Trustees. The Board of Trustees may make such further nominations as it deems appropriate, including nominations to be acted upon at a special meeting of Corporators, and may also nominate an eligible person in place of any nominee who shall have deceased or withdrawn at any time prior to the election. The names and addresses of all persons intended to be proposed as Corporators at any legal meeting of the Corporators shall be filed with the Clerk at least two weeks prior to such meeting. The Clerk shall give written or printed notice to each Corporator by mail, which may be provided by electronic transmission, at least seven (7) days prior to such meeting, containing the name of each such person being proposed. A person elected as a Corporator shall signify his acceptance by notifying the Clerk thereof in writing within thirty (30) days after such election.

Upon written petition filed with the Clerk on or before the fourth (4th) Wednesday in March or such later date as the Nominating Committee shall have filed its list of nominees with the Clerk, any ten (10) Corporators may add to the Nominating Committee’s list of nominees for Corporator, for election at the next annual meeting of Corporators, the names of one or more eligible candidates (the address of each such candidate to be specified in such petition), provided that the number of such candidates so nominated by such petition shall not exceed the number of nominees designated by the Nominating Committee.

Section 2. Meetings and Adjournment. The Annual Meeting of the Corporators shall be held in April of each year or in such other month and on such other day (other than a legal holiday), as the Board of Trustees may designate. The time and place of the meeting shall be designated by the Board of Trustees, the Chairman of the Board, the Chief Executive Officer or the President. Special meetings may be called by the Board of Trustees, the Chairman of the Board, the Chief Executive Officer or the President, or as otherwise required by law. Only those matters set forth in the notice of a special meeting may be acted upon at such special meeting. The Chief Executive Officer shall preside at all meetings of the Corporators. In the absence of the Chief Executive Officer, the following shall preside in enumerated order: Chairman of the Board, President, a Vice President who is also a Trustee, a Trustee of the Corporation chosen by the Corporators present to preside at the meeting. If the person presiding is the Clerk of the Corporation, a Clerk pro tem shall be appointed for the meeting by the presiding officer.

If a majority of the Corporators present and voting at any meeting of the Corporators, or adjournment thereof, vote to adjourn the meeting, the Chairman of the meeting may adjourn the meeting to such day, time and place as may be specified in such vote or by the Chairman, but if no quorum is present, the Chairman may adjourn the meeting to another day, time or place. When any Corporators’ meeting, either annual or special, is adjourned to a different date, time or place, a new notice need not be given of the new date, time or place if the new date, time or place, if any, is announced at the meeting before adjournment.

Section 3. Notice. Notice of each annual or special meeting of the Corporators shall be given by the Clerk, by an Assistant Clerk, or by any other person authorized by these Bylaws or by law, including any person designated by the Chief Executive Officer, the President, the person or persons calling the meeting or the Board of Trustees. Notice of Corporator meetings shall be given to each Corporator not less than seven (7) days nor more than sixty (60) days before the meeting. Such notice may be delivered to Corporators by any means permitted by law, including (i) by mailing it postage prepaid, or delivering it by use of a nationally recognized overnight delivery or courier service, addressed to such Corporator at his or her address as it

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appears in the records of the Corporation, (ii) by electronic transmission, including, without limitation, by facsimile transmission, electronic mail or posting on the internet or other electronic network together with separate notice to the Corporator of such specific posting directed to an electronic mail address furnished by the Corporator, or in any other manner of electronic transmission agreed to in writing by the Corporator to whom such notice is provided, or (iii) in any other manner, including by electronic transmission, consistent with policies and procedures approved by the Corporators. If notice is given by mail, overnight delivery or courier service, such notice shall be deemed given when deposited in the mail or with such delivery or courier service. Written notice by electronic transmission is effective: (1) if by facsimile transmission, when directed to a number furnished by the Corporator for the purpose of such delivery; (2) if by electronic mail, when directed to an electronic mail address furnished by the Corporator for the purpose of such delivery; (3) if delivered by a posting on the internet or other electronic network together with separate notice to the Corporator of such specific posting directed to an electronic mail address furnished by the Corporator for the purpose, upon the later of (i) such posting and (ii) the giving of such separate notice; (4) if delivered by any other form of electronic transmission agreed to by the Corporator to whom such notice is given, when directed to the Corporator in the manner agreed. Notice delivered in accordance with policies and procedures approved by the Corporators shall be effective at the time set forth in such policy and procedures. An affidavit of the Clerk or an Assistant Clerk of the Corporation or of an agent of the Corporation that the notice has been given by mail, overnight delivery or courier, or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein. The giving of notice to any Corporator may be waived by such Corporator in writing either before or after the meeting. The Corporation shall be entitled to rely on the address of a Corporator as the Corporator last provided to the Corporation. In case of the death, absence, incapacity, or refusal to act of the Clerk, notice of an annual or special meeting may be given as hereinabove provided by the Chief Executive Officer, or if the Chief Executive Officer is unable or unwilling to act, by the Chairperson of the Board of Trustees.

Section 4. Quorum and Voting. Except as otherwise provided in the charter or these Bylaws, a quorum shall consist of thirteen (13) Corporators or twenty-five percent (25%) of the total number of Corporators, whichever is greater, provided, however, that in any event not more than fifty (50) Corporators shall be necessary to constitute a quorum. Each Corporator must be present in person or by proxy to be entitled to vote, and each Corporator present in person or by proxy shall be entitled to one vote. Except as otherwise provided in the charter or these Bylaws, or as required by law, all questions shall be determined by vote of a majority of Corporators present in person or by proxy at a meeting of the Corporators at which a quorum is present. Except as otherwise provided in the charter or these Bylaws, or as required by law, any election by the Corporators shall be decided by a plurality of the votes cast. If less than a quorum is present, a meeting of Corporators may be adjourned and reconvened from time to time until a quorum is present.

Section 5. Manner of Participation. If authorized by the Board of Trustees, any annual or special meeting of Corporators need not be held at any place but may instead be held solely by means of remote communication. Corporators and proxy holders not physically present at a meeting of Corporators may, by means of remote communications: (i) participate in a meeting of Corporators (whether or not such meeting is being held solely by remote communication); and

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(ii) be deemed present in person and vote at a meeting of Corporators, provided that: (a) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a Corporator or proxyholder; (b) the Corporation shall implement reasonable measures to provide such Corporators and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Corporators, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (c) if any Corporator or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 6. Voting by Proxy. A Corporator may vote in person or may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by his or her attorney-in-fact. An appointment of a proxy is effective when received by the Clerk or other officer or agent authorized to tabulate votes. Unless otherwise provided in the appointment form, an appointment is valid for a period of 11 months from the date the Corporator signed the form or, if undated, from the date of its receipt by such officer or agent. Any Corporator’s proxy may be transmitted by facsimile or other electronic means in a manner complying with applicable law. Except as otherwise permitted by law or limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting but shall not be valid after final adjournment of such meeting. Subject to the provisions of Section 7.24 of Chapter 156D (or any successor provision thereof), and to any express limitation on the proxy’s authority provided in the appointment form, the Corporation is entitled to accept the proxy’s vote or other action as that of the Corporator making the appointment.

Section 7. Resignation and Removal. Any Corporator may resign at any time upon filing with the Clerk a written notice of his intention to do so, which may be provided by electronic submission. Any Corporator who fails to attend two successive annual meetings of the Corporators may be removed by the Corporators, and such action and vote when recorded shall be evidence of such removal. Any Corporator also may be removed from office by the Corporators if such person: (a) is more than two (2) months in arrears on payments due the Bank on any indebtedness; (b) is convicted of a crime or a breach of trust; (c) violates a trust to the Bank; or (d) in the judgment of a majority of the Corporators present and voting on the matter, has engaged in conduct which has impaired public confidence in the Bank. Any Corporator also may be removed as provided by law. Any Corporator may be removed for cause, including but not limited to a violation of the Corporation’s Standards of Conduct as in effect on the date of such violation, by a vote of a majority of the Corporators. In the event any Corporator is employed by a subsidiary bank of the Corporation as an officer or other employee and such officer or other employee resigns from such position or is terminated from such position, with or without cause, then the Board of Trustees may in its discretion remove such person from his position as a Corporator, with or without cause.

Section 8. Qualification. No Corporator shall serve as a corporator, trustee or officer of any other mutual holding company, as a corporator, trustee, director or officer of any bank or thrift institution which is not a subsidiary of the Corporation, or as a director or officer of any holding company for any bank or thrift institution which is not a subsidiary of the Corporation. No person shall be elected, re-elected, appointed or re-appointed to serve or shall continue serving as a Corporator (i) if they shall fail to be a depositor of a subsidiary bank of the Corporation or (ii) after removing from the Commonwealth of Massachusetts unless, at the annual meeting following such removal, the Corporators shall vote to continue such person as a Corporator subject to the limitations of this Article applicable to nonresident corporators.

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Section 9. Vacancies. A vacancy occurring in the office of a Corporator need not be filled until the term thereof expires, so long as at least twenty-five (25) Corporators remain in office. Except as may otherwise be provided by law, any vacancy among the Corporators may be filled by the Corporators at any special or annual meeting of Corporators.

ARTICLE III. TRUSTEES

Section 1. Composition; Number; Election; Term. The initial members of the Board of Trustees shall consist of those persons who both (a) are serving as Trustees of the Bank at the time of the Bank’s reorganization into the mutual holding company structure, and (b) meet the qualifications for the position of Trustee set forth in Section 6 of this Article III. Such initial Trustees shall continue to serve as Trustees for the balance of the terms to which they were elected as trustees of the Bank, subject to the provisions of this Section 1 and Sections 5 and 6 of this Article III. Trustees may be elected by and from the Corporators at any annual or special meeting of Corporators if the notice of the proposed meeting includes the election of Trustees as an item for action at the meeting. Nominations of candidates for election as Trustees shall be recommended for approval by a duly constituted Nominating Committee of the Board of Trustees. The names and addresses of all persons intended to be proposed as Trustees at any legal meeting of the Corporators shall be filed with the Clerk at least two weeks prior to such meeting. The number of Trustees shall be established from time to time by the Board of Trustees, provided that the number so fixed shall be at least eleven (11) and not more than twenty-five (25). The Chief Executive Officer shall be a Trustee. The Trustees shall be divided into three groups as nearly equal in number as possible and one of such groups shall be elected annually to serve for a term of three years and until their successors are elected and qualified. When the number of Trustees is changed, the Board of Trustees shall determine the class or classes to which the increased or decreased number of Trustees shall be apportioned. Any vacancy in the Board of Trustees, resulting from an increase in the number of Trustees or otherwise, may be filled by the remaining Trustees then in office for the balance of the unexpired term. A vacancy occurring in the office of a Trustee need not be filled until the term thereof expires, so long as at least eleven (11) Trustees remain in office.

Section 2. Meetings. The Board of Trustees shall hold a regular meeting at least quarterly every year. Special meetings may be called and held at any time as provided by law. The Chairman of the Board shall preside at all meetings of the Board of Trustees. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at the meeting and, in the absence of the Chairman of the Board and the Chief Executive Officer, a Trustee of the Corporation shall be appointed by the trustees present to preside at the meeting. If the person presiding is the Clerk of the Corporation, a Clerk pro tem shall be appointed for the meeting by the presiding officer.

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Section 3. Notice. Notice of the time, date and place of all special meetings of the Board of Trustees shall be given to each Trustee by the Clerk or Assistant Clerk or in the case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Trustees calling the meeting. Such notice shall be given to each Trustee in person, by telephone or voicemail, or by electronic transmission including, without limitation, by facsimile transmission, electronic mail or posting on the internet or other electronic network together with separate notice to the Trustee of such specific posting directed to an electronic mail address furnished by the Trustee, or by any other means of electronic transmission agreed to in writing by the Trustee, at least twenty-four (24) hours in advance of the meeting. Notice may also be provided to Trustees by written notice mailed postage prepaid or sent by use of a nationally recognized overnight delivery or courier service addressed to his or her address as listed on the Corporation’s records, at least forty-eight (48) hours in advance of such meeting. In addition, notice may be given in any other manner, including by electronic transmission, consistent with policies and procedures approved by the Board of Trustees. If mailed or sent by overnight delivery or courier, such notice shall be deemed to be delivered when deposited in the mail or with such delivery or courier service. Written notice by electronic transmission is effective: (1) if by facsimile transmission, when directed to a number furnished by the Trustee for the purpose of such delivery; (2) if by electronic mail, when directed to an electronic mail address furnished by the Trustee for the purpose of such delivery; (3) if delivered by a posting on the internet or other electronic network together with separate notice to the Trustee of such specific posting directed to an electronic mail address furnished by the Trustee for the purpose, upon the later of (i) such posting and (ii) the giving of such separate notice; (4) if by any other form of electronic transmission agreed to by the Trustee to whom such notice is given, when directed to the Corporator in the manner agreed. Notice delivered in accordance with policies and procedures approved by the Board of Trustees must be delivered at or prior to the time, and shall be effective at the time, set forth in such policy and procedures. An affidavit of the Clerk or an Assistant Clerk of the Corporation or of an agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

When any Board of Trustees meeting, either regular or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty (30) days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken.

Any Trustee may waive notice of any meeting by a writing executed by him or her either before or after the meeting and filed with the records of the meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting, except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business because such meeting is not lawfully called or convened and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be specified in the notice or waiver of such meeting.

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Section 4. Quorum and Voting. Except as otherwise provided in the charter or these Bylaws, a quorum shall consist of a majority of the total number of the Trustees and all questions shall be determined by vote of a majority of Trustees present in person at a meeting of Trustees at which a quorum is present. If less than a quorum is present, a meeting of Trustees may be adjourned and reconvened from time to time until a quorum is present.

Section 5. Resignation and Removal. Any Trustee may resign at any time by giving written notice, which may be provided by electronic transmission, to the Clerk. Unless otherwise specified in the notice, the resignation shall take effect immediately upon receipt, provided, the resignation of a Trustee shall not take effect until the next meeting of the Board of Trustees if by reason of taking effect prior to such meeting the number of Trustees would thereby be reduced to fewer than eleven (11). At any meeting of the Trustees, the Trustees may remove any Trustee for cause, including but not limited to a violation of Winchester Savings Bank’s Code of Ethics and Conduct as in effect on the date of such violation, by a vote of a majority of the entire Board of Trustees.

Section 6. Qualifications. No Trustee shall serve as a corporator, director, trustee or officer of any other mutual holding company, as a corporator, trustee, director or officer of any bank or thrift institution which is not a subsidiary of the Corporation, or as a director or officer of any holding company for any bank or thrift institution which is not a subsidiary of the Corporation. No person shall be elected or appointed to serve or shall continue serving as a Trustee if he is not a Corporator, except that any person elected by the Board of Trustees pursuant to the filling a vacancy on the Board of Trustees, however created, need not be a Corporator at the time of such election or at any time prior to the next Annual Meeting of Corporators. No Trustee may serve as a Trustee beyond age eighty (80), provided, however, any Trustee attaining the age of eighty (80) while a Trustee may continue to serve as a Trustee for the remainder of such Trustee’s term of office. This age limitation shall not apply to Trustee who were Trustees of the Bank’s mutual savings bank predecessor as of April 26, 2023.

Section 7. Powers and Duties. The Trustees shall have the power and authority to govern the business and affairs of the Corporation subject to the charter and these Bylaws. The Trustees may elect a Chairman of the Board, and shall elect a Chief Executive Officer, a President, the members of an Executive Committee (if one exists), the Treasurer, Assistant Treasurers and such other officers as deemed necessary.

Section 8. Compensation. Trustees shall receive such compensation as may be determined from time to time by the Board of Trustees.

Section 9. Manner of Participation. Members of the Board of Trustees or committees of the Board appointed pursuant to these Bylaws may participate in meetings by any means of communication by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person, including for purposes of Section 4 hereof, but shall not constitute attendance for the purpose of compensation pursuant to Section 8 hereof, unless the Trustees by resolution so provide.

Section 10. Action by Consent. Any action required or permitted to be taken by the Board of Trustees at any meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Trustees then in office. Such written consents shall be filed with the records of the meetings of the Board of Trustees and shall be treated for all purposes as a vote at a meeting of the Board of Trustees.

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ARTICLE IV. COMMITTEES

Section 1. Auditing Committee. A committee of at least three (3) Trustees who are not officers of the Corporation nor members of the Executive Committee shall be elected by the Board of Trustees to serve as an Auditing Committee. Each member of the Auditing Committee shall serve for a one-year term.

Section 2. Executive Committee. The Board of Trustees may appoint an Executive Committee and may appoint, or authorize the Chief Executive Officer to appoint, such other committees as the Board of Trustees may determine. The Executive Committee shall consist of not less than three (3) trustees and shall exercise all powers of the Board of Trustees between meetings of the Board of Trustees, except those powers that, by law, the charter, or these Bylaws may not be delegated. The Executive Committee members shall be elected from the Board of Trustees to serve for a one-year term. The Chief Executive Officer and the President shall each serve as a member of the Executive Committee. No more than two of the persons holding the offices or performing the duties of President, Vice President, Treasurer or Clerk shall, at the same time, be a member of the Executive Committee.

Section 3. Nominating Committee. At least thirty (30) days before the Annual Meeting of the Corporators, the President shall appoint a Nominating Committee consisting of five (5) Corporators, one of whom shall be a member of the Executive Committee (if such committee exists). The Nominating Committee shall file with the Clerk, at least two (2) weeks before the Annual Meeting, nominations for Corporators and Trustees.

Section 4. Committee Service. Members of committees appointed by the Board of Trustees other than the Auditing Committee and the Executive Committee shall serve at the pleasure of the Board of Trustees. Members of committees appointed by the President shall serve at the pleasure of the President.

Section 5. Committee Chairpersons. Chairpersons, if any, of all committees shall be elected by majority vote of the members thereof, unless previously designated by the Board of Trustees.

Section 6. Action by Consent. Any action required or permitted to be taken by a committee at any meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the committee then in office. Such written consents shall be filed with the records of the meetings of the committee and shall be treated for all purposes as a vote at a meeting of the committee.

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ARTICLE V. OFFICERS

Section 1. Composition and Duties. The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Treasurer, a Clerk, and such other officers as the Trustees may from time to time elect and may include a Chairman of the Board and Assistant Clerk. Such officers appointed by the Board of Trustees shall serve at the pleasure of the Board of Trustees. The powers and duties of the officers shall be as follows:

(a)	Chairman of the Board of Trustees. The Chairman of the Board of Trustees, if one is elected, may be the Chief Executive Officer of the Corporation.

(b)

Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of the Executive Committee, and shall have authority to appoint any agents or employees, other than those provided by law or by these Bylaws to be elected or appointed by the Corporators, the Board of Trustees or the Executive Committee, and to prescribe their powers and duties which may include the power to appoint subordinate agents or employees. The Chief Executive Officer shall have such other powers and duties as are incidental to the office, and as may be prescribed by law or the Board of Trustees.

(c)	President. If the President is not also the Chief Executive Officer, they shall have such powers and duties as may be prescribed by law, by the Chief Executive Officer or by the Board of Trustees.

(d)

Vice Presidents and Assistant Vice Presidents. Any Vice President or Assistant Vice President shall have such powers and duties as may be prescribed by the Chief Executive Officer or by the Board of Trustees.

(e)

Treasurer, Vice Treasurer and Assistant Treasurers. The Treasurer shall have the control of the money, securities and other property of the Corporation and shall perform such other duties as are usually required of corporate treasurers. The Treasurer shall also have such powers and duties as may be prescribed by the Chief Executive Officer or by the Board of Trustees. Any Vice Treasurer or any Assistant Treasurer may in the absence of the Treasurer exercise any or all the powers and perform any or all the duties of the Treasurer and shall have such other powers and duties as may be prescribed by the Chief Executive Officer or by the Board of Trustees.

(f)

Clerk. The Clerk or, if appointed, any Assistant Clerk, shall keep a record of the proceedings of all meetings of the Corporators and of the Board of Trustees and shall have such other powers and duties as may be prescribed by the Chief Executive Officer or the Board of Trustees. In case of the absence or disability of the Clerk and any Assistant Clerk, the Chairman of the Board may designate a person, other than an officer of the Corporation, who shall send required notices of meetings during such absence or disability; and the Chairman of the Board may appoint a Trustee who is not an officer to serve as Clerk pro tem.

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(g)	Other Officers. Other officers shall have such powers and duties as may be prescribed by the Chief Executive Officer or by the Board of Trustees.

Section 2. Election. The Board of Trustees shall have authority to elect all officers.

Section 3. Resignation and Removal. Any officer may resign at any time by giving written notice to the Chief Executive Officer, the President or the Board of Trustees. Unless otherwise specified in the notice, the resignation shall take effect immediately upon receipt. Any officer elected or appointed by the Chief Executive Officer, the President or Board of Trustees may be removed at any time with or without cause by a majority vote of the Board of Trustees or the Executive Committee. Any officer elected by the Corporators may be removed at any time with or without cause by a majority vote of the Corporators.

Section 4. Qualification. No officer of the Corporation shall serve as a corporator, director, trustee or officer of any other mutual holding company, as a corporator, trustee, director or officer of any bank or thrift institution which is not a subsidiary of the Corporation, or as a director or officer of any holding company for any bank or thrift institution which is not a subsidiary of the Corporation.

Section 5. Compensation. The compensation of the Chief Executive Officer and the President shall be determined by the Board of Trustees or by a committee appointed by the Board of Trustees. The compensation paid to the other officers and employees of the Corporation may be determined by the Chief Executive Officer or the Board of Trustees.

ARTICLE VI. INDEMNIFICATION

Section 1. Definitions. For purposes of this Article: (a) “Officer” means any Trustee, Corporator or officer of the Corporation who serves or has served in such capacity and any heirs or personal representatives of such person; (b) “Non-Officer Employee” means any person who serves or has served as an employee of the Corporation but who is not or was not an Officer, and any heirs or personal representatives of such person; (c) “Proceeding” means any action, suit or proceeding, civil or criminal, brought or threatened in or before any court, tribunal, administrative or legislative body or agency and any claim which could be the subject of a Proceeding; and (d) “Expenses” means any liability fixed by a judgment, order, decree or award in a Proceeding, any amount reasonably paid in settlement of a Proceeding and any professional fees or disbursements or other expenses reasonably incurred in a Proceeding.

Section 2. Indemnified Parties. Except as provided in Sections 4 and 5 of this Article VI, each Officer shall be indemnified by the Corporation against any and all expenses incurred by such Officer in connection with any Proceeding in which such Officer is involved as a result of serving or having served (a) as a Corporator, Trustee, officer or employee of the Corporation, (b) in any capacity with respect to any employee benefit plan sponsored by the Corporation or any wholly-owned subsidiary of the Corporation, (c) as a director, officer or employee of any wholly-owned subsidiary of the Corporation, or (d) in any capacity with any other corporation, organization, partnership, joint venture, trust or other entity at the request or direction of the Corporation.

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Section 3. Non-Officer Employees. Except as provided in Sections 4 and 5 of this Article VI, each Non-Officer Employee of the Corporation may, in the discretion of the Board of Trustees, be indemnified by the Corporation against any and all Expenses incurred by such Non-Officer Employee in connection with any Proceeding in which such Non-Officer Employee is involved as a result of serving or having served (a) as an employee of the Corporation, (b) in any capacity with respect to any employee benefit plan sponsored by the Corporation or any wholly-owned subsidiary of the Corporation, (c) as a director, officer or employee of any wholly-owned subsidiary of the Corporation, or (d) in any capacity with any other corporation, organization, partnership, joint venture, trust or other entity at the request or direction of the Corporation.

Section 4. Service at the Request or Direction of the Corporation. No indemnification shall be provided to any Officer or Non-Officer Employee with respect to serving or having served in any of the capacities described in Section 2(d) or 3(d) above unless the following two conditions are met: (a) such service was requested or directed in each specific case by a vote of the Board of Trustees or by vote of the Executive Committee prior to the occurrence of the event to which the indemnification relates, and (b) the Corporation maintains insurance coverage for the type of indemnification sought. The Corporation shall not be liable for indemnification under Section 2(d) or 3(d) above for any amount in excess of the proceeds of insurance received with respect to such coverage as the Corporation in its discretion may elect to carry. The Corporation may, but shall not be required to, maintain insurance coverage with respect to indemnification under Section 2(d) or 3(d) above. Notwithstanding any other provision of this Section 4, but subject to Section 5 of this Article VI, the Board of Trustees may provide an Officer or Non-Officer Employee with indemnification under Section 2(d) or 3(d) above as to a Proceeding even if one or both of the two conditions specified in this Section 4 have not been met and even if the amount of the indemnification exceeds the amount of the proceeds of any insurance which the Corporation may have elected to carry, provided that the Board of Trustees in its discretion determines it to be in the best interests of the Corporation to do so.

Section 5. Good Faith. No indemnification shall be provided to an Officer or to a Non-Officer Employee with respect to a matter as to which such person shall have been adjudicated in any Proceeding not to have acted in good faith in the reasonable belief that the action of such person was in the best interests of the Corporation. In the event that a Proceeding is compromised or settled so as to impose any liability or obligation upon an Officer or Non-Officer Employee, no indemnification shall be provided to said person with respect to a matter if there is a determination that with respect to such matter that such person did not act in good faith in the reasonable belief that the action of such person was in the best interests of the Corporation. The determination shall be made by a majority vote of those Trustees who are not involved in such Proceeding. However, if more than half of the Trustees are involved in such Proceeding, the determination shall be made by a majority vote of a committee of three disinterested Trustees chosen at a regular or special meeting of the Board of Trustees to make such determination; provided, however, that if there are less than three disinterested Trustees, the determination shall be made by a committee consisting of three disinterested Corporators, chosen at a regular or special meeting of the Board of Trustees to make such determination.

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Section 6. Prior to Final Disposition. Any indemnification provided under this Article, in the case of an Officer shall include, and in the case of a Non-Officer Employee may in the discretion of the Board of Trustees include, payment by the Corporation of Expenses incurred in defending a Proceeding in advance of the final disposition of such Proceeding upon receipt of an undertaking by the Officer or Non-Officer Employee to repay such payment if such person shall be adjudicated or determined to be not entitled to indemnification under this Article.

Section 7. Insurance. The Corporation may, but shall not be required to, purchase and maintain insurance to protect itself and any Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such person, or arising out of any such status, whether or not the Corporation would have the power to indemnify such person against such liability by law or under the provisions of this Article.

Section 8. Independent Indemnification. Nothing in this Article shall limit any lawful rights to indemnification existing independently of this Article.

Section 9. Regulatory Limitation. The rights to indemnification and to the advancement of expenses under this Article are subject to the applicable provisions of Section 18(k) of the Federal Deposit Insurance Act, and the regulations issued thereunder by the Federal Deposit Insurance Corporation.

ARTICLE VII. CONFLICTS OF INTEREST

No contract or transaction between the Corporation and one or more of its Trustees or officers, or between the Corporation and any other corporation, partnership, association, or other organization of which one or more of its trustees, officers, partners, or members are members of the Board of Trustees or officers of the Corporation, or in which one or more of the Corporation’s Trustees or officers have a financial or other interest, shall be void or voidable solely by reason thereof, or solely because the Trustee or officer is present at or participates in the meeting of the Board of Trustees of the Corporation or a committee thereof which authorized the contract or transaction, if:

(1) Any duality of interest or possible conflict of interest on the part of any Trustee or officer of the Corporation is disclosed to the other members of the Board or committee at a meeting at which a matter involving such duality or conflict of interest is considered or acted upon; and

(2) Any Trustee having a duality of interest or possible conflict of interest on any matter refrains from voting on the matter. The minutes shall reflect that a disclosure was made and the abstention from voting.

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In addition, a Trustee, including an officer who is also a Trustee, shall formally abstain from reviewing, deliberating on, or approving any insider contract or service from which he or she will receive a benefit. Such abstention shall be recorded in the minutes. All insider contracts or services shall require the formal prior approval of a majority of the Corporation’s disinterested trustees before officially engaging in the contracts or services, or annually if appropriate. Such action shall be recorded in the minutes. Annual approval is appropriate if the contract or service provided by the insider is continuous in nature and formal prior approval would otherwise be burdensome on an individual transaction basis.

Each Trustee and officer shall be advised of the foregoing upon the acceptance of his office and shall provide information annually regarding such duality of interest or possible conflict of interest.

ARTICLE VIII. MISCELLANEOUS

Section 1. Fiscal Year. Except as otherwise provided by the Board of Trustees, the fiscal year of the Corporation shall end on June 30 of each year.

Section 2. Seal. The Board of Trustees shall have power to adopt and alter the seal of the Corporation.

Section 3. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, stock certificates and other certificates representing securities, notes and other obligations and certificates to be executed by the Corporation in the ordinary course of its business without Trustee action may be executed on behalf of the Corporation by the Chief Executive Officer, the President or any other officer or agent of the Corporation as the Board of Trustees may authorize for such purpose.

Section 4. Voting of Securities. Unless the Board of Trustees otherwise provides, the Chief Executive Officer, the President or any other officer or agent designated by the Board of Trustees may waive notice of or act on behalf of the Corporation or appoint another person or persons to act as proxy or attorney in fact for the Corporation with or without discretionary power and/or power of substitution at any meeting, or to execute any written consent in lieu of any meeting, of the stockholders or shareholders of any other corporation or organization any of whose securities are held by the Corporation.

Section 5. Subsidiary. For purposes of these Bylaws, “subsidiary” of the Corporation means (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the trustees of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting rights by reason of the happening of any contingency) is at the time owned by the Corporation directly or indirectly through subsidiaries and (ii) any partnership, association, joint venture or other entity in which the Corporation directly or indirectly through subsidiaries has more than a 50% equity interest at the time.

Section 6. Emergency. In the event of an emergency declared by a proper governmental authority, State or Federal, and until declaration of the termination of such emergency, or in the event of a disaster, either of which renders ordinary operations of the Corporation and/or communications in the area practically impossible, and until the effects of such a disaster are substantially overcome, the officers and employees of the Corporation shall continue to conduct

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its affairs with the assistance of those members of the Board of Trustees who are readily available. The powers and duties of the Board of Trustees may be exercised and performed by said available members with or without formal meetings and free from the usual notice and quorum requirements. The emergency powers herein granted shall cease upon declaration of the termination of the emergency or the overcoming of the same, as aforesaid.

ARTICLE IX. AMENDMENTS

These Bylaws may be amended by a two-thirds vote of the Corporators present in person or by proxy and voting at a duly constituted regular or special meeting of the Corporators; provided, however, that the notice for such meeting must state that a purpose of the meeting is to consider and act upon a proposed bylaw amendment and shall include the text of the proposed amendment or a summary thereof.

The Board of Trustees may amend these Bylaws, by a resolution adopted by a majority of the authorized Board, except with respect to any provision thereof which by law, the Articles of Organization or these Bylaws requires action by the Corporators. Not later than the time of giving notice of the meeting of Corporators next following the making, amending or repealing by the Board of Trustees of any Bylaw, notice thereof stating the substance of such change shall be given to all Corporators. Any Bylaw adopted or amended by the Board of Trustees may be amended or reinstated by the Corporators following the procedures outlined above.

In the event of an inconsistency between any bylaw of this Corporation and any provision of law or regulation made thereunder, such provision of law or regulation shall govern.

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